Table of Contents

As filed with the Securities and Exchange Commission on April 20, 2022

Registration No. 333-262026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARION, INC.

(Name of Registrant as Specified in Its Charter)

Delaware	7372	47-3324725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

951 Mariners Island Blvd, Suite 300
San Mateo, California 94404

(650) 241-1741
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brent Ness
President and CEO
951 Mariners Island Blvd, Suite 300
San Mateo, California 94404
(650) 241-1741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barry I. Grossman, Esq
Stanley Moskowitz, Esq.	Sarah Williams, Esq.
Bingham and Associates Law Group APC	Ellenoff Grossman and Schole LLP
Second Street. Suite 195	1345 Avenue of the Americas, 11th Floor,
Encinitas, CA 92024	New York, NY 10105
858-523-0100	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 20, 2022

ACLARION, INC.

2,000,000 Units consisting of
2,000,000 Shares of Common Stock and
2,000,000 Warrants to purchase up to 2,000,000 Shares of Common Stock

Each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Aclarion, Inc. is offering units, or Units, each consisting of one share of our common stock and one warrant to purchase one share of our common stock, or each, a Warrant, in an initial public offering. No public market currently exists for our common stock or the Warrants comprising the Units. The estimated initial public offering price per Unit is between $4.50 and $6.50 per share, and the number of Units offered hereby is based upon an assumed offering price of $5.50 per Unit, the midpoint of such estimated price range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $______ per share of common stock (which shall not be less than 100% of the public offering price per Unit), and will expire five years from the date of issuance.

We intend to list the common stock and our Warrants on the NASDAQ Capital Market, or NASDAQ, under the symbols “ACON.” and “ACONW”. No assurance can be given that our application will be approved. If our common stock and Warrants are not approved for listing on NASDAQ, we will not consummate this offering.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

	Per Unit	Total
Initial public offering price	$5.50	$11,000,000
Underwriting discounts and commissions (1)	$0.44	$880,000
Proceeds to Aclarion, Inc., before expenses	$5.06	$10,120,000

__________________

(1)	The underwriters will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” beginning on page ____.

We have granted a 45-day option to the representative of the underwriters to purchase up to 300,000 additional shares of common stock at a per share price of $5.49 and/or 300,000 additional Warrants to purchase up to 300,000 shares of common stock at a price per Warrant of $0.01, less, in each case, the underwriting discounts and commissions, solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $1,012,000, and the total proceeds to us, before expenses, will be $11,638,000.

Certain of our directors and officers have expressed to us an interest to purchase units in this offering at the offering price. Because these expressions of interest are not binding agreements or commitments to purchase, our directors and officers may determine to purchase no units in this offering or the underwriters may determine to sell no units to our directors and officers. However, in no event will the directors and officers purchase more than 10% of units sold in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 12 of this prospectus.

The underwriters expect to deliver the securities comprising the Units to investors on or about                 , 2022.

Maxim Group LLC

The date of this prospectus is _________, 2022

You should rely only on the information contained in this prospectus and in any free writing prospectus. We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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MARKET AND INDUSTRY DATA

Certain of the market data and other statistical information contained in this prospectus, such as the size, growth and share of the services industry, are based on information from independent industry organizations and other third-party sources, industry publications, surveys and forecasts. The size of the market information referenced in this prospectus is based on articles published in the Journal of the American Medical Association (“JAMA”). Some market data and statistical information contained in this prospectus are also based on our management’s estimates and calculations, which we derived from our review and interpretation of the independent sources, our internal market and brand research and our knowledge of the industries in which we operate. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified market or industry data from third-party sources and the Company is responsible for such disclosure. We also believe our internal company research is reliable and the definitions of our market and industry are appropriate, though neither this research nor these definitions have been verified by any independent source. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

Although we are not aware of any misstatements regarding the industry data that we present in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Our company name was changed from “Nocimed,,Inc.”, to “Aclarion, Inc.” on December 3, 2021. NOCIMED® -, NOCISCAN® -, NOCIGRAM®, NOCISCORE®™ -, NOCICALC™ - MRS NOCI+™ - NOCI-™ -, NOCImild™ -NOCIWEB™ - SI-SCORE™, VIRTUAL DISCOGRAM™ - and the Nocimed logo are our trademarks. All other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. Unless the context otherwise requires, we use the terms “Nocimed,” “Company,” “we,” “us” and “our” in this prospectus to refer to Aclarion, Inc.

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GLOSSARY

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the term:

“AI” means Artificial Intelligence

“Category I Codes” means numeric codes that identify a procedure or service that is approved by the Food and Drug Administration (FDA), performed by healthcare professionals nationwide, and is proven and documented.

“Category III Codes” are CPT Category III codes that are a set of temporary codes assigned to emerging technologies, services, and procedures.

“CE mark” is an administrative marking with which a manufacturer or importer affirms its products are in conformity with European health, safety, and environmental protection standards for products sold within the European Economic Area (EEA).

"Covered Entity” is a health care provider or other person or entity who acquires and transmits private health information of patients, as covered under HIPAA and GDPR regulations (see e.g. 45 CFR §160.103).

“CPT” means “Current Procedural Terminology”, and refers to a medical code set created and maintained by the American Medical Association (“AMA”) and used by providers of healthcare services to bill insurance companies for their work. All new medical devices and services are required to secure CPT codes to receive payment from government and private commercial payers.

“CT-Scan” means a computerized tomography (CT) scan combines a series of X-ray images taken from different angles around the body and uses computer processing to create cross-sectional images (slices) of the bones, blood vessels and soft tissues inside the body. CT scan images provide more-detailed information than plain X-rays do.

“Cures Act” means the 21st Century Cures Act, signed into law on December 13, 2016, as Public Law No: 114-255.

“Disc” means an intervertebral disc which is made of a gel-like material (nucleus pulposus) surrounded by a thick fibrous ring (annulus fibrosus) is situated between the vertebral bodies of the spine.

“DLBP” means Discogenic Low Back Pain

“DOC” means “Declaration of Conformity,” a document signed by us that declares that we have self-complied with applicable regulations for self-certifying our CE Marking for our products.

“Fusion” means “Spinal Fusion” which is surgery to permanently connect two or more vertebrae in the spine, eliminating motion between them.

"GDPR” means the General Data Protection Regulation in the EU, originally effective May 25, 2018 and implemented in all local privacy laws across the EU and EEA region, to protect a patient’s personally identifiable information (PII) and regulate how it must be collected, stored, and used by others, and in certain situations applies concurrently with HIPAA requirements with respect to PII that is PHI for persons located in the EU and received by companies or other persons or entities in the US

.

“IRB” means Institutional Review Board, which is typically an appointed board for reviewing and approving investigational clinical trials.

“Indications for Use” means the limited scope of the intended uses and related medical indications for appropriately using our products.

“LBP” means Lower Back Pain.

“Labeling” means the scope of intended “Indications for Use” that is identified with the commercial sale and use of our products.

“Lumbar Spine” means the five (5) lower vertebrae, L-1 to L-5.

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“MR” means Magnetic Resonance.

“MRI” means Magnetic Resonance Imaging.

“MRS” means Magnetic Resonance Spectroscopy and is a type of pulse sequence used by MR scanners that, unlike MRI pulse sequences which generate images of tissue structures, generates a ‘spectrum’ with various peaks that represent different chemicals in the body tissue being examined, and which allows for the quantitative measurement of the relative amounts of those chemicals in the examined tissues.

“Notified Body” means an organization designated by an EU country to assess the conformity of certain products before being placed on the market, as is required for certain medical products.

“NIH” means the United States National Institutes of Health.

“PD TEST” means a Provocation Discogram test which is a diagnostic test meant to confirm or exclude the intervertebral disc(s) as a source of back pain. This technique involves puncture of the disc with a fine-gauge needle under fluoroscopic guidance and pressurization of the disc via the injection of contrast media.

“PMA” means Premarket Approval by the FDA.

"QMS” means Quality Management System, which is a formalized system that documents processes, procedures, and responsibilities for achieving quality policies and objectives, in particular to meet customer and regulatory requirements.

“DICOM” means an acronym for digital image communication, typically referring to standardized data architecture formats for managing, storing, and communicating or transferring MRI images and other associated data.

“Disc” means intervertebral disc that is located between two vertebral body bones of the spine, where it is bordered by superior and inferior disc end-plate structures, and comprises an inner disc nucleus between the two end-plates and that is a circumferentially surrounded by, and normally contained by, and outer disc annulus that is normally a fibrous collagen-based connective tissue structure.

“Spectroscopy” means the science of deriving and evaluating a multi-peak spectrum for a material and in which different molecular bonds representing different components of the material are represented by unique respective peaks at particular locations along the spectra, and with the different peaks typically reflecting different resonant frequencies of the different components when subjected to a pulsed magnetic field; and in our current product, relates to producing and evaluating spectra for the different chemical constituents of disc tissue as derived from MR pulse sequences applied to those tissues for that chemical analysis.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

The Company was originally formed in Delaware as Nocimed, LLC in January 2008. Nocimed, LLC was converted to Nocimed, Inc., a Delaware corporation in February, 2015. The name of the Company was changed from “Nocimed, Inc.” to “Aclarion, Inc.” on December 3, 2021. In this prospectus, unless the context otherwise requires, the terms “Aclarion, Inc.,” “Aclarion”, “Nocimed, Inc.” the “Company,” “we,” “us” and “our” refer, prior to the name change discussed herein, to Nocimed, Inc., and after the name change, to Aclarion, Inc.

Immediately prior to the offering, the following actions will occur:

•	A 1-for-7.47 reverse stock split of our shares of common stock, which split ratio is based upon the offering price of the Units offered hereby of $5.50 per Unit, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change.;
•	The conversion of all outstanding shares of our preferred into an equivalent number of shares of common stock;
•	The issuance of an aggregate _____ shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock;
•	The issuance of _____ shares of common stock and warrants for ______ shares of common stock in payment of accrued interest on our $2 million of senior secured debt; and
•	The filing and effectiveness of our amended and restated certificate of incorporation in Delaware and the adoption of our amended and restated bylaws.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), and a proprietary biomarker to optimize clinical treatments. Aclarion’s technology addresses the $134.5B U.S. low back and neck pain market, which according to a 2020 JAMA (Journal of the American Medical Association) article is now the most costly healthcare condition in the United States. The Company is currently utilizing Artificial Intelligence (“AI”) to assist in quality control processes that flag spectroscopy data indicative of a poor MRS study. The use of AI in this application is early in its development cycle and is expected to evolve with further research and development. The Company is also researching the application of AI and machine learning platforms to analyze both the raw spectroscopy data and the post-processed signal to evaluate whether AI platforms can more efficiently and more effectively associate MRS data with clinical outcomes. The use of AI in this application is aspirational and we intend this type of AI research and development to be an ongoing process applied not only to the various treatment paths associated with back pain, such as conservative therapies, regenerative and cell therapies and surgical intervention, but also to potentially expand into other clinical explorations involving the diagnosis of brain, breast and prostate tumors.

The Company, which has limited sales to date, is addressing this market by initially focusing on improving the outcomes of surgical interventions to treat low back pain. In this initial application, Aclarion technology is intended to assist surgeons in determining the optimal surgical procedure for a patient undergoing surgery for pain isolated to their lumbar spine (the “lumbar spine” is comprised of the five (5) lower vertebrae, L-1 to L-5). We then intend add additional applications of our technology targeting the management of large segments of low back pain patients from the point of initial MRI through to episode resolution. We believe this will expand the use of our technology to low back pain patients undergoing conservative therapies such as physical therapy or biologic and cell therapies aimed at regenerating the lumbar discs. We plan to expand the application of our technology beyond the lumbar spine to address neck pain populations in addition to low back pain populations. To expand the application of our technology for use in neck pain populations, we will need to overcome technical changes associated with securing adequate MRS data from the cervical disc, which is significantly smaller than the lumbar disc, and there can be no assurance the Company will be able to overcome these challenges.

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The core technology Aclarion employs is MR Spectroscopy. The patient experience when undergoing an MRS exam is exactly like that of a standard MRI, with the exception of an additional 3-5 minutes for each disc undergoing a spectroscopy exam. Whereas a standard MRI produces a signal that is converted into anatomical images, an MRS produces a signal that is converted into a waveform that identifies the chemical composition of tissues. Just like with standard MRI’s, the data from spectroscopy is useless without technologies that can process the data. Aclarion has developed proprietary signal processing software that transforms spectroscopy data into clear biomarkers. These biomarkers, which are exclusively licensed from the Regents of University of California, San Francisco (“UCSF”), are the key data inputs for our proprietary algorithms that, when applied, determine if an intervertebral disc is consistent with pain. Our patent portfolio includes 21 U.S. Patents, 17 Foreign Patents, 6 pending U.S. patent applications, and 7 pending Foreign patent application, including patents and patent applications exclusively licensed from Regents of the University of California.

We believe one of the biggest issues driving the cost of treating low back and neck pain patients to the top of the list for healthcare spending is that there is no objective, cost effective and noninvasive diagnostics to reliably identify the source of a patient’s pain. We believe the poor surgical outcomes for DLBP are largely due to difficulties in reliably and accurately diagnosing the specific spinal discs that are causing pain. The current primary diagnostic standard is the MRI, which is useful for showing abnormal structures and tissue dehydration, but, we believe, cannot reliably identify specific discs that are causing pain. To diagnose specific discs that are causing pain, a needle-based Provocation Discogram test (“PD Test”) has been developed. PD Tests have been shown to be highly accurate when performed properly. However, a PD Test is invasive, subjective and unpleasant for the patient as the patient needs to be awake in order to tell the physician if the pain the physician is purposefully causing in the disc is the same as the pain the patient feels when they are experiencing a back pain episode. In addition, recent evidence has shown that the action of inserting a needle into a normal disc during a discogram procedure leads to an increased rate of degeneration in these previously normal discs. Based on the limitations and concerns of the PD Test, we believe there is a significant need for an objective, accurate, personalized and noninvasive diagnostic test that can reliably determine if an individual disc is a pain generator. By providing physicians information about whether a disc has the chemical and structural makeup consistent with pain or not, we believe the treatment plan for each patient will lead to more efficient and targeted care that, will in turn, result in lower costs and healthier patient outcomes.

Aclarion has taken the first steps to demonstrate the potential use of our technology in helping to improve the outcome of surgical intervention for discogenic low back pain patients by publishing a clinical study in the European Spine Journal in April 2019. The study illustrated that when all discs identified as consistent with pain by our technology were included in a surgical treatment, 97% of the patients met the criteria for “clinical improvement”. This compared to only 54% of patients meeting the criteria for clinical improvement if a disc that our technology identified as consistent with pain, was not included in the surgical treatment.

The results of this clinical study led the CPT committee to approve four Category III codes for our technology in January 2021. The NIH also included our technology as one of the handful of technologies selected to participate in their $150 million Back Pain Consortium (BACPAC) Research Program, an NIH translational, patient-centered effort to address the need for effective and personalized therapies for chronic low back pain.

Aclarion Solution

Evolving science coupled with the understanding of degenerative painful discs has suggested that lumbar discs may become painful due to certain chemical changes, which changes cannot be identified using standard lumbar MRI imaging. However, an application of MRI scanners Magnetic Resonance Spectroscopy has been developed by manufacturers of MRI equipment. MRSs are different than MRIs. An MRI generates images of body structures, while an MRS analyzes the relative amounts of various chemicals in body tissues.

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Aclarion has developed a software application called NOCISCAN-LS® which uses the existing MRS capabilities of many commercially available scanners to non-invasively analyze the chemical makeup of intervertebral discs in the spine. The software post-processes the MRS exam data and detects the presence of chemical biomarkers that we, in conjunction with spine researchers at UCSF, have demonstrated to be associated with degenerative pain and structural integrity of the lumbar discs. After processing the MRS exam data, we send the ordering clinician a report that details how to interpret the results of the MRS exam. We believe these results help clinicians make quicker and more informed decisions about which lumbar discs are painful, and which are not. We believe the ordering clinician can use this information to determine the optimal treatment plan for an individual patient.

NOCISCAN-LS Post-Processor Suite:

The NOCISCAN-LS Post Processor Suite is comprised of the products that Aclarion currently markets and sells. The post-processor technology requires MRS exam data acquired only according to Aclarion’s proprietary MRS exam protocols. The Suite is comprised of two software products that interact with each other:

•	NOCICALC-LS® receives the raw un-processed NOCISCAN-LS MRS exam data and post-processes that raw data into final spectra, and performs various degenerative pain biomarker calculations from those spectra, for each disc examined. NOCICALC-LS is Registered as a Class I Medical Device with the FDA.

•	NOCIGRAM® further processes the NOCICALC-LS results into individual NOCISCORES, on a 0-10 scale, that represent the different relative levels of degenerative pain biomarkers the various discs examined in the patient. High/low NOCISCORE ranges are also correlated to painful (indicated as “NOCI+” result) versus non-painful (indicated as a “NOCI-result). The NOCISCORE scale was developed according to a reference PD TEST that was used as a standard control in a peer reviewed clinical development trial for our technology. The post-processed MRS results are shown in an intuitive NOCIGRAM-LS report with reference to certain MRI images of the related patient’s lumbar spine. The NOCIGRAM-LS report is provided to the physician to aide in the physician’s diagnosis and treatment planning. NOCIGRAM is commercially available in the United States as “Clinical Decision Support Software” under the 21st Century Cures Act, and as such is not considered a medical device nor regulated by the FDA.

Clinical Evidence

We have pursued a clinical study (the “Gornet Study”) to demonstrate the benefits of our technology to surgeons, imaging centers, third party payers, and patients. Without strong clinical data in support of our technology to improve clinical outcomes, the opportunity to secure new reimbursement codes and change existing treatment pathways would be limited.

In a clinical study sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company. and published in the European Spine Journal in April 2019, it was shown that 97% of the treated patients met the criteria for significant clinical improvement, where all discs identified as painful by NOCISCAN-LS were included in the surgical treatment. This compared to 54% of surgical patients achieving clinically significant improvement when discs identified as painful by NOCISCAN-LS were omitted from the surgical treatment, or discs identified as not painful by NOCISCAN-LS were included in the treatment. Some authors of this study had a financial relationship with Aclarion, who sponsored the study.

This clinical study included 139 chronic low back pain patients who collectively underwent a NOCISCAN-LS exam across 623 lumbar discs. Seventy-three patients underwent surgical intervention, consisting of fusion or disc replacement, and reached six months follow up. Clinical improvement post surgically was evaluated using the industry standard Oswestry Disability Index (ODI), and the Visual Analog Scale (VAS). ODI evaluates patient disability on a scale of 1-100 with a higher score indicating less impairment. VAS evaluates subjective pain on a scale of 1-10 with a lower score indicating less pain. Significant clinical improvement in the study was defined as a 15-point improvement in ODI and a 2-point improvement in VAS. NOCISCAN-LS data was not used in surgical decision making.

Post-operatively, patients were separated into various groups for analysis. One group consisted of patients where the surgical intervention included every disc that was identified by NOCISCAN-LS as painful. This group consisted of 36 patients with 26 undergoing a one-level surgical procedure and 10 undergoing a two-level surgical procedure. 97% (35 of 36) of the patients in this category met the criteria for significant clinical improvement. The one failure in this group did meet the VAS requirement and missed the ODI cutoff of 15 by only one point.

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In another group consisting of 13 patients, a disc identified as painful by NOCISCAN-LS was not included in the surgical intervention. In this group only 54% (7 of 13) of patients met the criteria for clinically significant improvement.

We believe the results of this study indicates that using NOCISCAN-LS data to help determine the appropriate level for surgical intervention will significantly improve the outcomes for patients undergoing spine surgery for back pain. However, the Gornet Study was a single (relatively small) clinical study at a single clinical center sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company, and there can be no assurance that the results of such study accurately support our conclusions related to the market opportunity of our products.

Competitive Landscape

We believe our main competition for diagnosing disc pain are the PD Test and SPECT – CT.

Since MRIs are considered the current standard for lumbar imaging, “SPECT – CT” requires an MRI, a CT-Scan, and an injection of a radioactive dye followed by a period of time for circulation of the dye. We believe the radioactive dye that is injected is aimed at binding to inflammatory markers that make the inflammation markers visible to the CT-Scan. However, we believe the inflammation markers have not been shown to specifically correlate with pain. Because of the extra cost, time and radiation exposure when compared to MRS and our belief that SPECT – CT does not bind to specific known pain biomarkers, we do not believe that SPECT – CT will play a major role in diagnosing DLBP.

As set forth above, a PD Test has many issues. We believe the most significant issue impacting the future use of the PD Test is the growing evidence that the PD Test causes long term harm to the patient by accelerating degeneration of the normal control discs that are a required component of the PD Test. We believe this issue will create significant hesitation for spine surgeons to use a PD Test which will leave them, and other clinicians, with a void in information about whether a disc is painful.

We believe the advantages NOCISCAN-LS delivers against this competitive landscape to address the needs of the marketplace are significant and include the following:

•	Published clinical trial indicating improved surgical outcomes when surgically treated discs were identified as consistent with pain by our technology;
•	Noninvasive study that is delivered with minimal risk and no pain;
•	Objective results that are quantifiable;
•	Core technology that identifies biomarkers shown to be linked to pain and structural integrity of intervertebral discs;
•	Software product that leverages the ubiquitous install base of compatible MRI scanners so that no new hardware is required; and
•	Potential diagnostic to evaluate the efficacy of regenerative therapies to treat degenerative discs with conservative measures such as PT, chiropractic interventions, steroid injections, etc., to impact outcomes.

Because of the advantages of Aclarion’s solution as well as the issues associated with the limited availability of alternatives for patients and clinicians, we believe NOCISCAN-LS can become the standard of care in diagnosing DLBP prior to a surgical intervention. We will continue to expand clinical registries and data in support of the efficacy of our product.

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Intellectual Property

Patents

Aclarion has an intellectual property portfolio consisting of 21 U.S. Patents, 17 Foreign Patents, 6 pending U.S. patent applications, and 7 pending Foreign patent applications. This portfolio includes patents assigned to Aclarion and patents exclusively licensed from the Regents of the University of California. Many of the patents in our patent portfolio relate to aspects of our NOCISCAN-LS product suite and the related disc MRS exam itself, as well as to broader applications of our technologies to other applications for MRS. We may expand our portfolio into alternative approaches for pain diagnosis, in particular DLBP diagnosis, such as including using labeled molecular antibodies for imaging localized pain. The Company is not aware of any third-party intellectual property rights that might threaten or prevent our ability to market products or services without infringing such third-party intellectual property rights.

Trademarks

The Company holds multiple trademarks for its previous corporate brand name as well as for its key products and brands (“®” designates registered trademark, “™” designates unregistered trademark under common law protection). With respect to involved meanings, the recurrent prefix term “NOCI” is derived from Latin origins for “pain” e.g. nerves that report pain are called “nociceptors. These marks include: NOCIMED®, NOCISCAN®, NOCIGRAM®, NOCISCORE®, NOCICALC™, NOCI+™, NOCI-™, NOCImild™, NOCIWEB™, SI-SCORE™, VIRTUAL DISCOGRAM™.

Market Opportunity

The current NOCISCAN-LS product addresses the $10B that is spent in the U.S. on spine fusion procedures annually. Our early clinical evidence points to a marked improvement in surgical outcomes when discs identified as consistent with pain by our technology are included in the surgical treatment. We believe this market is actionable now, and a significant portion of the proceeds of this offering will be directed towards commercializing this market opportunity. However, our early clinical evidence is supported by a single (relatively small) clinical study at a single clinical center sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company, and there can be no assurance that the results of such study accurately support our conclusions related to the market opportunity of our products (See “Clinical Evidence” above.)

As the commercialization process progresses, Aclarion plans to track patients through clinical registries in order to build on our early clinical evidence. We expect to use these registries to track NOCISCAN-LS patients regardless of what treatment path they may follow. Presently, NOCISCAN-LS has only been evaluated in formal clinical studies for patients primarily undergoing surgical interventions for fusion or disc replacement. The Company plans on expanding clinical registries to capture patients undergoing surgical interventions for back pain that includes all surgical interventions, not just fusion and disc replacement procedures. We believe that if we are able to correlate specific MRS findings to improved surgical outcomes for all spine surgeries, this will expand the size of the market opportunity in the U.S. from $10B to roughly $40B, inclusive of pre-surgical conservative therapy costs. However, there can be no assurance that we will be able to correlate specific MRS findings on all spine surgeries, or even if we do, that we would be successful in expanding our market to all spine surgeries.

Our objective for NOCISCAN-LS is to address the entire low back and neck pain market which at $134.5B annually, represents the largest amount of healthcare dollars spent to treat any disease. To address this market, our current algorithms will need to expand to include advanced machine learning techniques that incorporate multiple data inputs in addition to the chemical composition of discs. These additional inputs will need to be correlated to clinical outcomes for treatments ranging from physical therapy to regenerative therapies to surgical interventions. This process is already underway as we have been selected as a participant in a $150 million, NIH funded study (the “Study”), which is focused on evaluating the most promising data inputs for predicting the optimal treatment path for back pain patients. The Study will cover a number of protocols for the treatment of LBP, including NOCISCAN-LS. We will derive no revenue from the Study, but all results will be available to us.

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In addition to participation in major external studies such as the NIH BACPAC initiative, we expect to create our own internal data by adding patients undergoing conservative and regenerative treatment plans to our clinical registries, and then correlating NOCISCAN-LS results to outcomes in order to leverage AI to associate spectroscopy signals with the optimal treatment pathway. If our internal data demonstrates what we believe to be clinical effectiveness of our technology, we intend to expand our marketing opportunity to the management of all low back and neck pain patients, thereby increasing our potential market to $134.5B in the United States. However, there can be no assurance that our internal data will demonstrate the clinical effectiveness of our technology on all back and neck pain patients, or even if we do, that we will be successful in marketing our technology to such patients.

Current Market Limitation

Because we believe that spectroscopy is not widely used for any clinical purposes today, there are practical limitations to the market opportunity that must be addressed. We believe the two biggest limitations may be the lack of deployment of spectroscopy software across the installed base of existing MRIs worldwide, and the fact that only certain MR scanner models are compatible with our technology. For compatible MRI sites that do not currently have spectroscopy software installed, the onetime cost of the software ranges from $25,000 to $50,000. Currently, our NOCISCAN-LS platform is only compatible with certain MR scanner models provided by SIEMENS, of which there are an estimated 1,500 in the United States, and 4,320 worldwide. We plan to collaborate with other MRI scanner vendors, as well as SIEMENS, to establish compatibility with their respective scanners and MRS capabilities for use with our products. That allows us to include discounted pricing on spectroscopy software for MRI sites interested in providing DLBP patients with the Nociscan-LS offering.

Reimbursement by Third Party Payers

“Current Procedural Terminology”, more commonly known as CPT® (“CPT”), refers to a medical code set created and maintained by the American Medical Association (“AMA”) and used by providers of healthcare services to bill insurance companies for their work. All new medical devices and services are required to secure CPT codes to receive payment from government and private commercial payers.

Based on the strength of the improvement in surgical outcomes from the Gornet study (see “Overview”, “Clinical Evidence” above, we applied to the CPT committee for Category III codes to cover Nociscan reimbursement. On January 1, 2021, Category III CPT Codes became effective. CPT code 609T was established to cover payment to the imaging center and CPT code 611T was established to cover payment to us for the use of NOCISCAN-LS.

Category III codes represent the first step in the reimbursement process. It also starts a five-year period in which we are required to demonstrate that the medical community needs (“Clinical Needs”) the NOCISCAN-LS product. Clinical Needs would be demonstrated to the CPT Committee based on the volume at which our codes are billed by imaging centers and physicians. In addition to demonstrating that there is a Clinical Need, we also are required to show that NOCISCAN-LS is clinically effective as indicated by patients having better outcomes when NOCISCAN-LS reports are used to help guide surgical treatments. We expect to show clinical effectiveness through a combination of clinical registries and clinical studies that build upon our published clinical study the CPT committee used to create our Category III CPT codes. There can be no assurance that we will be able to demonstrate Clinical Needs, and if we do not, our business would be adversely affected.

In addition to the core CPT codes that provide payment to the imaging center and to us, the AMA has approved two additional Category III codes. The first is CPT code 610T which covers the process of transmitting the raw spectroscopy biomarker data from the MRI scanner to our software for analysis. This code is for payment to the imaging center and is bundled with CPT code 609T, which means the code can be billed but no additional payments beyond 609T will be made by government payers. Although additional payment by commercial payers is possible, we believe it is unlikely. The second is CPT code 612T, which is billed by the ordering physician and paid to the ordering physician for interpreting the report.

The 611T Code is the sole Code under which we will derive revenue.

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Regulatory Filings

The NOCISCAN-LS Post-Processor Suite consists of two software products that interact with each other, NOCICALC-LS® and NOCIGRAM-LS®.

NOCICALC-LS receives and processes the acquired disc MRS data to calculate levels of degenerative pain biomarkers. In conjunction with our regulatory consultants, we determined NOCICALC-LS to be a “Class I 510(k)-exempt” medical device subject only to registration listing requirements with no pre-market review required by the FDA for clearance or approval. As such, in accordance with FDA regulations, NOCICALC-LS is registered with the FDA as an exempt Class I device.

The process to determine whether a product can be considered a Class I “exempt” medical device consists of self-determining whether the product is adequately described by one of the existing categories classified by the FDA. In consultation with our regulatory consultants, we determined that the product Classification “Calculator/Data Processing Module, for Clinical Use,” adequately described our NOCICALC-LS product. Our registration filing is available for review at this link; Establishment Registration and Device Listing (fda.gov). See “Business” “Government Regulation” below.

We believe NOCIGRAM is not considered a medical device as it meets the exclusion criteria of the 21st Century Cures Act for Clinical Support Software. Under the Cures Act provision, a software product is not considered a device if it meets the following four elements:

•	Not intended to acquire, process, or analyze a medical image or a signal from an in vitro diagnostic device or a pattern or signal from a signal acquisition system;

•	Intended for the purpose of displaying, analyzing, or printing medical information about a patient or other medical information (such as peer-reviewed clinical studies and clinical practice guidelines);

•	Intended for the purpose of supporting or providing recommendations to a health care professional about prevention, diagnosis, or treatment of a disease or condition; and

•	Intended for the purpose of enabling such health care professional to independently review the basis for such recommendations that such software presents so that it is not the intent that such health care professional rely primarily on any of such recommendations to make a clinical diagnosis or treatment decision regarding an individual patient.

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Management has evaluated NOCIGRAM-LS against these four elements and believes NOCIGRAM meets each of the four criteria.

However, although we believe our analysis is reasonable, whenever a company self classifies, there is a risk that FDA could disagree with the classification. Accordingly, in that context, it is possible that FDA could potentially disagree that the NOCIGRAM-LS falls under the CDS software exemption to the definition of a device and there can be no assurance that the FDA will agree with our conclusion and in the event the FDA does not agree, our business would be severely negatively impacted. See “Business” “Government Regulation.

However, although we believe the above analysis is reasonable, whenever a company self classifies, there is a risk that FDA could disagree with the classification. Accordingly, in that context, it is possible that FDA could potentially disagree that the NOCIGRAM-LS falls under the CDS software exemption to the definition of a device and there can be no assurance that the FDA will agree with our conclusion and in the event the FDA does not agree, our business would be severely negatively impacted. ). See “Business” “Government Regulation” below.

For commercialization outside the United States, in particular the EU and UK, the Company, in conjunction with our regulatory consultants, determined NOCISCAN-LS to be a Class I medical device, for which we secured a CE mark via self-certification. Since self-certification, the EU adopted Regulation (EU) 2019/1020 that went into effect on July 16, 2021. Under these new regulations, we believe NOCISCAN-LS to be considered a Class II(a) device that requires re-certification for CE mark by a Notified Body prior to May 2024. A “Notified Body” is an organization designated by an EU country to assess the conformity of certain products before being placed on the market, as is required for certain medical products. The Company is in the process of re-certifying our CE mark.

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In conjunction with Brexit, medical devices in the UK are no longer governed by CE regulations. The UK has introduced the UKCA marking system, which largely follows the CE marking regulations to include permitting use of the same submissions for approval. The major difference post-Brexit is that CE marking is regulated by the EU and UKCA marking is regulated by the UK. The only practical implication to the Company is requiring a Notifying Body within both the EU and the UK. The Company expects to meet all requirements for UKCA marking.

Commercialization

The issuance of Category III codes and satisfaction of regulatory requirements for marketing starts the commercialization phase which will be the primary use of proceeds from this offering. The commercialization process in support of moving temporary Category III codes to permanent Category I codes consists of the following key activities:

•	Identifying and supporting Key Opinion Leader (KOL) spine surgeons and radiologists to help secure local payer coverage decisions and surgical society support for our technology;
•	Expanding the network of imaging centers and surgeons using NOCISCAN-LS in each market such that the technology is widely available to patients covered by payers;
•	Supporting surgeons, radiologists, Physical Medicine and Rehabilitation physicians, physical therapists, regenerative therapy physicians and medical device companies that address low back pain to initiate studies and report results;
•	Building and expanding clinical registries to provide real world evidence of better outcomes when using Nociscan to help determine which discs to treat; and
•	Pursuing value-based care contracts to share in the profits that result from the improved surgical outcomes we believe our technology enables in DLBP patients.

Our primary near-term growth strategy is to secure payer contracts, (including insurance companies, self- insured employers, Medicare, Medicaid, workmen’s compensation boards et. al.) to cover our Category III CPT codes. We believe that with favorable payer coverage, the Company has the opportunity to more efficiently engage spine surgeons and imaging centers that will adopt our technology.

The Company currently generates the vast majority of its revenue directly from patients paying out of pocket.

In order to commercialize, the Company will focus on developing individual markets where we have an install base of compatible MRI’s and the support of spine surgeons. Aclarion currently has ten MRI sites that are fully operational (7 US and 3 OUS) and five (4 US and 1 OUS) that are trained but not operational. Based primarily on the strength of physician engagement, the Company is prioritizing the following markets as our initial top five:

1.	New York City Metropolitan Area
2.	Los Angeles, California
3.	Dallas, Texas
4.	Denver, Colorado
5.	St Louis, Missouri

Within each market we expect to place a market manager and a team of business development executives focused on building physician support and securing favorable coverage decisions from payers for NOCISCAN-LS technology. Expansion of provider networks to include additional imaging centers and surgeons so there is increasing geographical coverage to grow volume and revenue from positive coverage decisions across each payer will be critical.

Going Concern Opinion

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2021 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from this initial public offering (“IPO”) and our existing cash will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

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Summary of Risk Factors

Investing in our Units involves a high degree of risk. You should carefully consider the risks described in the “Risk Factors” section beginning on page 12 before making a decision to invest in our Units. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

•	We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we do achieve profitability, we may not be able to sustain it;

•	We have identified a material weakness in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud;

•	The COVID-19 pandemic may have a material adverse effect on our business, financial condition and operating results, as well as on the operations and financial performance of our customers and suppliers. We are unable to predict the extent to which the pandemic and related restrictions will impact our business, operations, financial performance and the achievement of our strategic objectives;

•	We currently rely on our technology for use in assisting doctors to diagnose chemically painful discs causing discogenic low back pain, as well for supporting other diagnoses, treatments, and research related to lumbar disc chemistry. If we are not successful in marketing and enhancing awareness of our technology, driving adoption across our current target population, increasing referrals, and expanding the population of eligible patients, our sales, business, financial condition and results of operations will be negatively affected;

•	Currently, we can only market our product in the United States and certain countries observing CE mark regulations. Regulatory approvals that currently apply to our products include assessments where we determine the appropriate regulatory pathway for our products. Although we use regulatory consultants to assist in the self-registration processes and determinations, it is possible a regulator could disagree with our analysis. It is also possible that regulations relating to how we market our products may change. In addition, to maintain our ability to market our products under the approved regulations, we are required to adhere to multiple protocols in order to maintain regulatory approvals. The Company has failed to adequately follow protocols in the past and it is possible this may happen again in the future. If there is a change in our ability to market our products it may harm our sales, business, financial condition and results of operations;

•	Our commercial success will depend on attaining significant market acceptance of our technology among patients, clinicians (primarily spine surgeons and pain management physicians) and imaging facilities, as well as increasing the number of patients who are prescribed for use of our diagnostic technology. If we are unable to successfully achieve substantial market acceptance and adoption of our technology, our sales, business, financial condition and results of operations would be harmed;

•	Our commercial software products currently depend on compatible use with a limited number of MR scanners that are provided by one MR scanner vendor, SIEMENS, which limits our ability to address the total potential patient population that our products could otherwise address in commercial sales. There are risks related to the on-going compatibility, shortages, price fluctuations, and ability to grow the number of compatible MR scanner platforms that, if realized, could harm our sales, business, financial condition, and results of operations;

•	If we are unable to obtain, maintain, protect, enforce and defend patent or other intellectual property protection for our technology, or if the scope of our patents and other intellectual property protections is not sufficiently broad, or as a result of our existing or any future out-licenses of our intellectual property, our competitors could develop and commercialize products similar to or competitive with our products and services, our ability to continue to commercialize our technology, or our other products and services, may be harmed.

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•	We may be unable to compete successfully with other available alternatives for diagnosing low back pain, including, in particular, identifying painful discs causing discogenic low back pain, which could harm our sales, business, financial condition and results of operations;

•	If adequate reimbursement becomes unavailable for the procedures that use, or could use, our diagnostic technology, or becomes unavailable for providing other ongoing care for patients diagnosed with the assistance of our technology, it could diminish our sales, affect our ability to sell our technology profitably, or could otherwise harm our business, financial condition, and results of operations;

•	If we are unable to obtain, maintain, protect, enforce and defend patent or other intellectual property protection for our products or services, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, or as a result of our existing or any future out-licenses of our intellectual property our competitors could develop and commercialize products competitive with ours, our ability to continue to commercialize our technology or our other products may be harmed;

•	Our collection, use, storage, disclosure, transfer and other processing of sensitive and personal information could give rise to significant costs, liabilities and other risks, including, as a result of investigations, inquiries, litigation, fines, legislative and regulatory action and negative press about our privacy and data protection practices, which may harm our business, financial conditions, results of operations;

•	Our current product is supported by a single clinical study at a single clinical center involving one spine surgeon who has a financial interest in the Company. If we are unable to replicate the success of our initial clinical trial, the efficacy of our product may be in question and our sales, business, financial condition and results of operations will be harmed;

•	To reach the full market potential of our product, we will need to leverage advanced machine learning and artificial intelligence technologies (“AI”) to a larger degree than we do today. Introducing new technologies into our products require that we secure new regulatory approvals and demonstrate additional clinical success. If we are unable to secure regulatory approvals for our new products, or if they prove incapable of demonstrating clinical success, our market opportunity will be reduced and our sales, business, financial condition and results of operations may be harmed; and

•	Our current product is dependent on certain processes that are not optimized to support the scaling of our technology. If we are not able to efficiently automate these processes, the Company will not be able to grow and our sales, business, financial condition and results of operations will be harmed.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

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We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

Our corporate information

We were formed under the name Nocimed, LLC, a limited liability company in January 2008, under the laws of the State of Delaware. In February 2015, Nocimed, LLC was converted into Nocimed, Inc. a Delaware corporation. On December 3, 2021, we changed our name to Aclarion, Inc. Our principal executive offices are located at 951 Mariners Island Blvd, Suite 300 San Mateo, California 94404. Our main telephone number is (650) 241-1741. Our internet website is www.aclarion.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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The Offering

Units offered by the Company	2,000,000 Units, assuming a public offering price of $5.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus. Each Unit consisting of one share of common stock and one Warrant to purchase one share of common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.

Underwriters’ over-allotment option	We have granted the underwriters an option for a period of 45 days to purchase from us up to an additional 300,000 shares of common stock and/or up to an additional 300,000 Warrants to purchase up to 300,000 shares of common stock. See “Underwriting.”

Number of shares of common stock outstanding immediately before this offering	5,180,711

Number of shares of common stock to be outstanding after the offering (1)	7,180,711 shares, or 7,480,711 shares assuming that the underwriters exercise their over-allotment option in full (assuming in each case, no exercise of the Warrants).

Description of the Warrants	The Warrants will have an exercise price of $____ per share of common stock, which shall not be less than 100% of the public offering price per Unit, will be immediately exercisable and will expire five years from the date of issuance. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of the common stock issuable upon exercise of the Warrants. To better understand the terms of the Warrants, you should carefully read the “Description of Capital Stock” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue to the underwriters warrants exercisable for a period of five years from the commencement of sales in this offering entitling the underwriters to purchase 8% of the number of shares of common stock sold in this offering, at an exercise price equal to 125% of the public offering price per Unit. The warrants will not be exercisable for a period of six months from the date of effectiveness of the registration statement. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $9.7 million, or approximately $11.2 million if the underwriters exercise their option to purchase additional shares of our common stock and/or Warrants in full, assuming an initial public offering price of $5.50 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use $2.0 million of the proceeds to repay in full our Promissory Note issued in June 2021. We also intend to fund from the net proceeds of this offering (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our common stock and/or Warrants) market development and clinical evidence, product development and quality, and general and administration support. See “Use of Proceeds.”

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Possible participation of officers and directors	Certain of our directors and officers have expressed to us an interest to purchase units in this offering at the offering price. Because these expressions of interest are not binding agreements or commitments to purchase, our directors and officers may determine to purchase no units in this offering or the underwriters may determine to sell no units to our directors and officers. However, in no event will the directors and officers purchase more than 10% of units sold in this offering.

Proposed Nasdaq symbols	We have applied to list our common stock and Warrants on NASDAQ under the symbols “ACON” and “ACONW”, respectively.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page ___ of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Lock-up	We, each of our officers, directors, and certain of our stockholders have agreed, subject to certain exceptions, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of one-hundred eighty (180) days after the date of this prospectus, without the prior written consent of Maxim Group, LLC. See “Shares Eligible for Future Sale” and “Underwriting” for additional information.

(1)	The number of shares outstanding after this offering is based on the number of shares of our common stock outstanding immediately prior to the effectiveness of this offering, after giving effect to (i) a 1-for-7.47 reverse stock split of our shares of common stock, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change, (ii) the conversion of all outstanding shares of preferred stock into 3,280,159 shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of certain outstanding warrants, and (v) the issuance of 215,890 shares of common stock and warrants for 215,890 shares of common stock in payment of accrued interest on our $2 million of senior secured debt, and excludes (vi) 2,256,387 shares of our common stock issuable upon the exercise of outstanding stock options granted under our 2015 Stock Plan, (vii) 2,000,000 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan, (viii) 215,890 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants, (ix) 160,000 shares of common stock issuable upon the exercise of underwriter outstanding common stock purchase warrants, (x) shares issuable upon the exercise of the warrants offered in this offering, and (xi) assuming no exercise by the underwriters of their option to purchase 300,000 additional shares and/or 300,000 additional warrants, pursuant to their over-allotment option.

The historical audited financial statements included elsewhere in this prospectus have not been adjusted for the Stock Split. Unless otherwise indicated, all other share and per share data in this prospectus have been adjusted on a retroactive basis, where applicable, to reflect the Stock Split as if it had occurred at the beginning of the earliest period presented.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our expenses, ongoing losses, future revenue, capital requirements and need for and ability to obtain additional financing;

•	changes in senior management, loss of one or more key personnel or our inability to attract, hire, integrate and retain highly skilled personnel;

•	the viability and acceptance of our products in the marketplace;

•	maintaining our key license agreement with the Regents of the University of California;

•	our ability to avoid and defend against intellectual property infringement, misappropriation and other claims including breaches of security of confidential consumer information;

•	difficulties with certain vendors and suppliers we rely on or will rely on;

•	our competition and market development; and

•	the impact of laws and regulations on our operations.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our common stock involves a high degree of risk and uncertainty. You should carefully read, consider, and evaluate the risks described below, as well as all of the other information contained in this prospectus, including “Management’s Discussion and Analysis of Results of Operations” and our financial statements and related notes, before investing in our common stock. While we believe that the risks and uncertainties described below are the material risks currently facing us, additional risks that we do not yet know of or that we currently think are immaterial may also arise and materially affect our business. If any of the following risks materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the market price of our common stock could decline, and you may lose some or all of your investment.

Risks related to the Corona Virus and COVID-19 Pandemic

Our business is subject to risks arising from COVID-19 and other epidemic diseases.

The COVID-19 pandemic has presented substantial public health and economic challenges worldwide and is affecting our employees, patients, physicians and other healthcare providers, communities and business operations, as well as the U.S. and global economies and financial markets. A pandemic, including COVID-19, or other public health epidemic, poses the risk that we or our employees, contractors, including our CROs, suppliers, collaborators and other partners may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. International and U.S. governmental authorities in impacted regions are taking actions in an effort to slow the spread of COVID-19, including issuing varying forms of “stay-at-home” orders, and restricting business functions outside of one’s home. To date we have not experienced material disruptions in our business operations. However, while it is not possible at this time to estimate the impact that COVID-19 could have on our business in the future, particularly as we advance our product development and marketing, the continued spread of COVID-19 and the measures taken by the governmental authorities, and any future epidemic disease outbreaks could: (i) disrupt our operations and the manufacture or shipment of MRIs and MRSs used with our products and in our research, preclinical studies and clinical trials (ii) delay, limit or prevent our employees and consultants from continuing research and development activities (iii) impede our clinical trial initiation and recruitment (iv) impede the ability of patients to continue in clinical trials, including the risk that participants enrolled in our clinical trials will contract COVID-19 or other epidemic disease while the clinical trials are ongoing, which could impact the results of clinical trials, and impede testing, monitoring, data collection and analysis and other related activities, any of which could delay our studies and clinical trials and increase our development costs, and have a material adverse effect on our business, financial condition and results of operations. The COVID-19 pandemic and any future epidemic disease could also potentially affect the business of the FDA or comparable foreign regulatory authorities, which could result in delays in meetings related to planned clinical trials. The COVID-19 pandemic and mitigation measures have had and may continue to have, and any future epidemic disease outbreak may have, an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed. The extent to which the COVID-19 pandemic impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

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Risks related to financial, operational, commercial and manufacturing matters

We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

Since our inception, we have incurred significant net losses. Our net losses were $4,950,290 and $4,635,245 for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, we had an accumulated deficit of $31,886,036. To date, we have devoted our efforts toward securing financing, building and evolving our technology platform and complying with regulatory requirements as well as initiating marketing efforts for our products. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as, we:

•	hire and retain additional sales, accounting and finance, marketing and engineering personnel;

•	build out our product pipeline;

•	add operational, financial and management information systems and personnel; and

•	maintain, expand, protect and enforce our intellectual property portfolio.

To become and remain profitable, we must enhance the marketing and commercial acceptance of our products. This will require us to be successful in a range of challenging activities, and our expenses will increase substantially as we bring these products to market. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, develop new products, expand our business or continue our operations. A decline in the value of our company also could cause stockholders to lose all or part of their investment.

In June 2021, the Company issued $2.0 million promissory notes that mature at the earlier of the consummation of a qualified financing (as defined in the promissory note filed as Exhibit 10.5) or May 31, 2022 (See Note 8 to the financial statements for additional information). The promissory notes accrue interest at 33%, which will automatically (assuming it occurs before May 31, 2022) into the Company securities at 30% (70% discount) of the price per Unit in this offering. As of February 28, 2022, accrued interest on the Notes totaled $462,904. Assuming a public offering price of $5.50 per Unit, the financing expense related to the 70% discount, as of February 28, 2022, would be $1,080,110. Accrued interest will increase by about $55,000 per month until this offering is consummated or May 31, 2022. None of the holders of the promissory notes are existing shareholders, directors, or employees of the Company.

We have identified a material weakness in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected. If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

Following our initial public offering, we will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Such report will not be required until our second annual report filed on Form 10-K. We will need to disclose any material weaknesses identified by our management in our internal control over financial reporting. As an “emerging growth company,” we will avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an “emerging growth company.” When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the U.S. Securities and Exchange Commission, or SEC, or other regulatory authorities, which would require additional financial and management resources.

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Subsequent to the initial issuance of the Company's 2020 financial statements, management discovered that the costs associated with the issuance of a simple agreement for future equity (SAFE) had been erroneously capitalized and amortized as deferred marketing in its financial statements. We identified certain material weaknesses in our internal controls related to contract review and lack of staffing in the accounting and finance organization. In connection with these prior material weaknesses, the errors have been corrected by restating each of the affected financial statement line items for the period. We have committed to hiring additional accounting personnel within ninety days of the offering with experience in the ongoing identification, design and implementation of internal control over financial reporting.

If we identify new material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected.

Even if this offering is successful, we may need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources and bring our products to market. Furthermore, upon the closing of this offering, we expect to incur additional costs associated with operating as a public company. While we believe that the net proceeds from this offering and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months, we anticipate that we may need additional funding to complete the development of our full product line and scale products with a demonstrated market fit.

Building and scaling technology products is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary user experience required to obtain market acceptance and achieve meaningful product sales. In addition, our product candidates, once developed, may not achieve commercial success. The majority of revenue will be derived from or based on sales of software products that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies and product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, or our other product candidates, or grant licenses on terms unfavorable to us.

We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

We are highly dependent on our senior management and key personnel. We have also recently hired a new Chief Executive Officer. Our success will depend on our ability to retain senior management and to attract and retain qualified personnel in the future, including sales and marketing professionals, engineers, scientists, clinical trial specialists and other highly skilled personnel and to integrate current and additional personnel in all departments. The loss of members of our senior management, marketing professionals, engineers, scientists and clinical trial specialists could result in delays in product development and harm our business.

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Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms, or at all. To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have issued stock options that vest over time. The value to employees of stock options that vest over time may be significantly affected by fluctuations in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management and other key personnel may terminate their employment with us on short notice. Our employment arrangements with our employees provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We also do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees.

Our MR data post-processing products currently depend on compatible use with only a limited number of MR scanners that are provided only by one manufacturer of MR devices.

Our MR data post-processing software products are only compatible for post-processing disc MRS data acquired via certain scanner models and operating configurations provided only by one, third-party scanner vendor - SIEMENS. There are risks associated with our reliance on SIEMENS, and/or the MR service providers who own and operate the SIEMENS scanners, to maintain those scanners and their operating configurations in a manner that continues to support compatibility with our products. There are also risks that current compatible scanner platforms may become incompatible as a result of changes made to those scanners by SIEMENS, or by the scanner owner or related service provider, which would frustrate our ability to continue supporting that MR provider customer with our products. There are also risks that these SIEMENS scanners do not perform reliably as intended or expected in performing data acquisition exams as required by our post-processing products, which would also frustrate the ability for our products to perform as intended. There is also a risk that SIEMENS loses its install base of compatible MR Scanners due to cannibalization by other non-compatible replacement scanner sales or fails to grow its install base of those compatible scanners, which could adversely affect the number and locations of compatible scanners for our own market share and penetration. Manifestations of these risks becoming actually realized in the marketplace could harm our business, financial condition, and results of operations. We are not subject to any exclusivity agreement or obligations with SIEMENS, nor do we have any fee sharing, royalty, or other exchange of moneys or payments between us and Siemens. The nexus for our focused relationship with Siemens resulted from our determination that SIEMENS scanner models were optimally positioned to support our product. We have had a collaborative relationship with Siemens since 2011 and have been party to a Collaborative Agreement with Siemens since October of 2017, The Collaborative Agreement is terminable.at any time by either party if such party is of the opinion that the goals of the Collaborative Agreement cannot be achieved for technical, economic and/or clinical reasons. If Siemens were to terminate its relationship with the Company, it would have a material adverse effect on our business.

If we are not successful in enhancing awareness of our technology, driving adoption across our current target population, increasing referrals from surgeons and clinicians, and expanding the population of eligible patients, our sales, business, financial condition and results of operations will be negatively affected.

Our business depends on our ability to successfully market our technology, which includes increasing the number of patients scanned with our technology, increasing adoption of our technology and driving utilization of our technology by surgeons and clinicians. Additionally, our technology is primarily recommended and implemented to provide advanced diagnosis and management of spine and back pain, in particular, for diagnosing painful discs causing discogenic low back pain. Therefore, we are dependent on widespread market adoption of our technology. While we intend to expand the population of patients we can provide with our diagnostic technology as well as increase the number of physicians, surgeons and clinicians that can prescribe technology, there can be no assurance that we will succeed.

The commercial success of our technology will continue to depend on a number of factors, including the following:

•	the actual and perceived effectiveness, safety and reliability, and clinical benefit, of our technology, especially relative to alternative diagnostic systems and devices;
•	the prevalence and severity of any adverse patient events involving the use of our technology;
•	the degree to which physicians, surgeons and clinicians, patients and imaging centers adopt our technology;
•	the continued effects of the COVID-19 pandemic;
•	the availability, relative cost and perceived advantages and disadvantages of alternative technologies, or other diagnostic or treatment methods, for spine and back pain;

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•	the results of additional clinical and other studies relating to the health, safety, economic or other benefits of our technology;
•	whether key thought leaders in the medical community accept that our clinical efficacy and safety results are sufficiently meaningful to influence their decision to adopt our technology over other spine and back pain diagnostics;
•	the extent to which we are successful in educating physicians, surgeons, clinicians, patients, and imaging facilities about the appropriate (and inappropriate) uses and benefits of our technology;
•	the strength of our marketing and distribution infrastructure, including our ability to drive adoption and utilization of our technology, as well as our ability to develop and maintain relationships with MRI manufacturers and imaging centers;
•	our ability to obtain, maintain, protect, enforce and defend our intellectual property rights, in and to our technology;
•	our ability to maintain compliance with all legal and regulatory requirements, including those applicable to our technology;
•	our ability to maintain our contractual relationships with our vendors and component suppliers, including single-source vendors and suppliers through which we obtain critical components for (or compatible use with) our technology;
•	the establishment and continued reimbursement coverage of and adequate payment for the use of our technology and
•	our ability to continue to attract and retain key personnel.

If we fail to successfully market and sell our technology cost-effectively and maintain and expand our market share, our sales, business, financial condition and results of operations will be negatively affected.

Our commercial success will continue to depend on attaining significant market acceptance of our technology among physicians, surgeons, patients, clinicians and imaging facilities, and increasing the number of patients diagnosed by our technology.

Our commercial success will depend, in large part, on the further acceptance by surgeons, physicians, clinicians, patients and imaging facilities of our technology as safe, useful, cost-effective, and that it can increase the number of patients that are diagnosed. We cannot predict how quickly, or if at all, additional surgeons, physicians, clinicians, patients and imaging facilities will adopt our technology over competing diagnostic platforms for support in on-going care and treatment options that are expected to be supported by the intended diagnostic uses of our technology. For example, surgeons, other physicians, clinicians, patients, and imaging facilities may be reluctant to use our technology due to familiarity with pre-existing diagnostic systems that are more established or an otherwise resistance to adopt new technologies or change current practices. Our ability to grow sales of our technology and drive market acceptance will depend on successfully educating surgeons, physicians, clinicians, patients and MR imaging facilities on the relative benefits of our Technology.

We may be unable to compete successfully with other diagnostic options for low back pain, or may be unable to continue providing value for supporting new treatments that may not need the diagnostic information our products provide.

The medical device industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our current competition primarily resides with the diagnostic standards over which our products are intended to improve – in particular, X-ray, lumbar MRI, and PD. Our products are positioned for synergistic use with lumbar MRI, and to enhance the diagnostic value of lumbar MR exams. However, the existing reliance on lumbar MRI as a standard of care for our DLBP indication, and on PD in some medical practices, and the potential for other enhancements to those platforms and techniques, nonetheless also represents a competitive threat. To the extent that these other platforms represent our primary competitors, they are mainly provided by large, well-capitalized companies with significant market share and resources. Most of our competitors have more established sales and marketing programs than us and have greater name recognition. These competitors also have long operating histories and may have more established relationships with potential customers. Also, there can be no assurance that other companies or institutions will not succeed in developing or marketing devices and products that are more accurate, useful, effective or safer than our technology or that would render our technology obsolete or noncompetitive.

Adoption of our technology depends on positive clinical data as well as clinician acceptance of the data and our products, and negative clinical data or perceptions among these clinicians would harm our sales, business, financial condition, and results of operations.

The rate of adoption and sales of our products are heavily influenced by clinical data. We have published positive clinical data from an Institutional Review Board (“IRB”), approved more than 100 patient single center trial in a major peer-reviewed spine journal which showed both: (a) high diagnostic accuracy against provocation discography controls, and (b) much higher patient success outcomes for surgeries that treated discs identified as painful using our products, versus much lower success rates when discs diagnosed as painful with our products were left untreated. However, there can be no assurance that our clinical data will continue to be positive for our ongoing or future clinical studies. Additionally, there can be no assurance that future clinical studies, including those to continue demonstrating the diagnostic accuracy and value of our products in currently approved patient populations and those to support label retention and expansion for our products, will demonstrate diagnostic acuity or value. Unfavorable or inconsistent clinical data from ongoing or future clinical studies conducted by us, our competitors, or third parties, or the potential for negative interpretation of our clinical data by customers, competitors, patients, and regulators, or the potential for finding new or more frequent adverse events related to the use of our products could harm our sales, business, financial condition, and results of operations.

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If adequate reimbursement is not available for the procedures implementing our technology, or for clinicians to provide ongoing care for patients diagnosed with our technology, it could diminish our sales or affect our ability to sell our technology.

Our ability to increase sales of our technology depends, in significant part, on the availability of adequate financial coverage and reimbursement from third-party payors, which include: (i) governmental payors such as the Medicare and Medicaid programs in the United States; (ii) private managed care organizations; and (iii) private health insurers. Third-party payers determine which services and treatments they will cover and establish reimbursement rates for those treatments. While we have secured certain reimbursement codes against which the use of our products can potentially be billed, we do not yet currently bill any third-party payers directly for our technology. The cost of our customers using our technology is currently being paid for by either: (i) billing patients to pay directly (ii) allocation at least in part against payments received by healthcare providers for other procedures conducted in association with the use of our technology, or (c) third-party payer reimbursement payments to a several of our customers for less than 10 patients through the date of this prospectus. A failure to obtain wide coverage and adequate reimbursement for using our technology in conducting our new diagnostic procedures, or for clinicians providing ongoing patient care based on or related to our diagnostic results could diminish our sales and affect our ability to sell our technology.

If adequate reimbursement for our temporary Category III CMS Code designation for our products cannot be obtained or we are not successful in obtaining conversion to permanent Category I codes at an adequate reimbursement level, it would diminish our sales and would affect our ability to market our technology.

On January 1, 2021, our Category III CPT Codes became effective (see “Business”, “Reimbursement” below). Category III codes represent the first step in the reimbursement process (See “Business” “Reimbursement” below). The effectiveness of our Category III codes commenced a five-year period in which, in order to maintain our Category III status, we are required to demonstrate that the medical community needs (“Clinical Needs”) the NOCISCAN-LS product. Clinical Needs would be demonstrated to the CPT Committee based on the volume at which our Category III codes are billed by imaging centers and physicians. In addition to demonstrating that there is Clinical Needs, we also are required to show that NOCISCAN-LS is clinically effective as indicated by patients having better outcomes when NOCISCAN-LS reports are used to help guide surgical treatments. We expect to show clinical effectiveness through a combination of clinical registries and clinical studies that build upon our published clinical study the CPT committee used to create our Category III CPT codes. However, if we are not able to demonstrate Clinical Needs, nor that NOCISCAN-LS is clinically effective, our revenue would be limited to a direct patient payment model, which will severely limit our ability to market our products and generate sufficient revenue to continue market our technology.

Further, for us to obtain a conversion from of our CPT codes from Category III to Category I, we will need to attract a significant larger number of surgeons and imaging centers to adopt our technology and thereby increase the volume of reimbursement claims data needed for the CPT committee to determine that our product is needed in the healthcare marketplace. In addition to generating clinical use volume, we will also need to demonstrate the ongoing clinical efficacy of our products to secure adequate reimbursement from payers. A failure to convert Category III codes to Category I codes will ultimately make us more dependent on a patient pay model which will significantly diminish our sales and affect our ability to market our technology.

Use of our technology requires appropriate training for proper use of our products, and inadequate training may lead to negative patient outcomes, which could harm our business, financial condition, and results of operations.

The successful use of our technology depends, in part, on the training and skill of referring doctors and other healthcare providers for appropriately prescribing our diagnostic exam for the correctly indicated patients and anatomy, and properly interpreting the results from using our product as indicated under our related IFUs. It also depends upon MR technicians and operators appropriately implementing and using our technology as indicated under our related IFUs. MR technicians and operators could also experience difficulty with the steps and techniques necessary to successfully implement and use our technology protocols. We cannot guarantee that all medical and MR technician professionals will have the necessary skills and training, according to our instructions for use, or will sufficiently comply with that training and instructions for use in order to properly prescribe and interpret the results of our diagnostic imaging platform. We cannot be certain that surgeons, other physicians, MRI technicians or operators, or other healthcare providers that use our technology will have received sufficient training or will continue to comply with that training in their on-going practice in using our technology. If physicians and surgeons utilize our technology incorrectly or, without adhering to or completing all relevant training according to our instructions, the utility and value of our diagnostic products and their related patient outcomes from on-going care following that diagnostic work-up may not be consistent with the outcomes achieved in our clinical studies or otherwise expected or desired by such care providers or the patients themselves. Adverse treatment outcomes that could potentially arise from improper or incorrect use of our technology may negatively impact the perception of patient benefit and safety of our technology, notwithstanding results from our clinical studies. These results could limit adoption of our technology, which would harm our sales, business, financial condition, and results of operations.

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We expect to increase the size of our organization in the future, and we may experience difficulties in managing this growth. If we are unable to manage the anticipated growth of our business, our future revenue and operating results may be harmed.

As of January 1, 2022, we had 6 full time employees and 6 part time consultants. As our sales and marketing strategies develop, and as we transition into operating as a public company, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining and motivating additional employees;
•	managing our internal development efforts effectively, while complying with our contractual obligations to contractors and other third parties; and
•	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully market and sell our technology will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We may not be able to achieve or maintain satisfactory pricing and margins for our NOCISCAN-LS disc MRS diagnostic software products and related services, which could harm our business and results of operations.

Software products classified as medical devices have a history of price competition and we can give no assurance that we will be able to maintain satisfactory prices for our technology. The pricing of our technology could be impacted by several factors, including pressure to reduce prices by our customers due to a decline in the amount that third-party payers reimburse for diagnostic procedures using our technology or for clinicians providing ongoing patient care related to the diagnostic information we provide. A decline in the amount that third-party payers reimburse our customers for ongoing patient care could also make it difficult for us to maintain procedural volume without a corresponding reduction in prices for our products. If we are forced to lower the price we charge for our technology, our gross margins will decrease, which, will harm our ability to invest in and grow our business. If we are unable to maintain our prices or if our costs increase and we are unable to offset such increase with an increase in our prices, our margins would erode and could harm our business, financial condition, and results of operations.

Our results of operations may be harmed if we are unable to accurately forecast customer demand for our technology

Our ability to accurately forecast demand for our products could be negatively affected by many factors, including (i) our potential failure to accurately manage or execute our expansion strategy, (ii) new product introductions by competitors, (iii) an increase or decrease in customer demand for our products or for other competing products, (iv) our failure to accurately forecast customer adoption of new products, (v) unanticipated changes in general market conditions or regulatory matters, (vi) weakening of economic conditions or consumer confidence in future economic conditions, and (vii) the ongoing COVID-19 pandemic. Software processing capacity, data storage, and related computer hosting resources in excess of customer demand may result in financial write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand. Conversely, if we underestimate customer demand for our products, our technical and IT resource support team, software processing and storage resources, and computing architectures may not be able to support sufficient processing requirements to meet the demand for our products; and, this could result in lost sales and damage to our reputation and customer relationships. In addition, if we experience a significant increase in demand, additional computing and storage capacity and resources, and additional technical support personnel required to support the increased demand may not be available when required or on terms that are acceptable to us, or at all, which may negatively affect our sales, business, financial condition, and results of operations.

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Risks related to government regulation and our industry

Our operations and technology are subject to pervasive and continuing FDA regulatory requirements, and failure to comply with these requirements could harm our business, financial condition and results of operations.

Before a regulated new medical device or service, or a new intended use for an existing device or service, can be marketed in the United States, a company must first receive either 510(k) clearance, or a PMA from the FDA, unless an exemption applies. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that: (i) a proposed device is substantially equivalent to a legally-marketed predicate device, which includes a legal marketed device that has been previously cleared through the 510(k) process, (ii) was legally marketed prior to May 28, 1976 (pre-amendments device), (iii) was legally marketed pursuant to an approved PMA and later down-classified, or (iv) is covered by a classification regulation created through the de novo review process.

In the process of obtaining PMA approval, which the FDA could potentially require in the future for our products, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, preclinical, clinical study, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.

We believe that one of our products under the NOCISCAN-LS Suite, NOCICALC-LS, is a Class I 510(k)-exempt medical device, which only requires registration and no pre-market review with the FDA, and which we registered as such with the FDA. We also believe the other of our products in the suite, NOCIGRAM, is “Clinical Decision Support Software” under the 21st Century Cures Act and as such, is not considered a medical device, and thus is not regulated by the FDA. Accordingly, we believe that our current products do not require FDA clearance or approval under either 510(k) or PMA approval pathways. However, there can be no assurance that in the future, the FDA will not determine that PMA approval, de novo classification, or 510(k) clearance is required for our products. If the FDA were to make such a determination, we would not be able to sell or market our products without or until securing such approval or clearance and may be subject to potential fines and other penalties or remedial actions for illegally marketing or selling an unapproved medical device, which would affect our sales, business, financial condition, and results of operation.

If we are unable to expand the labeling claims for using our technology to include additional indications, our growth potential could be harmed.

We intend to seek expanded labeling claims for our technology in the future, including for example: (i) extending the intended indications for use to include disc MRS along the thoracic or cervical spine, (ii) incorporating certain MRI image post-processing along with MRS data post-processing, and (iii) real-time post-processing of MRS exam data during the exam itself via our software installed and operated within the MR scanner software environment (vs. our current products which are for cloud-hosted post-processing of MRS data that is transferred to us, following the MRS exams, via our own remote computing resources). If regulatory clearance or approval is required to expand the use of our technology, and which clearance and approval may require clinical trial results, we could incur substantial costs and the attention of management could be diverted throughout this process. However, there can be no assurance we will be able to obtain and maintain necessary clearance or approvals for additional uses of our technology, or even if obtained, that the broadened use of our technology would be accepted or adopted by intended users, thus limiting the growth potential of our business.

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Our medical device products may be subject to recalls, which could divert managerial and financial resources, harm our reputation and our business.

The FDA has the authority to require the recall of medical device products in certain circumstances. A government mandated or voluntary product recall by us could occur because of device malfunctions or other adverse events, such as quality-related issues resulting from product operating malfunctions or defects. Any future recalls of our products could divert managerial and financial resources, harm our reputation and negatively impact our business.

If we initiate a correction or removal of certain of our products from the market to reduce a risk to health posed by the device, we would be required to submit a Correction and Removal report to the FDA and, in many cases, similar reports to other regulatory agencies. This report could be classified by the FDA as a device recall which could lead to increased scrutiny by the FDA and our customers regarding the quality and safety of our products. Furthermore, the submission of these reports could be used by competitors against us and could harm our reputation, which could cause customers to delay purchase decisions, cancel orders or decide not to purchase our products and could cause patients to lose trust in our technology.

We may experience difficulties outside the US in obtaining or maintaining regulatory clearance or approval, or exemptions therefrom, or in successfully gaining third-party reimbursement or marketing our technology, even if approved or otherwise legally marketed.

Our NOCISCAN-LS product suite was initially commercialized as a Class I medical device under European Commission regulations. The process did not require pre-market submission, review, or certification by a Notified Body in order to be CE marked. A “Notified Body” is an organization designated by an EU country to assess the conformity of certain products before being placed on the market.

For commercialization outside the United States, in particular the European Union (“EU”) and United Kingdom (“UK”), the Company, in conjunction with our regulatory consultants, determined NOCISCAN-LS to be a Class I medical device, for which we secured a CE mark via self-certification. As such, we self-certified our product for the CE mark under a Declaration of Conformity (“DOC”) filed by us as part of a dossier with a qualified EU Representative. Since self-certification was completed by the Company, the EU adopted Medical Device Regulation (EU) 2019/1020, known as MDR, that went into effect on July 16, 2021. Under these new regulations, we believe NOCISCAN-LS to be considered a Class II(a) device that requires re-certification for CE mark by a Notified Body prior to May 2024. Notified Bodies carry out tasks related to conformity assessment procedures set out in the applicable legislation, when a third party is required. Class II(a) device certification is subject to additional requirements for approval beyond our existing submissions, including requiring pre-market review and CE mark approval by a Notified Body, and which may require submission and approval of supportive clinical data. We are currently seeking to identify, but have not yet engaged, a Notified Body for this purpose. The available number of Notified Bodies, and those engaging new company applicants, has been significantly reduced in recent years and the ability for conducting a Notified Body review and CE mark approval can typically take more than a year. Certain aspects of the new MDR also place new requirements on Class I medical devices that are not subject to the extended 2024 grace period and became effective as of May 2021. This applies to new required policies and practices for post-market surveillance of our products. While we are not currently compliant with these new requirements, we are in the process of updating our policies and practices and taking the corrective actions to achieve and maintain ongoing compliance. We believe the actions we are taking are sufficient to support the continuance of our commercial activities in the EU under our CE mark without adverse penalties or other consequences. However, there is a risk that one or more regulatory body or agency in the EU may determine otherwise, either with respect to our prior non-compliance that has since been corrected or with respect to the sufficiency of our corrective actions, and which could result in us incurring certain penalties or other consequences.

If we are unable to engage or receive CE mark approval from a Notified Body under the MDR by the May 2024 grace period deadline, or are determined to be non-compliant with MDR regulations not subject to the grace period and therefore applicable to us as of May 2021, we could lose our CE mark, and may become unable to continue promoting or selling our products for commercial use in the EU, UK, or other countries that relate their medical device regulations to a CE mark.

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In conjunction with Brexit, medical devices in the UK are no longer governed by CE regulations. As such, the UK has introduced the UKCA marking system which largely follows the CE marking regulations to include permitting use of the same submissions for approval. The major difference post-Brexit is that CE marking is regulated by the EU and UKCA marking is regulated by the UK. The only practical implication to the Company is the requirement of a Notifying Body within both the EU and the UK. If the Company is successful in meeting all requirements of the CE mark under MDR set forth above, the company believes it will meet all requirements for UKCA marking. While we are not currently compliant with new requirements in the UK, we are in the process of updating our policies and practices and taking what we believe are corrective actions to achieve and maintain ongoing compliance in the UK. We believe our activities are sufficient to support the continuance of our commercial activities in the UK under our CE mark without adverse penalties or other consequences. However, there is a risk that one or more regulatory body or agency in the UK may determine otherwise, either with respect to our prior non-compliance that we believe has been corrected or with respect to the sufficiency of those corrective actions and which could result in us incurring certain penalties or other adverse consequences to our business. There can be no assurance that we can obtain a UKCA mark and if we are not able to secure a UKCA mark, we will lose our ability to conduct business in the UK.

Sales of our technology outside of the United States will be subject to foreign regulatory requirements governing clinical studies and marketing approval, as well as additional post-market requirements. We would incur substantial expenses in connection with any international expansion. Additional risks related to operating in foreign countries include:

•	differing, and potential changes in, regulatory requirements in foreign countries, including with respect to data privacy and security;
•	differing, and potential changes in, reimbursement regimes in foreign countries, including price controls;
•	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;
•	economic weakness, including inflation, or political instability in particular foreign economies and markets;
•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•	foreign taxes, including withholding of payroll taxes;
•	foreign currency fluctuations, which could result in increased operating expenses or reduced revenue;
•	difficulties staffing and managing foreign operations;
•	workforce uncertainty in countries where labor unrest is more common than in the United States;
•	potential liability under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, or comparable foreign regulations;
•	challenges enforcing our contractual and intellectual property rights as well as intellectual property theft or compulsory licensing, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States; and
•	business interruptions resulting from geopolitical actions, including war and terrorism.

These and other risks associated with international operations that may harm our ability to attain or maintain profitable operations internationally, which would harm our growth potential.

Furthermore, there are foreign privacy laws and regulations that impose restrictions on the collection, use, storage, disclosure, transfer and other processing of personal data, including health information. For example, the European Union General Data Protection Regulation (“GDPR”), imposes stringent data protection requirements, including, for example, more robust disclosures to individuals, a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, increased requirements pertaining to special categories of data, such as health data, and additional obligations regarding third-party processors in connection with the processing of the personal data. Our failure to comply with the GDPR or other applicable foreign privacy laws or regulations or significant changes in the laws and regulations restricting our ability to obtain or use required patient information could significantly impact our business and our future business plans.

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If we fail to comply with fraud and abuse and other healthcare laws and regulations in the U.S. and internationally including those relating to kickbacks and false claims for reimbursement, we could face substantial penalties and our business, financial condition and results of operations could be harmed.

Healthcare providers play a primary role in the distribution, recommendation, ordering and purchasing of any of our products. Through our arrangements with healthcare professionals and hospital facilities, we are exposed to broadly applicable anti-fraud and abuse, anti-kickback, false claims and other healthcare laws and regulations that may constrain our business, our arrangements and relationships with customers, and how we market, sell and distribute our marketed medical devices. We have a compliance program, code of conduct and associated policies and procedures, but it is not always possible to identify and deter misconduct by our employees, contractors, and other third parties, including our customers, and the precautions we take to detect and prevent noncompliance may not be effective in protecting us from governmental investigations for failure to comply with applicable fraud and abuse or other healthcare laws and regulations.

In the United States, we are subject to various state and federal anti-fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and federal civil False Claims Act, or the FCA. Our relationships with physicians, other health care professionals and hospitals are subject to scrutiny under these laws. There are also similar laws in other countries that we may become subject to if we expand internationally.

The laws that may affect our ability to operate include, among others:

•	The Anti-Kickback Statute, which prohibits, among other things, knowingly and willingly soliciting, offering, receiving or paying remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual, or the purchase, order or recommendation of, items or services for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs;

•	The federal civil and criminal false claims laws, including the FCA, and civil monetary penalties laws, which prohibits, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds and knowingly making, using or causing to be made or used, a false record or statement to get a false claim paid or to avoid, decrease or conceal an obligation to pay money to the federal government;

•	The Health Insurance Portability and Accountability Act of 1996, or HIPAA, which applies to our customers and some of their downstream vendors and contractors, imposes criminal and civil liability for, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payers, or knowingly and willfully falsifying, concealing or covering up a material fact or making a materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items or services;

•	Various state laws governing the privacy and security of personal information, including the California Consumer Privacy Act (“CCPA"), which became effective on January 1, 2020, which regulates the processing of personal information of California residents and increases the privacy and security obligations of covered companies handling such personal information. The CCPA requires covered companies to, amongst other things, provide new and additional disclosures to California residents, and affords such residents new abilities to access their personal information and opt out of certain sales of personal information; and

•	The federal Physician Payments Sunshine Act, also known as Open Payments, requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually, with certain exceptions to the Centers for Medicare and Medicaid Services, or CMS, information related to payments or other “transfers of value” made to certain physicians or other healthcare providers, as defined by such law, and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members.

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State and federal regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, and the U.S. Congress continues to strengthen the arsenal of enforcement tools. Enforcement agencies also continue to pursue novel theories of liability under these laws. In particular, government agencies have increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and patient care programs, including bringing criminal charges or civil enforcement actions under the Anti-Kickback Statute, the FCA and HIPAA’s healthcare fraud and privacy provisions.

Achieving and sustaining compliance with applicable federal and state anti-fraud and abuse laws may prove costly. If we, or our employees, are found to have violated any of the above laws we may be subjected to substantial criminal, civil and administrative penalties, including imprisonment, exclusion from participation in federal healthcare programs, such as Medicare and Medicaid, and significant fines, monetary penalties, forfeiture, disgorgement and damages, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. Any action or investigation against us for the violation of these healthcare fraud and abuse laws, even if successfully defended, could result in significant legal expenses and could divert our management’s attention from the operation of our business. Companies settling FCA, Anti-Kickback Statute or civil monetary penalties law cases also may be required to enter into a Corporate Integrity Agreement with the OIG, in order to avoid exclusion from participation (which results in a loss of coverage for their products) in federal healthcare programs such as Medicare and Medicaid. Corporate Integrity Agreements typically impose substantial costs and operational burdens on companies to ensure compliance. Defending against any such actions can be detrimental to our reputation and brand and can otherwise be costly, time-consuming and may require significant personnel resources, and may harm our business, financial condition and results of operations.

We have financial relationships with certain physicians and health care providers, research investigators, and authors for our clinical or scientific publications that may be deemed a conflict of interest and may be subject to certain statutory or regulatory requirements, under which a failure to comply could lead to enforcement actions against us and other negative consequences for our business.

We have certain financial relationships with medical doctors and other healthcare providers who are investors and shareholders in our Company and/or paid consultants, clinical investigators, or speakers promoting our products and clinical results, some of whom are also our customers who pay us for patients receiving a NOCISCAN-LS exam, or otherwise prescribe and get paid for interpreting a NOCISCAN-LS exam. There are risks that one or more of these relationships may be determined to be a conflict of interest and be in violation of applicable laws, regulations, or guidelines, which could potentially subject us to significant fines or curtailment of our active commercial operations, and which could also potentially harm our reputation in the marketplace. If we are deemed to not comply with requirements governing the industry’s relationships with physicians or there is an investigation into our compliance by the Office of the Inspector General, the Department of Justice, states’ attorney generals or other government agencies, it could harm our sales, business, financial condition, and results of operations.

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Regulatory compliance is expensive, complex and uncertain, and a failure to comply could lead to enforcement actions against us and other negative consequences for our business.

The FDA, EU, and other foreign regulatory agencies or governing bodies, regulate certain of our products as medical devices. Complying with these regulations is costly, time-consuming, complex and uncertain. For instance, before a new medical device, or a new intended use for an existing device, can be marketed in the United States, a company must first submit and receive either 510(k) clearance, de novo approval, or approval of a PMA from the FDA, unless an exemption applies. FDA regulations and regulations of similar agencies are wide-ranging and include, among other things, oversight of:

•	product design, development, manufacturing (including suppliers) and testing;
•	laboratory, preclinical and clinical studies;
•	product safety and effectiveness;
•	product labeling;
•	product storage and shipping;
•	quality assurance policies, practices, and record keeping;
•	pre-market clearance or approval;
•	marketing, advertising and promotion;
•	product sales and distribution;
•	product changes;
•	product recalls; and
•	post-market surveillance and reporting of deaths, serious injuries, certain malfunctions, and related corrective actions.

Further, improvements of our existing technology, any potential new technology, and new indications for use of our current technology may be subject to extensive regulation, and we may require permission from regulatory agencies and ethics boards to conduct clinical studies, as well as clearance or approval from the FDA, or other such foreign regulatory agencies or governing bodies, prior to commercial sale. In order to commercialize and distribute our products in markets outside of the United States, it will require approval from, or otherwise meeting the requirements of, non-U.S. regulatory agencies.

The FDA and foreign regulatory bodies can delay, limit or deny clearance or approval (or otherwise a related “exemption”) for a device for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;
•	disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical studies or the interpretation of data from clinical studies, or with the regulatory classification or related pre-market regulatory pathway pursued by the Company for our products;
•	adverse device effects experienced by participants in our clinical studies;
•	the insufficiency of data from our preclinical studies and clinical studies to support clearance or approval, where required;
•	our inability to demonstrate that the clinical and other benefits of our products outweigh the risks;
•	failure of our manufacturing process or facilities to meet applicable requirements; and
•	significant changes to the policies or regulations of the FDA or applicable foreign regulatory bodies that render our clinical data or regulatory classifications, pre-market review pathways, or related filings insufficient for approval or that otherwise prevent us from legally marketing our products.

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Future clinical studies may be delayed, suspended or terminated for many reasons, including to support reimbursement coverage and certain potential label expansions for additional indications, which will increase our expenses and delay the time it takes to secure reimbursement coverage or support label expansion for additional indications.

We plan to continue to develop and execute clinical studies to support reimbursement coverage for using our products, label retention for our products, label expansion for our products into additional claims for diagnosing painful discs and improving patient outcomes and additional thoracic and cervical discogenic back pain patient populations. We may also develop and execute clinical studies for new products or for label expansion for our current products into patient populations suffering from other pain or tissue chemistry-mediated conditions. We may also develop modifications to our products, and conduct related clinical studies, related to expanding indications for post-processing data from other MRS applications in the body. We do not know whether future clinical studies will begin on time, will need to be redesigned, have an adequate number of patients enrolled or be completed on schedule, if at all. The commencement and completion of clinical studies to support label retention and expansion for additional indications or for new products may be delayed, suspended or terminated as a result of many factors, including:

•	the delay or refusal of regulators or Institutional Review Boards, or IRBs, to authorize us to commence a clinical study at a prospective trial site;
•	changes in regulatory requirements, policies and guidelines;
•	delays or failure to reach agreement on acceptable terms with prospective clinical research organizations, or CROs, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
•	delays in patient enrollment and variability in the number and types of patients available for clinical studies, including due to COVID-19 or other disease outbreak, and delays in or the inability to monitor enrolled patients, including due to COVID-19 or other disease outbreak;
•	the inability to recruit, enroll, or retain a sufficient number of patients;
•	deviations by our CROs or clinical sites from the trial protocol or study discontinuation by participants, investigators, or study sites;
•	safety or tolerability concerns that could cause us to suspend or terminate a trial if we find that the participants are being exposed to unacceptable health risks;
•	regulators, Institutional Review Boards (“IRBs”), Ethics Committees or Data Safety Monitoring Boards requiring that we or our investigators or study sites suspend or terminate clinical studies for various reasons, including noncompliance with GCP or other regulatory requirements or safety concerns;
•	lower than anticipated retention rates of patients and volunteers in clinical studies;
•	failure of our CROs or clinical studies sites to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;
•	delays relating to identifying and engaging with and adding new clinical study site that have access to compatible MR scanners for using our products; and
•	exceeding budgeted costs.

In addition, if the FDA concludes that we have not adequately disclosed financial interests of our investigators or if our disclosed financial relationships with investigators result in a perceived or actual conflict of interest that may have affected the interpretation of a study, the integrity of the data generated at the applicable clinical study site or the utility of the clinical study itself, FDA may refuse to consider data from the study. This could result in the delay or rejection by the FDA. Any such delay or rejection could prevent us from supporting label retention and expansion for our products.

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A failure to comply with governmental regulatory requirements would have a negative impact upon our business.

Failure to comply with applicable U.S. requirements regarding promoting, manufacturing, labeling, and establishing and complying with appropriate quality assurance policies, systems, and practices for our products may subject us to a variety of administrative or judicial actions and sanctions. We currently offer the NOCISCAN-LS product suite via two interactive products, NOCICALC-LS, which is listed with the FDA as a Class I, 510(k)-exempt product, and NOCIGRAM-LS, a type of medical software that we have concluded is exempt from medical device regulation by the FDA pursuant to the 21st Century Cures Act. This product suite is also self-certified and CE Marked as a Class I medical device under MDD requirements, while we believe it is considered a Class II medical device and requiring Notified Body review and certification under newer MDR regulations (subject to a grace period until May 2024). These products are marketed and sold with certain labeling and related instructions for use and are promoted by various marketing and sales materials and related human interactions via our personnel and our target customers. We have also established, and operate under, certain quality assurance systems, policies, and procedures under our QMS intended to be compliant with applicable requirements for all relevant territories and jurisdictions related to our commercial activities. In the event that our establishment, maintenance, marketing, promotion, labeling, or execution of these products, or these systems, policies, practices, or procedures, are determined to be inadequate or non-compliant with applicable regulatory requirements, such defect could result in certain potential enforcement actions or other adverse consequences, and our business would be negatively affected.

If we become subject to enforcement action by governmental regulatory agencies, our business would be negatively affected.

Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or other governmental regulatory agencies, which enforcement actions may include the following:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions;
•	issuance of form 483s, or other compliance or enforcement notices, communications or correspondence from regulatory bodies;
•	recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of marketing, sales and production or offering of product-related services;
•	refusing or delaying our requests for 510(k) clearance or de novo classification or PMA approval of new products or modified products;
•	requiring products that we determined to be classified and listed with the FDA as a Class I, 510(k)-exempt medical device, or that we determined not to be a medical device and thus unregulated by the FDA, instead to be submitted for marketing authorization (510(k) clearance, de novo classification, or PMA approval);
•	operating restrictions;
•	withdrawing market authorizations that have already been granted;
•	refusal to grant any export approval that might be required for our NOCISCAN-LS product suite; or
•	criminal prosecution

If any of these events were to occur, it would have a negative impact on our business, financial condition and results of operations.

If certain of our medical device products cause or contribute to a death or a serious injury or malfunction in certain ways, we will be required to report under applicable medical device reporting regulations, or MDRs, which can result in voluntary corrective actions or agency enforcement actions and harm our reputation, business, financial condition and results of operations.

FDA’s Medical Device Reporting (“MDR”) regulation requires, medical device manufacturers to report to the FDA information of which the manufacturer becomes aware that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or a similar device marketed by the manufacturer were to recur. If we fail to report events required to be reported to the FDA within the required timeframes, or at all, the FDA could take enforcement action and impose sanctions against us. Any such adverse event involving our products also could result in the need to take corrective and preventative actions, such as changes to design or manufacturing processes, corrections, removals, or recalls or customer notifications, or agency action, such as inspection or enforcement action. Risk of harm to patients, including without limitation serious injury or death, associated with using our products could also result in product liability actions against us. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, would be costly, distract management from operating our business, could be used by competitors against us, and may harm our reputation, business, financial condition and results of operations.

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From time to time, we engage outside parties to perform services related to certain of our clinical studies. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to complete our clinical studies on our planned timelines, or at all, and may incur significant additional costs.

The FDA’s investigational device exemption (“IDE”) regulations impose requirements on the conduct of certain clinical investigations conducted with medical devices. The requirements depend on whether the study is considered to be exempt, a nonsignificant risk or a significant risk. In general, clinical investigations with medical devices, including those that are IDE exempt, must comply with requirements for the protection of human subjects, which include review and approval by an institutional review board (“IRB”) and informed consent of subject participants. Significant risk device studies also must submit an IDE to FDA for approval. The IDE regulations specify the responsibilities of sponsors and investigators to ensure compliance with IDE requirements, including compliance with Good Clinical Practice (“GCP”) requirements. Failure to comply may result in FDA placing a temporary or permanent clinical hold on the study, issuance of warning letters, or other regulatory actions.

From time to time, we engage consultants to help design, monitor and analyze the results of certain clinical studies and trials that we sponsor. The consultants we engage may interact with clinical investigators to enroll patients in our clinical studies. We depend on these consultants and clinical investigators to conduct clinical studies and trials and monitor and analyze data from these studies and trials under the investigational plan and protocol for the study or trial and in compliance with applicable regulations and standards. We may face delays in, or be prevented from, completing our clinical studies if these parties do not perform their obligations in a timely, compliant or competent manner. Such roles, functions, and related risks, also apply to certain employees of the Company. If these third parties or employees do not successfully carry out their duties, comply with Good Clinical Practice (GCP) guidelines and other applicable requirements, or meet expected deadlines, or if the quality, completeness or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical study protocols or for other reasons, our clinical studies or trials may need to be extended, delayed or terminated by us or be placed on clinical hold by FDA, or may otherwise prove to be unsuccessful, and we may have to conduct additional studies, which would significantly increase our costs.

Healthcare reform initiatives and other administrative and legislative proposals may harm our business, financial condition, results of operations and cash flows in our key markets.

There have been, and continue to be, proposals by the federal government, state governments, regulators and third-party payers to control or manage the increased costs of healthcare and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the coverage and reimbursement available for our products and could limit the acceptance and availability of our products. The adoption of proposals to control costs could harm our business, financial condition and results of operations.

There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce costs of healthcare may harm:

•	our ability to set a price that we believe is fair for our products;
•	our ability to generate revenue and achieve or maintain profitability; and
•	the availability of capital.

Recently there has been heightened governmental scrutiny over the manner in which companies set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs. Additionally, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. Moreover, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase and which suppliers will be included in their healthcare programs. Adoption of price controls and other cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures may prevent or limit our ability to generate revenue and attain profitability.

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Various new healthcare reform proposals are emerging at the federal and state level. It is also possible that additional governmental action will be taken in response to the COVID-19 pandemic. Any new federal and state healthcare initiatives that may be adopted could limit the amounts that federal and state governments will pay for healthcare products and services, and could harm our business, financial condition and results of operations.

Our collection, use, storage, disclosure, transfer and other processing of sensitive and personal information could give rise to significant costs, liabilities and other risks, including as a result of investigations, inquiries, litigation, fines, legislative and regulatory action and negative press about our privacy and data protection practices, which may harm our business, financial conditions, results of operations and prospects.

In the course of our operations, we collect, use, store, disclose, transfer and otherwise process an increasing volume of sensitive, and personal information including detailed recordings of MRI and MRS results from patients as well as information from our employees and third parties with whom we conduct business. The collection, use, storage, disclosure, transfer and other processing of personal information is increasingly subject to a wide array of federal, state and foreign laws, rules, regulations, and standards regarding data privacy and security including comprehensive laws of broad application, such as the CCPA and the GDPR, that are intended to protect the privacy of personal information that is collected, used, stored, disclosed, transferred or otherwise processed in or from the governing jurisdiction. As we seek to expand our business, we are, and may increasingly become, subject to various laws, rules, regulations and standards, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate or in the jurisdictions where our patients may be. When conducting clinical studies, we face risks associated with collecting trial participants’ data, especially health data, in a manner consistent with applicable laws and regulations, such as GCP guidelines or FDA human subject protection regulations.

In many cases, these laws, rules, regulations and standards apply not only to third-party transactions, but also to transfers of information between or among us, any of our affiliates and other parties with whom we conduct business. These laws, rules, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may harm our business, financial condition and results of operations. The regulatory framework for data privacy and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

We are subject to many diverse laws and regulations relating to data privacy and security. In the United States, various federal and state regulators have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Additionally, our customers may be subject to additional federal and state privacy and security laws, rules, regulations and standards, including HIPAA, that they may require us to comply with through contractual obligations. This patchwork of legislation and regulation may give rise to conflicts or differing views of personal privacy rights. For example, certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, foreign or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. Additionally, new privacy rules are being enacted in the United States and globally, and existing ones are being updated and strengthened. The CCPA regulates the processing of personal information of California residents and increases the privacy and security obligations of covered companies handling such personal information. The CCPA requires covered companies to, amongst other things, provide new and additional disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to access their personal information and opt out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. The CCPA was amended in September 2018 and November 2019, and it is possible that further amendments will be enacted, but even in its current form it remains unclear how various provisions of the CCPA will be interpreted and enforced. Moreover, a new privacy law, the California Privacy Rights Act, (“CPRA”) a consumer privacy ballot initiative that amends and expands the CCPA, was recently passed. The CPRA affords California residents significantly more control over their personal information, imposes heightened compliance obligations on covered companies, and establishes a new enforcement agency dedicated to consumer privacy. The CPRA’s substantive provisions become effective January 1, 2023, and new regulations are expected to be introduced by July 1, 2022. While aspects of the CPRA and its interpretation remain to be determined in practice, they create further uncertainty and may result in additional costs and expenses in an effort to comply. Further, all 50 states have passed laws regulating the actions that a business must take if it experiences a data breach, such as prompt disclosure to affected customers. In addition to data breach notification laws, some states have enacted statutes and rules requiring businesses to reasonably protect certain types of personal information they hold or to otherwise comply with certain specified data security requirements for personal information. We are also subject to the supervisory and enforcement authority of the Federal Trade Commission with regard to the collection, use, sharing, and disclosure of certain data collected from or about individuals. State laws are changing rapidly and there is discussion in Congress of a new federal data protection and privacy law to which we would become subject if it is enacted. All of these evolving compliance and operational requirements impose significant costs that are likely to increase over time, may require us to modify our data processing practices and policies, divert resources from other initiatives and projects, and could restrict the way products and services involving data are offered, all of which may harm our business, financial condition and results of operations.

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In the event we expand our operations internationally, we may become subject to additional foreign data privacy and security laws, rules, regulations, requirements, and standards, which in the European Union, for instance, have been significantly reformed. On May 25, 2018, the General Data Protection Regulation (“GDPR”) entered into force and became directly applicable in all European Union member states. The GDPR implements more stringent operational requirements than its predecessor legislation. For example, the GDPR requires companies to make more detailed disclosures to data subjects, requires disclosure of the legal basis on which companies can process personal data, makes it harder for companies to obtain valid consent for processing, requires the appointment of data protection officers when sensitive personal data, such as health data, is processed on a large scale, provides more robust rights for data subjects, introduces mandatory data breach notification through the European Union, imposes additional obligations on companies when contracting with service providers and requires companies to adopt appropriate privacy governance including policies, procedures, training and data audits. The GDPR permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or four percent of annual global revenues, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. If we become subject to the GDPR and do not comply with our obligations under the GDPR, we could be exposed to significant fines. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. In addition, we may be the subject of litigation or adverse publicity, which could negatively affect our business, financial condition and results of operations.

We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation, scope, and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. We may be unable to make such changes and modifications in a commercially reasonable manner, or at all. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us, harm our reputation and brand, damage our relationships with consumers and harm our business, financial condition and results of operations.

We make public statements about our use and disclosure of personal information through our privacy policies, information provided on our website and press statements. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices. Any concerns about our data privacy and security practices, even if unfounded, could damage the reputation of our business and harm our business, financial condition and results of operations.

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Complying with these numerous, complex and often changing laws, rules, regulations, and standards is expensive and difficult. Any failure or perceived failure by us or our service providers to comply with our posted privacy policies or with any applicable or potentially applicable federal or state laws, rules, regulations, standards, certifications or orders relating to data privacy, security or consumer protection, or any compromise of security that results in the theft, unauthorized access, acquisition, use, disclosure, or misappropriation of personal information or other user data, could result in significant fines or penalties, negative publicity or proceedings or litigation by governmental agencies or consumers, including class action privacy litigation in certain jurisdictions, which would subject us to significant awards, penalties or judgments, one or all of which could require us to change our business practices or increase our costs and could materially and adversely affect our business, financial condition and results of operations. In addition, if our practices are not consistent, or viewed as not consistent, with applicable legal and regulatory requirements, including changes in laws, regulations and standards or new interpretations or applications of existing laws, regulations and standards, we may also become subject to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, criminal or civil sanctions, all of which may harm our business, financial condition and results of operations.

Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could harm our business, financial condition and results of operations.

We are exposed to the risk that our employees, independent contractors, consultants, commercial partners and vendors may engage in fraudulent or illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to us that violates: (i) the laws of the FDA and other similar state or foreign regulatory bodies, including those laws requiring the reporting of true, complete and accurate information to such regulators, (ii) manufacturing standards, (iii) healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws, (iv) laws related to discrimination, harassment, or other conduct relating to a hostile work environment, or (v) laws that require the true, complete and accurate reporting of financial information or data. These laws may impact, among other things, future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing arrangements, discounting, marketing and promotion, structuring and commissions, certain customer incentive programs and other business arrangements generally. These laws also address the improper use of information obtained in the course of patient recruitment for clinical studies.

We have adopted a code of conduct, employee handbook, and compliance policies, but it is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, imprisonment, reporting and oversight obligations, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, diminished profits and future earnings and curtailment of operations, any of which could adversely affect our ability to operate our business and our results of operations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in integrity issues, or a negative impact to our reputation or brand. Whether or not we are successful in defending against any such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations, which could harm our business, financial condition and results of operations.

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Significant disruptions in our information technology systems, whether through breaches or failures of our technology, unauthorized access or otherwise, may result in both an adverse impact to our products, as well as the unauthorized use, disclosure, modification or misappropriation of patient personal information, the occurrence of fraudulent activity, or other data security-related incidents, all of which could have a material and adverse impact on our business, financial condition and results of operations.

We are increasingly dependent on complex information technology systems for the efficient functioning of our business, including the manufacture, distribution and maintenance of our products, as well as for accounting, data storage, compliance, purchasing and inventory management purposes. Further, our products collect, use, store, disclose, transfer, and otherwise process sensitive patient data, such as detailed recordings of MRIs to help clinicians make more informed treatment decisions and optimize their patients’ care. These data are recorded by our technology and can be viewed by the physician during regular patient visits using the Physician Tablet or on demand through a secure website. We also collect, use, store, disclose, transfer, and otherwise process a growing volume of other personal information and confidential, proprietary and sensitive data, which may include procedure-based information and sensitive healthcare data, credit card, and other financial information, insurance information, and other potentially personally identifiable information. Our information technology systems or those of our service providers may be subject to computer viruses, phishing, social engineering, denial or degradation of service attacks, ransomware, malware attacks or other threats, cyberattacks, or dishonest acts by computer hackers or terrorists, failures during the process of upgrading or replacing software, databases or components thereof, power outages, damage or interruption from fires or other natural disasters, hardware failures, telecommunication failures and user errors, among other malfunctions. Technological interruptions or threats would disrupt our operations, including the ability of our clinicians to use our products as intended to treat patients, the ability of patients to safely and securely upload their data using and into our products, as well as our ability to adequately manufacture our products, timely ship and track product orders, project inventory requirements, manage our supply chain and otherwise adequately service our customers. Additionally, any of these incidents could result in the theft, unauthorized access, acquisition, use, disclosure, modification, or misappropriation of personal information of patients that use our products, trial participants, employees, third parties with whom we conduct business, as well as other confidential, proprietary, and sensitive data, and can also result in fraudulent activity, system disruptions or shutdowns.

The occurrence of any actual or attempted breach, failure of security or fraudulent activity, the reporting of such an incident, whether accurate or not, or our failure to make adequate or timely disclosures to the public or law enforcement agencies following any such event, whether due to delayed discovery or a failure to follow existing protocols, could result in claims made against us or our service providers, which could result in state and/or federal litigation and related financial liabilities, as well as criminal penalties or civil liabilities, regulatory actions from state and/or federal governmental authorities, and significant fines, orders, sanctions, litigation and claims against us by consumers or third parties and related indemnification obligations. Actual or perceived security breaches or failures could also cause financial losses, increased costs, interruptions in the operations of our businesses, misappropriation of assets, significant damage to our brand and reputation with customers, patients, employees, and third parties with whom we do business, and result in adverse publicity, loss of consumer confidence, distraction to our management, and reduced sales and profits, any or all of which could harm our business, financial condition and results of operations.

Our technology is also subject to compromise from internal threats, such as theft, misuse, unauthorized access or other improper actions by employees, service providers and other third parties with otherwise legitimate access to our systems and website. Data security-related incidents and fraudulent activity are increasing in frequency and evolving in nature. We rely on a framework of security processes, procedures, tools, and controls designed to protect our information and assets but, given the unpredictability of the timing, nature and scope of data security-related incidents and fraudulent activity, there can be no assurance that any security procedures and controls that we or our service providers have implemented will be sufficient to prevent data security-related incidents or other fraudulent activity from occurring. Furthermore, because the methods of attack and deception change frequently, are increasingly complex and sophisticated, and can originate from a wide variety of sources, including third parties such as service providers and even nation-state actors, despite our reasonable efforts to ensure the integrity of our systems and website, it is possible that we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all security breaches and failures and fraudulent activity. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner.

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We also face risks associated with security breaches affecting third parties with whom we are affiliated or otherwise conduct business. Due to applicable laws and regulations or contractual obligations, we may be held responsible for any breach, failure or fraudulent activity attributed to our service providers as they relate to the information we share with them. In addition, while we take precautions in selecting service providers, because we do not control our service providers and our ability to monitor their data security is limited, we cannot ensure the security measures they take will be sufficient to protect our information. Any of the foregoing could harm our business, financial condition and results of operations.

As data security-related threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities, or to protect against, respond to and recover from any potential, attempted, or existing security breaches. In addition, our remediation efforts may not be successful. The inability to implement, maintain and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Moreover, there could be public announcements regarding any data security-related incidents and any steps we take to respond to or remediate such incidents, and if securities analysts or investors perceive these announcements to be negative, it could, among other things, have a substantial adverse effect on the price of our common stock. Any of the foregoing could harm our business, financial condition and results of operations.

We currently maintain a cybersecurity insurance policy and business interruption coverage in order to mitigate certain potential losses but this insurance is limited in amount, and we cannot be certain that such potential losses will not exceed our policy limits, or will cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed. Therefore, failure to maintain or protect our information systems and data integrity effectively could harm our business, financial condition, and results of operations.

We face potential liability related to the privacy of health information we obtain.

We may maintain, use, and share sensitive health information that we receive directly from patients that use our technology, throughout the clinical study process, in the course of our research collaborations, and from healthcare providers in the course of using our products and systems. Most healthcare providers, including hospitals from which we obtain patient health information, are subject to privacy and security regulations promulgated under HIPAA, as amended by the HITECH, and also under GDPR. We believe that we are not currently classified or regulated under HIPAA or GDPR as a Covered Entity, but we believe we are considered and regulated as a Business Associate. Accordingly, we are subject to HIPAA and GDPR requirements or penalties as applied to Business Associates. However, in certain situations, any person may be prosecuted under HIPAA’s criminal provisions either directly or under aiding-and-abetting or conspiracy principles. Consequently, depending on the facts and circumstances, we could face substantial criminal penalties if we knowingly receive, maintain, use, or transfer individually identifiable health information from a Covered Entity, as defined under HIPAA, that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information. Furthermore, certain health privacy laws, data breach notification laws, consumer protection laws and genetic testing laws may apply directly to our operations or those of our collaborators and may impose restrictions on our collection, use and dissemination of individuals’ health information As such, we may be subject to state laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, including certain health information, which is a broader class of information than the health information protected by HIPAA. To the extent we engage in clinical studies and commercial uses of our products outside the United States, we may implicate foreign data privacy and security laws and regulations, including the GDPR and legislation of the European Union member states implementing it.

To the extent we do business in international markets now, and in the future, any failure by us or our third-party contractors to comply with the strict rules on the transfer of personal data from outside of the European Union, the United Kingdom, or other foreign country or territory into the United States in accordance with such laws and regulations may result in the imposition of criminal and administrative sanctions on such contractors, which could adversely affect our sales, business, financial condition, and results of operations.

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Moreover, patients about whom we or our contractors or collaborators obtain or share health information, as well as the providers who share this information with us or whom we share this data with, may have statutory or contractual rights that limit our ability to use and disclose the information. We may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws. Potential claims alleging that we have violated individuals’ privacy rights or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could negatively affect our business, financial condition and results of operations. If we or third-party contractors or consultants fail to comply with applicable federal, state or local regulatory requirements, we could be subject to a range of regulatory actions that could affect our or our contractors’ ability to develop and commercialize our products and could harm or prevent sales of our technology, or could substantially increase the costs and expenses of developing, commercializing and marketing our products. Any threatened or actual government enforcement action could also generate adverse publicity and require that we devote substantial resources that could otherwise be used in other aspects of our business.

Additionally, data collection, privacy and security have become the subject of increasing public concern and changing preferences towards data collection, privacy and security could adversely affect patient willingness to consent to our collection of their health information. Patients may be reluctant or unwilling to consent to the collecting of their health information, and patients that have opted-in to the collection of their health information may revoke their consent at any time, including as a result of these concerns or as a result of changes to our data policies that we have implemented or may implement in the future. In particular, the success of our business depends in part on our ability to lawfully obtain health information from our patients. If patients choose not to consent to the collection of their health information as a result of these concerns, or our customers who transfer patient data to us via the use of our products refuse to do so due to concerns for data privacy or potential related liabilities, or our consent or data privacy protection and management policies or practices are found to be unlawful, this could negatively impact the growth potential for our business.

We have encountered potential customers in the EU who have been reluctant, and indeed refused, to become customers due to concerns about transferring of any private patient information from their practice in the EU into the United States. Certain such customers have indicated their opinion that such a transfer is, on its face, non-compliant with GDPR requirements due to certain rights of the US Federal Government to seize such data from US domiciled companies or storage facilities. We may need to expand our operations to host at least one foreign instance of our cloud-based post-processing software products within a foreign country, such as within the European Union, in order to overcome such concerns and reach and engage more customers to grow our business in the related territory. If we are unable to sufficiently dissuade these concerns held by certain potential customers outside of the United States, or do not establish certain changes in our private patient health information data privacy practices, such as moving the hosting of EU-based information to an EU-based instance of our products and storage of related patient health information we receive via use of our products, our sales, business, financial condition, and results of operations could be harmed. We could also encounter delays if a clinical study is suspended or terminated by us, by the IRBs or the Ethics Committees of institutions at which such studies are being conducted, by the Data Safety Monitoring Board for such trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical study due to a number of factors, including failure to conduct the clinical study in accordance with regulatory requirements, including GC.

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Risks related to our intellectual property

If we are unable to obtain, maintain, protect, enforce and defend patents or other intellectual property protection for our technology, or if the scope of our patents and other intellectual property protections is not sufficiently broad, or as a result of our existing or any future out-licenses of our intellectual property, our competitors could develop and commercialize products similar to or competitive with our products and services, our ability to continue to commercialize our technology, or our other products and services, may be harmed.

As with other medical device companies, our success depends, in large part, on our ability to obtain, maintain, protect, enforce and defend a proprietary position for our products and services, which will depend upon our success in obtaining and maintaining effective patent and other intellectual property protection in the United States and other countries into which we may expand our business in the future that relate to our technology and any other products, their manufacturing processes and their intended methods of use. Furthermore, our success will also depend on our ability to enforce and defend those patents, as well as our other intellectual property. In some cases, we may not be able to obtain patents relating to our products and services which are sufficient to prevent third parties, such as our competitors, from copying and competing with other products or services that are the same, similar, or otherwise competitive with our products and services. Or, our competitors may have rights under current or future out-licenses of our intellectual property which could result in our competitors developing and commercializing products similar to or competitive with our products and services. Any failure to obtain, maintain, protect, enforce or defend patent and other intellectual property protection with respect to our NOCISCAN-LS product suite and related services, or other aspects of our business, could harm our business, competitive position, financial condition and results of operations.

Changes in the patent or other intellectual property laws, or their interpretation, in the United States and other countries may diminish our ability to protect our inventions or to obtain, maintain, protect, enforce, and defend our patents and other intellectual property rights, and could affect the value of our intellectual property or narrow the scope of our patents. Additionally, we cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient protection from competitors or other third parties.

The patent prosecution process is expensive, time-consuming and complex and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patents or patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection in one, several, or all geographies. Although we enter into non-disclosure and confidentiality agreements with parties who have access to our confidential information or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, suppliers, consultants, advisors and other third parties, any of these parties may breach the agreements and publicly disclose such confidential information or research and development output. If such unauthorized public disclosure occurs before a patent application is filed, it could compromise or diminish our ability to seek patent protection. Such third parties could also breach obligations with respect to limited uses of our confidential information, which may include (i) breaching restrictions against making or inventing improvements or modifications to, or derivations of, our confidential technologies, and (ii) further separately applying, on their own behalf, for patent protections for such improvements, modifications, or derivations. Such breaches may compromise our ability to obtain or enforce our own patent protections for such improvements, modifications, or derivations. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, the publication of discoveries in scientific literature often lags behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. As such, we cannot be certain that we were the first to make the inventions claimed in any of our patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, relating to technology that we license from or license to third parties, including by way of our license from the Board of Regents of the University of California, and we are therefore reliant on our licensors or licensees. Therefore, these and any of our patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. Furthermore, our license agreements may be terminated by the licensor. Defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example, with respect to proper priority claims, inventorship and the like, although we are unaware of any such defects that we believe are of importance. If we or any of our current or future licensors or licensees fail to obtain, maintain, protect, enforce or defend such patents and other intellectual property rights, such rights may be reduced or eliminated. If any of our current or future licensors or licensees are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation or prosecution of our patents or patent applications, such patents or applications may be invalid and/or unenforceable. Any of these outcomes could impair our ability to prevent competition from third parties, which may harm our business.

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The strength of patent rights generally, and particularly the patent position of medical device companies, involves complex legal and scientific questions, can be uncertain, and has been the subject of much litigation in recent years. This uncertainty includes changes to the patent laws through either legislative action to change statutory patent law or court action that may reinterpret existing law or rules in ways affecting the scope or validity of issued patents. Our current or future patent applications may fail to result in issued patents in the United States or foreign countries with claims that cover our products, including our technology. Even if patents do successfully issue from our patent applications, third parties may challenge the validity, enforceability or scope of such patents, which may result in such patents being narrowed, invalidated or held unenforceable. Any successful challenge to our patents could deprive us of exclusive rights necessary for the successful commercialization of our products, including our NOCISCAN-LS product suite. Furthermore, even if they are unchallenged, our patents may not adequately protect our technology or any other products we develop, provide exclusivity for these products or prevent others from designing around our claims. If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical products could be adversely affected. If the breadth or strength of protection provided by the patents we hold or pursue with respect to our products is challenged, it could dissuade companies from collaborating with us to develop, or threaten our ability to commercialize, our technology.

Patents have a limited lifespan. In the United States, the natural expiration of a utility patent is generally 20 years after its effective filing date and the natural expiration of a design patent is generally 14 years after its issue date, unless the filing date occurred on or after May 13, 2015, in which case the natural expiration of a design patent is generally 15 years after its issue date. However, the actual protection afforded by a patent varies from country to country, and depends upon many factors, including the type of patent, the scope of its coverage, any terminal disclaimers filed or to be filed, overlap in claimed subject matter with other patents in the portfolio, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our technology, we may be open to competition. Further, if we encounter delays in our development efforts, the period of time during which we could market our technology under patent protection would be reduced and, given the amount of time required for the development, testing and regulatory review of planned or future technology and products, patents protecting such technology and products might expire before or shortly after such products are commercialized. For information regarding the expiration dates of patents in our patent portfolio, see “Business—Intellectual Property.” Our U.S. issued patents are expected to expire between January 3, 2026 and March 15, 2033, without taking into account all possible patent term adjustments, extensions, or abandonments, and assuming payment of all appropriate maintenance, renewal, annuity, and other governmental fees. As our patents expire, the scope of our patent protection will be reduced, which may reduce or eliminate any competitive advantage afforded by our patent portfolio. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications licensed to us or assigned to us, currently or in the future, issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents assigned to us may be challenged, narrowed, circumvented or invalidated by third parties. Consequently, we do not know whether our NOCISCAN-LS product suite or our other products will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative products in a non-infringing manner, which could harm our business, financial condition and results of operations.

Some of our patents and patent applications may be co-owned or cross-licensed with third parties. If we give up, do not pursue, or are unable to obtain an exclusive license to any such third-party co-owners’ or licensee’s interest in such patents or patent applications, such co-owners or cross-licensees may be able to license or sub-license, respectively, their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners or co-licensees of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could harm our sales, business, financial condition and results of operations.

We rely on a License from the Regents of the University of California, as well as other aspects of our own patented technology and intellectual property, in order to be able to use and sell various proprietary technologies that are material to our business, as well as technologies which we intend to use in our future commercial activities. Our rights to use these licensed technologies and the inventions claimed in the licensed patents, are subject to the continuation of, and our compliance with the terms of the license. The License provides that for so long as we pay patent prosecution costs, the Regents of the University of California will diligently prosecute and maintain the United States and foreign patents comprising the Patent Rights using counsel of its choice, and the UCSF Regents' counsel will take instructions only from The Regents of the University of California has the right to terminate the agreement upon advanced notice in the event of a default by us. The agreement will expire upon the expiration or abandonment of the last of the licensed patents. The patents subject to the agreement expire between 2025 and 2029. The loss of this license would materially negatively affect our ability to pursue our business objectives and result in material harm to our business operations.

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We may not be successful in obtaining or maintaining necessary rights to any products or processes we may have or develop through acquisitions and in-licenses.

We may find it necessary or prudent to acquire, obtain, or maintain licenses to intellectual property or proprietary rights held by third parties that we may identify as necessary or important to our business operations. However, we may be unable to acquire, secure, or maintain such licenses to any intellectual property or proprietary rights from third parties that we identify as necessary for our technology or any future products we may develop. The acquisition or licensing of third-party intellectual property or proprietary rights is a competitive area, and our competitors may pursue strategies to acquire or license third party intellectual property or proprietary rights that we may consider attractive or necessary. Our competitors may have a competitive advantage over us due to their size, capital resources and greater development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to acquire or license third party intellectual property or proprietary rights on terms that would allow us to make an appropriate return on our investment or at all. We have an existing license with the Board of Regents of the University of California, and which covers multiple patents and patent applications for inventions that are incorporated into our products, and if we are unable to maintain this license, we may not be able to legally market or sell our current or future products, which would harm our sales, business, financial condition, and results of operations. If we are unable to successfully acquire or license third-party intellectual property or proprietary rights that we require for making, using, or selling our products or services, or to maintain the existing licenses to intellectual property rights we have, we may have to abandon the development, manufacturing, marketing, or selling of our related products that require those rights, which could harm our sales, business, financial condition, and results of operations.

Patents directing to our technology could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, which could harm our business, financial condition and results of operations.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office (“USPTO”), or become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or IPR, or interference proceedings or other similar proceedings challenging our patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, such patent rights, allow third parties to commercialize our products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, we may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our priority of invention or other features of patentability with respect to our patents and patent applications. Such challenges may result in loss of patent rights, in loss of exclusivity, or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical products or limit the duration of the patent protection of our products. Such proceedings also may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us.

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In addition, if we initiate legal proceedings against a third party to enforce a patent relating to our products, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a false or misleading statement, or otherwise committed inequitable conduct, during prosecution. Defenses of these types of claims, regardless of their merit, would involve substantial litigation expense, would result in reputational harm, and would be a substantial diversion of employee resources from our business. Third parties may also raise claims challenging the validity or enforceability of our patents before administrative bodies in the United States or abroad, even outside the context of litigation, including through re-examination, post-grant review, IPR, interference proceedings, derivation proceedings and equivalent or similar proceedings in foreign jurisdictions (such as opposition proceedings). Such proceedings could result in the revocation of, cancellation of or amendment to our patents in such a way that they no longer relate to our products. The outcome for any particular patent following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. Moreover, potential third-party claims that are validated in a final ruling or determination regarding inequitable conduct with respect to securing or enforcing a patent could also potentially give rise to other adverse claims, which may include business torts or other causes of action regarding our enforcement of that patent, and could also potentially carry over and apply downstream to other patents that are related to (e.g. claim of priority) the instant patent. If a defendant or other third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and potentially all, of the patent protection for the patents raised in such a claim. Such a loss of patent protection would harm our sales, business, financial condition, and results of operations.

The medical device industry is characterized by patent litigation and in the future we could become subject to actual or threatened patent or other intellectual property litigation alleging our products or services infringe or misappropriate third party rights, which could be costly to address and defend, result in the diversion of management’s time and efforts, require us to pay damages, or prevent us from making, using, or selling our existing or future products.

Patent litigation is prevalent in the medical device and diagnostic sectors. Our commercial success depends, in part, upon our ability and that of our suppliers to manufacture, market, sell, and use our proprietary technology without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. We may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to our products. Third parties may assert infringement claims against us based on existing or future intellectual property rights, regardless of merit. If we are found to infringe a third party’s intellectual property rights, we could be required to incur costs to obtain a license from such third party to continue developing, making, using, or selling our products and services. We may also elect to enter into such a license in order to settle pending or threatened litigation. However, we may not be able to obtain any required license on commercially reasonable terms, or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies or methods licensed to us and could require us to pay significant royalties and other fees. We could be forced, including by court order, to cease commercializing the infringing product or service. In addition, we could be found liable for monetary damages, which may be significant. If we are found to have willfully infringed a third-party patent, we could be required to pay treble damages and attorneys’ fees. A finding of infringement could prevent us from commercializing our planned products in commercially important territories or force us to cease some of our business operations, which could harm our business and cause brand and reputational harm. An adverse infringement determination in one territory where such a claim might be brought could also potentially carry over to influence other similarly adverse claims being brought, and/or adverse results of those additional claims, in other territories where we have or seek a commercial presence. We could also be forced to redesign or otherwise change those products or services that use or implicate the allegedly infringing intellectual property, which could be costly, disruptive and infeasible.

Many of our employees were previously employed at, and many of our current advisors and consultants are employed by, universities or other biotechnology, medical device, healthcare, or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, advisors and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, or these employees, have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Furthermore, although these agreements may be difficult to enforce, we may in the future be subject to claims that these individuals are violating non-compete agreements with their former employers. These and other claims that we have misappropriated the confidential information or trade secrets of third parties can have a similar negative impact on our business, including with respect to the infringement claims discussed above.

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Even if we are successful in defending against intellectual property claims, litigation or other legal proceedings relating to such claims, the claims and related defense may still cause us to incur significant expenses, cause reputational harm, and could distract our technical and management personnel from their normal responsibilities. If we fail in defending any such claims, in addition to paying monetary damages or other settlements, we may lose valuable intellectual property rights or personnel, which could harm our business, financial condition and results of operations. We could potentially be required, or be forced or choose among other options, to negotiate a settlement of third party infringement claims that may include cross-licensing of our own patent or other intellectual property rights with the third party bringing the initial adverse claim against us. This could result in our inability to protect our products and services as exclusively proprietary only to us, and allow the third party to compete against us, with respect to the inventions or technologies related to those out-licensed rights, and which could also diminish the value of our products, services, and overall business and company, and harm our sales, business, financial condition, and results of operations. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial negative impact on the price of our shares of common stock. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of litigation or other intellectual property related proceedings could harm our business, financial condition and results of operations.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and patent applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. In some cases, an intentional lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in the abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could harm our business, financial condition and results of operations. Certain legal or contractual requirements, and/or rights of others involved in our development or products, may permit the U.S. government to disclose our confidential information to third parties. To the extent any of our current or future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply. For example, the National Institute of Health and the Regents of the University of California have limited rights to use certain of our patents and patent applications for research. Any exercise by the government of any of the foregoing rights could harm our business, financial condition, results of operations and prospects.

If we fail to comply with our obligations in any current or future agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are, and may become, party to license or collaboration agreements with third parties to advance our research or allow commercialization of our products. Such agreements may impose numerous obligations, such as development, diligence, payment, commercialization, funding, milestone, royalty, sublicensing, insurance, patent prosecution, enforcement and other obligations on us and may require us to meet development timelines, or to exercise certain efforts to develop and commercialize licensed products, in order to maintain the licenses. In spite of our best efforts, our licensors might conclude that we have materially breached such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technologies covered by these license agreements.

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We have an existing license with the Regents of the University of California which covers multiple patents and patent applications for inventions that are incorporated into our products. Any termination of this or other licenses could result in the loss of significant rights and could harm our ability to commercialize our products and competitors or other third parties may have the freedom to seek regulatory approval of, and to market, products identical to ours, at least to the extent of products and services that incorporate the features captured by those previously licensed patent rights and assuming our licensor permits such competitive activities, either passively or via further out licensing, under their remaining patent rights. If we lose our licensed patent rights, we may also be required to cease our development and commercialization of certain of our products. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Disputes may also arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	whether and the extent to which our technology and processes infringe, misappropriate or otherwise violate intellectual property rights of the licensor that are not subject to the license agreement;
•	our right to sublicense patent and other rights to third parties under collaborative development relationships;
•	our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products, and what activities satisfy those diligence obligations;
•	the priority of invention of any patented technology; and
•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our future licensors and us and our partners.

In addition, the agreements under which we may license intellectual property or technology from third parties are likely to be complex and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our sales, business, financial condition or results of operations. Moreover, if disputes over intellectual property that we may license prevent or impair our ability to maintain future license agreements on acceptable terms, we may be unable to successfully develop and commercialize the affected products, which could have a material adverse effect on our sales, business, financial conditions or results of operations.

Our existing license with the Regents of the University of California, in particular, includes both exclusive rights, as applied to certain aspects of their patent rights under the license, and partial-exclusive and co-exclusive rights as applied to certain other aspects of the Licensor’s patent rights, under which we have rights for diagnostic-related patent claims. The balance of remaining rights for therapy-related claims are exclusively licensed to another third-party company. There are risks that the interpretation of which patent rights apply to us under our license, versus which patent rights apply to the other third-party company under their license, could be the subject of disagreement or dispute, the existence of which, and potential adverse result from which, could diminish the scope of rights we actually have. This could also be the subject of disagreement or dispute with respect to patent prosecution matters along the examination path of applications toward seeking issued patents. Any of the above could diminish, or prevent, our ability to commercialize all aspects of our products as intended, and which could result in harm to our sales, business, financial condition, or result of operations.

Our existing license also includes exclusive rights to certain patents which are co-owned by us and the Board of Regents of the University of California, in relation to inventions that have been determined to be jointly invented by separate but joint inventors that are under different obligation of assignment to us and them. If we fail to maintain and/or lose those license rights to one or more of these co-owned patents and patent applications, others would have the ability to commercialize, or license the ability to commercialize, products or services covered by those patents competitively against us. This would result in us losing exclusive proprietary advantage with respect to technologies and methods relating to those patents, which could harm our sales, business, financial condition, and results of operations.

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If we are unable to obtain patent term extension under the Hatch-Waxman Amendments, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our products, one or more of the U.S. patents assigned or licensed to us may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. However, even if, at the relevant time, we have an issued patent covering our product, we may not be granted an extension if we were, for example, to fail to exercise due diligence during the testing phase or regulatory review process, to fail to apply within applicable deadlines or prior to expiration of relevant patents or otherwise to fail to satisfy applicable requirements. Moreover, the time period of the extension or the scope of patent protection afforded could be less than we request. Only one patent per approved product can be extended, the extension cannot extend the total patent term beyond 14 years from approval and only those claims covering the approved product, a method for using it or a method for manufacturing it may be extended. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, the period during which we can enforce our patent rights for the applicable product will be shortened and our competitors may obtain approval of competing products following our patent expiration. As a result, our ability to generate revenues could be adversely affected. Further, if this occurs, our competitors may take advantage of our investment in development and studies by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case. If we do not have adequate patent protection or other exclusivity for our products, our business, financial condition or results of operations could be adversely affected.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property and proprietary rights throughout the world, which could harm our business, financial condition and results of operations.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on our products in all countries throughout the world would be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but enforcement is not as strong as in the United States. While we do not currently operate or sell our products outside of the United States, these products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries, which may impede on our ability to grow outside of the United States.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition and results of operations may be harmed.

Changes in U.S. patent laws, or patent laws in other countries and jurisdictions, could diminish the value of patents in general, thereby impairing our ability to protect our products.

Changes in either the patent laws or interpretation of the patent laws in the United States, or elsewhere, could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, generally the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party, who may have filed a patent application later, was the first to actually invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before we filed a patent application for the same invention (as defined by claims), could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we could continue incurring costs without being certain that we were the first to file any patent application related to our products or the first to invent any of the inventions claimed in our patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications are prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Additionally, USPTO proceedings provide a venue for challenging the validity of patents at a cost must lower than district court litigation and on much faster timelines. This lower-cost, faster and potentially more potent tribunal for challenging patents could itself increase the likelihood that our own patents will be challenged. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. In addition, future actions by the U.S. Congress, the federal courts and the USPTO could cause the laws and regulations governing patents to change in unpredictable ways. Any of the foregoing could harm our business, financial condition and results of operations.

In addition, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. For example, after the filing of our earlier filed patent applications, from which we have received granted patents and also continue to prosecute additional patent applications under priority filing claims, certain laws and interpretation of those laws changed. This includes, in particular, new changes that diminish or make it more difficult to obtain, enforce, or defend as valid, claims related to medical diagnostics, any methods, and in particular any methods involving the human body or medical procedures. Our patent portfolio is principally related to medical diagnostic methods, which in many cases merge these multiple areas of patent laws that have since been changed. Some of our patents were issued prior to certain such changes in the laws occurring, which could potentially result in certain risks that the patents which were initially valid when granted, under the laws at that time, had become invalid due to the later changes in the laws. Moreover, some of our patents were granted after these changes in the laws, but these may still be subject to risk of challenge due to uncertainty in interpreting and applying these newer changes in the laws related to medical diagnostic methods to our issued patent claims. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. We cannot predict how this and future decisions laws or regulations by the courts, the U.S. Congress or the USPTO may impact the value of our patents. Any similar adverse changes in the patent laws of other jurisdictions could also harm our business, financial condition, results of operations and prospects.

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We may be subject to claims, including third-party claims of intellectual property infringement, misappropriation or other violations against us or our collaborators, challenging the ownership or inventorship of our intellectual property and, if unsuccessful in any of these proceedings, we may be required to obtain licenses from third parties, which may not be available on commercially reasonable terms, or at all, or to cease the development, manufacture and commercialization of one or more of our products.

The medical device industry is highly competitive and dynamic. Due to the focused research and development that is taking place by several companies, including us and our competitors in this field, the intellectual property landscape is in flux and it may remain uncertain in the future. As such, we may be subject to claims that current or former employees, collaborators or other third parties have an interest, either as an owner, co-owner, or otherwise, in our patents, trade secrets or other intellectual property as an inventor or co-inventor. Additionally, we could become subject to significant intellectual property-related litigation and proceedings relating to our or third-party intellectual property and proprietary rights. For example, we may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our products, or could face third-party claims of intellectual property infringement, misappropriation or other violations, including by a licensor from whom we’ve licensed certain intellectual property. These risks apply to our existing license from the Regents of the University of California, both in relation to patent rights we co-own with them as a result of joint invention between our and their respective inventors, and in relation to co-existent license rights that we share with another third-party company in some of those patent rights, as further summarized above.

Litigation may be necessary to defend against these and other claims challenging inventorship of our patents, trade secrets or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products. If we were to lose exclusive ownership of such intellectual property, other owners may be able to license their rights to other third parties, including our competitors. We also may be required to obtain and maintain licenses from third parties, including parties involved in any such disputes. Such licenses may not be available on commercially reasonable terms, or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture and commercialization of one or more of our products. The loss of exclusivity or the narrowing of our patent claims could limit our ability to stop others from using or commercializing similar or identical technology and products. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could harm our business, financial condition and results of operations.

Additionally, our commercial success depends, in part, on our and any potential future collaborators’ ability to develop, manufacture, market and sell any products that we may develop and use our proprietary technologies without infringing, misappropriating or otherwise violating the patents and other intellectual property or proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require us or any potential collaborators to alter our development or commercial strategies, obtain licenses or cease certain activities. The medical device industry is characterized by extensive litigation regarding patents and other intellectual property rights, as well as administrative proceedings for challenging patents, including interference, inter partes or post-grant review, derivation and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions.

Third parties, including our competitors, may currently have patents or obtain patents in the future and claim that the manufacture, use or sale of our products infringes upon these patents. We have not conducted an extensive search of patents issued or assigned to other parties, including our competitors, and no assurance can be given that patents containing claims relating to our products, parts of our products, technology or methods do not exist, have not been filed or could not be filed or issued. In addition, because patent applications can take many years to issue and because publication schedules for pending patent applications vary by jurisdiction, there may be applications now pending of which we are unaware and which may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. Unintentionally abandoned patents or applications can also be revived, so there may be recently revived patents or applications of which we are unaware. As the number of competitors in our market grows and the number of patents issued in this area increases, the possibility of patent infringement claims against us escalates. Moreover, we may face claims from non-practicing entities, or NPEs, which have no relevant product revenue and against whom our own patent portfolio may have no deterrent effect. Third parties may in the future claim that our products infringe or violate their patents or other intellectual property rights.

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Defense of infringement claims, regardless of their merit or outcome, would involve substantial litigation expense and would be a substantial diversion of management and other employee resources from our business, and may impact our reputation. In the event of a successful claim of infringement against us, we may be enjoined from further developing or commercializing the infringing products and/or have to pay substantial damages for use of the asserted intellectual property, including treble damages and attorneys’ fees were we found to willfully infringe such intellectual property. Claims that we have misappropriated the confidential information or trade secrets of third parties could harm our business, financial condition and results of operations. We also might have to redesign any our allegedly infringing products or technologies, which may be impossible or require substantial time and monetary expenditure.

Engaging in litigation, including to defend against third-party infringement claims is very expensive, particularly for a company of our size, and time-consuming. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial negative impact on our common stock price. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of litigation or administrative proceedings more effectively than we can because of greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings against us could impair our ability to compete in the marketplace. The occurrence of any of the foregoing could harm our business, financial condition and results of operations.

We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents, or the patents of any current or future licensing partners, or we may be required to defend against claims of infringement. Our ability to enforce our patent rights against competitors who infringe our patents depends on our ability to detect such infringement. It may be difficult to detect infringers who do not advertise the components or processes that are used in their products or services. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product. For example, many of our patents relate to methods and related computer processing architectures and structures for post-processing data. The use of these methods and structures may not be obvious or certain to assess, and may not be possible or at least may be challenging to reveal or confirm by reverse engineering, based on limited evidence that might be available to us, such as for example from only being able to observe the results of using those methods or architectures. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

In addition, our patents or the patents of our licensing partners also may become involved in inventorship, priority or validity disputes. For example, although we try to ensure that our employees, consultants and advisors are not in breach of any past contractual obligations and do not use the proprietary information or know-how of others in the work that they do for us, we may in the future become subject to claims that we or these individuals have, inadvertently or otherwise, used or disclosed intellectual property, including trade secrets or other proprietary information, of their former university or employer. Additionally, we may be subject to claims from third parties challenging intellectual property rights we regard as our own, based on claims that our agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to a previous employer, or to another person or entity. Furthermore, while it is our policy to require all employees and contractors to execute agreements assigning relevant intellectual property to us, we may also be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. These assignment agreements may not be self-executing or adequate in scope, and may be breached or challenged, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. We may not have adequate remedies for any such breaches, and such claims could harm our business, financial condition and results of operations.

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To counter or defend against such claims can be expensive and time-consuming and it may be necessary or we may desire to enter into a license to settle any such claims; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. In an infringement proceeding, a court may decide that our patent is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover such technology. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial negative impact on our common stock price. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could harm our ability to compete in the marketplace, including ability to hire new employees or contract with independent sales representatives. Additionally, we may lose valuable intellectual property rights or personnel. Any of the foregoing could harm our business, financial condition and results of operations.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be harmed.

Our registered and unregistered trademarks or trade names may be challenged, infringed, circumvented, declared generic or determined to be violating or infringing on marks held by others. We may not be able to protect our rights to these trademarks and trade names, which we need to build or sustain name recognition among potential partners, customers and patients in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to continue to build brand identity and possibly leading to market confusion. In fact, a practice exists with international scope, and which may become manifest in a given case in any or only certain territories, in which certain third parties will deliberately secure or allege they own trademarks or tradenames that are specifically being first used by another party in order to extort license fees or damages in those territories in which the original user of the mark had not filed or perfected its rights to the mark. In addition, there could be potential trade name or trademark infringement, or dilution claims brought by owners of other trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks, trade names, domain names or other intellectual property, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names or other intellectual property may be ineffective, could result in substantial costs, diversion of resources, or adverse impact to our brand and could harm our sales, business, financial condition, and results of operations.

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Intellectual property rights do not necessarily address all potential threats, and limitations in intellectual property rights could harm our business, financial condition and results of operations.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, may evolve, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•	others may be able to make products that are similar to our products or utilize similar technology but that are not covered by the claims of our patents or that incorporate certain technology in our products that is in the public domain;
•	our intellectual property strategy may be limited, we may not seek protection for intellectual property that may ultimately become relevant to our business or our invention disclosure process may prove insufficient to encourage inventors to come forward with protectable intellectual property;
•	we, or our current or future licensors or collaborators, might not have been the first to make the inventions related to the applicable issued patent or pending patent application assigned or licensed to us now or in the future;
•	we, or our current or future licensors or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;
•	we, or our current or future licensors or collaborators, may fail to meet our obligations to the U.S. government regarding any future patents and patent applications funded by U.S. government grants, leading to the loss or unenforceability of patent rights;
•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
•	it is possible that our current or future pending patent applications will not lead to issued patents;
•	it is possible that there are prior public disclosures that could invalidate our patents, or parts of our patents;
•	it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims related to our products or technology similar to ours;
•	it is possible that our patents or patent applications omit individuals that should be listed as inventors or include individuals that should not be listed as inventors, which may cause these patents or patents issuing from these patent applications to be held invalid or unenforceable;
•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;
•	the claims of our patents or patent applications, if and when issued, may not cover our products or technologies;
•	the laws of foreign countries may not protect our proprietary rights or the rights of current or future licensors or collaborators to the same extent as the laws of the United States;
•	the inventors of our patents or patent applications may become involved with competitors, develop products or processes that design around our patents, or become hostile to us or the patents or patent applications on which they are named as inventors;
•	our competitors or other third parties might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
•	we have engaged in scientific collaborations in the past and will continue to do so in the future and our collaborators may develop adjacent or competing products that are outside the scope of our patents;
•	we may not develop additional proprietary technologies that are patentable;
•	our trade secrets may be misappropriated, without an ability to know or reverse engineer the misappropriation, or we may lose trade secret protections based on a failure to properly establish or maintain them;
•	certain employees, consultants, or other collaborators may be engaged on terms that do not prevent them from inventing improvements, modifications, alterations, derivations of our technologies and methods, or otherwise from inventing alternative or new technologies or methods and pursuing them outside of and competitive with the company;
•	the patents of others may harm our business; or
•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property, and thereby potentially preventing us from continuing to use those related technologies or practice those related methods.

Any of the foregoing could harm our business, financial condition and results of operations.

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If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and other confidential or proprietary information that is not patentable or that we elect not to patent. However, such information can be difficult to protect, and some courts, for instance, are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, collaborators, suppliers, customers, and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Furthermore, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection or equitable remedies for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights have or will be adequate. Trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, the laws of many foreign countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited abroad, which could affect our ability to expand to foreign markets or require costly efforts to protect our products.

We also license rights to use certain proprietary information and technology from third parties. The use of such proprietary information and technology is therefore subject to the obligations of the applicable license agreement between us and the owner. For example, the software we developed for our technology includes the use of open source software that is subject to the terms and conditions of the applicable open source software licenses that grant us permission to use such software. The owner of any such proprietary information or technology also might not enforce or otherwise protect its rights in the proprietary information or technology with the same vigilance that we would, which would allow competitors to use such proprietary information and technology without having to adhere to a license agreement with the owner.

To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our products or technology, or develop similar products or technology. Our competitors could purchase our products and attempt to reverse engineer or replicate some or all of the competitive advantages we derive from our development efforts or design around our protected products or technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our products, brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products, substantially and adversely impact our sales and commercial operations and harm our business. Additionally, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Further, it is possible that others will independently develop the same or similar technology or product or otherwise obtain access to our unpatented technology, and in such cases, we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors otherwise obtain our trade secrets or independently develop technology or products similar to and potentially competing with our products, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases.

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We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations, systems and tools, agreements or security measures may be breached, whereby detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach.

Our inability to use software licensed from third parties, or our use of open source software under license terms that interfere with our proprietary rights, could disrupt our business.

Our products, including our technology and methods used, include the use of open source software that is subject to the terms and conditions of the applicable open source software licenses that grant us permission to use such software. Although we monitor our use of open source software, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our technology to our customers. Moreover, we cannot ensure that we have not incorporated additional open source software in our products in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. In the future, we could be required to seek licenses from third parties in order to continue offering our solutions, which licenses may not be available on terms that are acceptable to us, or at all. Claims related to our use of open source software could also result in litigation, require us to purchase costly licenses or require us to devote additional research and development resources to change the software underlying our technology, any of which would have a negative effect on our business, financial condition and operating results and may not be possible in a timely manner. We and our customers may also be subject to suits by parties claiming infringement due to the reliance by our products on certain open source software, and such litigation could be costly for us to defend or subject us to injunctions enjoining us from the sale of our products that contain open source software.

Alternatively, we may need to re-engineer our products or discontinue using portions of the functionality provided by our products. In addition, the terms of open source software licenses may require us to provide software that we develop using such software to others on unfavorable terms, such as by precluding us from charging license fees, requiring us to disclose our source code, requiring us to license certain of our own source code under the terms of the applicable open source license or requiring us to provide notice on our products using such code. Any such restriction on the use of our own software, or our inability to use open source or third-party software, could result in disruptions to our business or operations, or delays in our development of future products or enhancements of our existing products, such as our RNS System, which could impair our business.

Other risks facing our company

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit or halt the marketing and sale of our technology. The expense and potential unavailability of insurance coverage for liabilities resulting from our technology could harm our business and our ability to sell our technology

We face an inherent risk of product liability as a result of the marketing and sale of our technology. Although we have established internal procedures designed to minimize risks that may arise from quality issues, there can be no assurance that we will eliminate or mitigate occurrences of these issues and associated liabilities. Our products and services are diagnostic in nature and involve an exam that is non-invasive using other third-party MR scanner products and technologies. Those exams are also conducted by other third party MR service providers. The results of using our products are also intended to provide information to doctors that help them perform a diagnosis for their patient, using all other diagnostic information that is available to them. The downstream results from those diagnoses may also lead to certain treatments being performed, which are decided upon between that treating doctor and the patient (and related payers), and which are conducted by that treating doctor on the patient. We are not responsible for the performance of those MR scanners, nor for the performance of the MR service providers for conducting those patient exams using the MR scanners, nor for the final diagnosis performed by a doctor as assisted via the results of our products in combination with other available information, nor for the decisions and performance on conducting treatments or other on-going patient care, or the patient outcomes from that care, following the use of our diagnostic assistance product. However, there are risks that certain liability exposures or claims could be threatened or actually filed against us with respect to the performance or results of these other activities around and relating to, but not directly caused by, the use of our products, including with respect to the use of our products in the overall patient care regimen that might result in adverse patient outcomes. Even if we successfully defend any such allegation or claim, this could involve significant risk of liability exposure and significant cost and diversion of resources and focus.

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If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit or halt commercialization of our products. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our technology;
•	injury to our brand or reputation;
•	initiation of investigations by regulators;
•	costs to defend the related litigation;
•	increased insurance premiums;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to trial participants or patients;
•	regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions;
•	loss of revenue;
•	exhaustion of any available insurance and our capital resources; and
•	the inability to market and sell our products.

We believe we have adequate product liability insurance, but it may not prove to be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive. We currently carry product liability insurance in the amount of $5 million in the aggregate. In the future, we may not be able to maintain or obtain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise. Our insurance policy contains various exclusions, and we may be subject to a product liability claim for which we have no coverage. The potential inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or inhibit the marketing and sale of products we may develop. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts, which would harm our business, financial condition and results of operations. In addition, any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, harm our patient-focused brand, negatively impact our reputation in the industry, significantly increase our expenses and reduce product sales.

Some of our customers may also have difficulty in procuring or maintaining liability insurance to cover their operations, including their use of our products. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, our customers may discontinue using our products and potential additional customers may opt against purchasing our products due to the cost or inability to procure insurance coverage.

The failure of third parties to meet their contractual, regulatory and other obligations could adversely affect our business.

We rely on licensors, suppliers, vendors, partners, consultants, and other third parties to research, develop, and partake in both the commercialization of our technology, as well as manage certain parts of our business. Using these third parties poses a number of risks, such as:

•	they may not perform to our standards or legal requirements;
•	they may not produce reliable results;
•	they may not perform in a timely manner;
•	they may not maintain confidentiality of our proprietary information;
•	disputes may arise with respect to ownership of rights to products developed with our partners; and
•	disagreements could cause delays in, or termination of, the research, development or commercialization of our products or result in litigation or arbitration.

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If and as any of one or more of these identified parties might be replaced in the future by another party with whom we might engage or rely upon for similar technological or business purposes, or to the extent we may expand our business to involve and rely on still more additional parties for similar purposes as those listed (e.g. additional MR scanner vendors), similar risks would apply to those other parties.

Moreover, some third parties may be located in markets subject to political and social risk, corruption, infrastructure problems and natural disasters, in addition to country-specific privacy and data security risk given current legal and regulatory environments. Failure of third parties to meet their contractual, regulatory and other obligations may materially affect our business.

Litigation and other legal proceedings may harm our business.

From time to time in the future we may become involved in legal proceedings relating to patent and other intellectual property matters, product liability claims, employee matters, tort or contract claims, federal regulatory investigations, private rights of action, securities class action and other legal proceedings or investigations, which could have a negative impact on our reputation, business and financial condition and divert the attention of our management from the operation of our business.

Litigation is inherently unpredictable and can result in excessive or unanticipated verdicts, judgements, and/or injunctive relief that affect how we operate our business. We could incur judgments or enter into settlements of claims for monetary damages or for agreements to change the way we operate our business, or both. There may be an increase in the scope of these or other matters or there may be additional lawsuits, claims, proceedings or investigations in the future, which could harm our business, financial condition and results of operations. Adverse publicity about regulatory or legal action against us, irrespective of outcome, could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

Our stock price may be volatile, and the value of our common stock and Warrants may decline.

The market price of our common stock and Warrants may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control or are related in complex ways, including:

•	Actual or anticipated fluctuations in our financial condition and results of operations;
•	Variance in our financial performance from expectations of securities analysts or investors;
•	Changes in the coverage decisions, reimbursement or pricing of our technology;
•	Changes in our projected operating and financial results;
•	Changes in laws or regulations applicable to our technology;
•	Announcements by us or our competitors of significant business developments, acquisitions, or new offerings;
•	Publicity associated with issues related to our technology;
•	Our involvement in regulatory investigations or litigation;
•	Future sales of our common stock or other securities, by us or our stockholders, as well as the anticipation of lock-up releases;
•	Changes in senior management or key personnel;
•	The trading volume of our common stock;
•	Changes in the anticipated future size and growth rate of our market;
•	General economic, regulatory, and market conditions, including economic recessions or slowdowns;
•	The impact of the COVID-19 pandemic;
•	Changes in the structure of healthcare payment systems; and
•	Developments or disputes concerning our intellectual property or other proprietary rights.

Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may negatively impact the market price of our common stock. In addition, given the relatively small expected public float of shares of our common stock on the Nasdaq Capital Market, the trading market for our shares may be subject to increased volatility. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us, because medical device companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our reputation and our business.

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Our operating results may fluctuate across periods, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate across periods, which makes it difficult for us to predict our future operating results. Accordingly, the results of any one quarter or period should not be relied upon as an indication of future performance. Our quarterly and annual operating results may fluctuate due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	The level of demand for our technology and any future technology, which may vary significantly from period to period;
•	Expenditures that we may incur to acquire, develop or commercialize additional technology;
•	The timing and cost of obtaining regulatory approvals or clearances to expand our indications and get future approvals of any future technology or features;
•	Pricing pressures;
•	Our ability to expand the geographic reach of our commercial efforts;
•	The degree of competition in our industry and any change in the competitive landscape of our industry, including consolidation among our competitors or future partners;
•	Coverage and reimbursement policies with respect to our technology, and potential future technology that compete with our products;
•	The timing and success or failure of preclinical or clinical studies for expanding the indications of our technology or any future technology we develop or competing technology;
•	Positive or negative coverage in the media or clinical publications of our technology or technology of our competitors or our industry;
•	The impact of COVID-19 on procedure volume or otherwise;
•	The timing and cost of, and level of investment in, research, development, licenses, regulatory approval, commercialization activities, acquisitions and other strategic transactions, or other significant events relating to our technology, which may change from time to time;
•	The cost of developing our technology, which may vary depending on the terms of our agreements with third-party; and
•	Future accounting pronouncements or changes in our accounting policies.

The cumulative effects of these factors could result in fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, our historical results are not necessarily indicative of results expected for any future period, and quarterly results are not necessarily indicative of the results to be expected for the full year or any other period. Investors should not rely on our past results as an indication of our future performance.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, it could harm our business, financial condition, and results or operations.

We will incur increased costs as a result of operating as a public company, and our management and board of directors will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We expect such expenses to further increase after we are no longer an emerging growth company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Furthermore, most senior members of our management team as well as our board of directors do not have significant experience with operating a public company. As a result, our management, board of directors, and other personnel will have to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

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Risks related to this offering and ownership of our common stock and Warrants

Our management has broad discretion as to the use of net proceeds from this offering.

We currently intend to use the net proceeds that we receive from this offering to retire a $2 million Promissory Note, for market development and clinical evidence ($___M), product development and quality ($__M), and general and administrative ($__M) expenses. Our management will have broad discretion in the application of the net proceeds, including for purposes described in the “Use of Proceeds” section of this prospectus. Accordingly, you will have to rely on the judgement of our management with respect to the use of proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

After this offering, our executive officers, directors and principal stockholders will maintain the ability to control all matters submitted to our stockholders for approval.

Assuming the sale by us of 2,000,000 shares in this offering, as part of the Units (or 2,300,000 shares if the underwriters exercise their option to purchase additional shares of our common stock and/or Warrants in full), our executive officers, directors and stockholders who owned more than 5% of our outstanding common stock before this IPO will, in the aggregate, beneficially own shares representing approximately 48% of our common stock upon completion of this offering. As a result, if these stockholders were to act together, they would be most likely be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they act together, would likely control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire or result in management of our company with which our public stockholders disagree.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have 7,180,711 shares of common stock issued and outstanding. This includes the 2,000,000 shares, as part of the Units, that we are selling in this offering, but does not include 2,000,000 shares issuable upon the exercise of the IPO Warrants, and 2,256,387 shares of common stock issuable upon the exercise of outstanding common stock options, and 375,890 shares reserved for issuance of preexisting warrants. Following this offering, 3,709,525 shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after this offering as described in the “Shares eligible for future sale” and “Underwriting” sections of this prospectus.

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If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The initial public offering price of our common stock issued as part of the Units will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering as part of the Units, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based upon a reverse stock split of 1 share of common stock for each 7.47 shares of common stock, to take place immediately prior to this offering, which 1 for 7.47 is based upon an offering price of $5.50, the mid-range of between $4.50 and $6.50, the offering price, and is subject to change if the price is other than $5.50 per Unit, you will experience immediate dilution of $4.51 per share, representing the difference between our pro forma net tangible book value per share after giving effect to this offering at the assumed initial public offering price. In addition, purchasers of common stock in this offering will have contributed approximately 33.0% of the aggregate price paid by all purchasers of our stock and will own only approximately 27.9% of our common stock outstanding after this offering. See “Dilution.”

The issuance of warrants in this offering will cause you to experience additional dilution if those warrants are exercised.

In addition to the shares of common stock we are issuing in this offering, we are also issuing an equal number of Warrants. The Warrants being issued in conjunction with this offering are exercisable for an equal number of shares of our common stock. If the holders of the Warrants exercise their Warrants, you will experience dilution at the time they exercise their Warrants.

We are also offering a warrant to the representative of the underwriters in this offering that is exercisable for 8% of the securities sold in this offering, excluding shares of common stock from units sold pursuant to the over-allotment option, if any (the “Representative’s Warrant”). If the representative of the underwriters exercises this unit purchase option, you will experience additional dilution. If the representative of the underwriter exercises its unit purchase over-allotment option, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

The price of our common stock and Warrants may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock and Warrants in this offering.

Our common stock price and Warrant price are likely to be volatile. The stock market in general and the market for bio-technology companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive products or technologies;

•	regulatory or legal developments in the United States,

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates, and our commercialization efforts;

•	actual or anticipated changes in our development timelines;

•	our ability to raise additional capital;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates;

•	significant lawsuits, including patent or stockholder litigation;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

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If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors seeking cash dividends should not purchase our shares.

Warrants are speculative in nature.

The Warrants offered pursuant to this prospectus do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our commons stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of _____, prior to 5 years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and, consequently, whether it will ever be profitable for holders of the warrants to exercise the Warrants.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

An active trading market for our common stock and Warrants may not develop.

Prior to this offering, there has been no public market for our common stock and Warrants. The initial public offering price for our common stock and Warrants will be determined through negotiations with the underwriters. Although this offering will not commence without the approval for the trading of our common stock and Warrants on the Nasdaq Capital Market, an active trading market for our shares and Warrants may never develop or be sustained following this offering. If an active market for our common stock and Warrants does not develop, it may be difficult for you to sell shares and Warrants you purchase in this offering without depressing the market price for the shares and Warrants, or at all.

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If we are unable to maintain effectiveness of this registration statement of which this prospectus forms a part, the liquidity of our shares of common stock may be limited.

Under the terms of the underwriting agreement by and between the Company and the Representative (as defined below), we are obligated to maintain an effective registration statement for the shares of common stock issued or issuable upon the exercise of the Warrants issued in this offering. The registration statement of which this prospectus forms a part is intended to satisfy these obligations. We intend to use our best efforts to maintain the effectiveness of the registration statement, but may not be able to do so. We cannot assure you that no stop order will be issued, or if such a stop order is issued, we will be able to amend the registration statement to defeat the stop order. If the registration statement is not effective, the holders of the Warrants ability to sell their shares of common stock issued or issuable upon exercise of the Warrants may be limited, which would have a material adverse effect on the liquidity of our common stock.

We are an emerging growth company and a smaller reporting company, and our compliance with the reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock and Warrants less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we expect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and extended adoption period for accounting pronouncements.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We cannot predict whether investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.00 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Anti-takeover provisions in our charter documents to be in effect upon the closing of this offering and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

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Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware or, under certain circumstances, the federal district courts of the United States of America will be the exclusive forums for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a breach of fiduciary duty;
•	any action arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; and
•	any action asserting a claim against us that is governed by the internal-affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any claim for which the federal district courts of the United States of America have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims.

Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our amended and restated certificate of incorporation described in the preceding sentences.

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation to be in effect immediately prior to the closing of this offering. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be in effect immediately prior to the closing of this offering to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business and financial condition.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of 2,000,000 Units will be approximately $9.7 million, or approximately $11.2 million if the underwriters exercise their option to purchase additional shares and/or Warrants in full assuming an initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

From the proceeds of the offering the Company will retire a $2 million Promissory Note issued in June 2021 that carries an interest rate of 33% per annum. The principal will be repaid out of the offering proceeds and the accrued interest will convert to shares of common stock and common stock warrants. For more information on the terms of our obligations which will be reduced or retired in connection with the offering, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contractual obligations and commitments” and Note 8- Short Term Notes and Convertible Debt, to the Company’s Financial Statements included elsewhere in this Prospectus.

We intend to use the balance of the net proceeds from this offering as follows;

•	$___ million for market development, which includes securing third party payor coverage and reimbursement, seeking out and educating key opinion leaders on the value of our technology, and cultivating broad physician adoption of our technology;

•	$___ million for clinical evidence which entails our investment in clinical research to demonstrate the safety and efficacy of our technology;

•	$___ million, for product development; and

•	$___ million for general and administrative expenses, including the payment of approximately $175,000 due to our Executive Chairman in unpaid salary.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering, combined with our current cash, will be sufficient to fund operations over eighteen months following the offering.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through the acquisition or in-license of complementary product candidates. While we have no current agreements for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

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CAPITALIZATION

As described elsewhere in this prospectus, all share and per share amounts set forth below have been presented on a pro-forma basis to reflect a one-for-7.47 reverse stock split of our outstanding common stock immediately prior to the closing of this offering.

In conjunction with the IPO, all of our outstanding preferred shares will automatically convert into shares of common stock. Any accrued dividends on the preferred shares will be paid in the form of shares of common stock in accordance with the preferred stock terms. In addition, the accrued interest on our $2 million Promissory Note issued in June 2021 will convert to shares of common stock and common stock warrants upon the terms specified in the applicable agreements.

As summarized in the table below, our outstanding preferred shares, accumulated preferred share dividends, interest on our Note Payable, and the exercise of certain outstanding warrants convert into an aggregate of 7,652,988 shares of our common stock.

Pro Forma Shares of Common Stock Outstanding After the IPO
Existing shares of common stock Outstanding	905,973
Conversion of the A-1 Preferred Shares	238,045
Conversion of the A-2 Preferred Shares	193,373
Conversion of the A-3 Preferred Shares	125,247
Conversion of the A-4 Preferred Shares	279,973
Conversion of the B Preferred Shares	690,995
Conversion of the B-1 Preferred Shares	974,125
Conversion of the B-2 Preferred Shares	212,204
Conversion of the B-3 Preferred Shares	566,197
Accrued Preferred Stock Dividends	702,531
Accrued Interest on Notes Payable	215,890
5,104,554

Shares of Common Stock Reserved for stock option and warrant exercises
Warrants Outstanding	292,047
Stock Options Issued	2,256,387
7,652,988

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The following pro-forma table describes our capitalization as of December 31, 2021:

•	On an actual basis;

•	On a pro forma basis to give effect to immediately prior to this offering, (i) a one-for-7.47 reverse split of our common stock, effected immediately prior to the closing of this offering (ii) the conversion of all outstanding shares of preferred stock into 3,280,159 shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of certain outstanding warrants immediately prior to this offering, (v) the issuance of 215,890 shares of common stock and 215,890 warrants in payment of accrued interest on our $2 million of senior secured debt, and (vi) the repayment of $2,000,000 of principal on our outstanding senior secured debt immediately following the closing of this offering;

•	on a pro forma as-adjusted basis to additionally give effect to the sale of 2,000,000 Units in this offering, assuming an initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us of 10% of the gross proceeds.

The information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering as determined at pricing. You should read the following information together with the information contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing at the end of this prospectus,

	As of December 31, 2021

	Actual	Pro Forma (1)	Pro Forma as- Adjusted (1)

(Several financial statement line items excluded for presentation purposes)

Promissory Note Payable	$2,000,000	–	–
Preferred Dividends Payable	3,856,898	–	–
Accrued Interest – Promissory Note	356,219	–	–

Redeemable Preferred Stock (Mezzanine shares)
Series B-2 Preferred Stock	16	–	–
Series B-3 Preferred Stock	42	–	–
Additional paid-in capital series B2 and B3	7,102,229	–	–
Total Mezzanine Equity	7,102,287	–	–

Shareholders’ Equity (deficit):
Series A Preferred Stock	62	–	–
Series B Preferred Stock	52	–	–
Series B-1 Preferred Stock	73	–	–

Common Stock	68	328	348

Additional Paid-in Capital	19,054,176	31,268,932	40,963,912
Accumulated deficit	(31,886,036)	(32,717,217)	(32,717,217)
Total Shareholders’ Equity (deficit)	(12,831,605)	(1,447,957)	8,247,043

Total Mezzanine and Shareholders’ Equity	$(5,729,319)	(1,447,957)	8,247,043

____________________

(1)	Excludes a cash milestone payment due to UCSF. See Note 8 to the Financial Statements “Commitments and Contingencies”.

The number of shares outstanding after this offering is based on the number of shares of our common stock outstanding immediately prior to the effectiveness of this offering, after giving effect to to (i) a 1-for-7.47 reverse stock split of our shares of common stock, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change, (ii) the conversion of all outstanding shares of preferred stock into 3,280,159 shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of certain outstanding warrants immediately prior to this offering, and (v) the issuance of 215,890 shares of common stock and warrants for 215,890 shares of common stock in payment of accrued interest on our $2 million of senior secured debt, and excludes (vi) 2,256,387 shares of our common stock issuable upon the exercise of outstanding reserved for stock options granted under our 2015 Stock Plan, (vii) 2,000,000 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan, (viii) 215,890 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants, (ix) 160,000 shares of common stock issuable upon the exercise of underwriter outstanding common stock purchase warrants, (x) shares issuable upon the exercise of warrants offered in this offering, and (xi) assuming no exercise by the underwriters of their option to purchase 300,000 additional shares and/or 300,000 additional warrants, pursuant to their over-allotment option.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $1,840,000, assuming the number of shares, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares offered by us would increase (decrease) cash, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $5,060,000, assuming the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each 1,000,000 share increase in the number of Units offered by us together with a concomitant $1.00 increase in the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase each of cash and total stockholders’ (deficit) equity by approximately $7,820,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely, each 1,000,000 decrease in the number of Units offered by us together with a concomitant $1.00 decrease in the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would decrease each of cash and total stockholders’ (deficit) equity by approximately $5,980,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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DILUTION

If you purchase any of Units offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the assumed initial public offering price in this offering of $5.50 per Unit, and the pro forma as adjusted net tangible book value per share of our common stock upon consummation of this offering. As of December 31, 2021, we had a historical net tangible book value of ($6,873,944) or ($1.02) per share of common stock. Our historical net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

After giving pro forma effect to (i) a one-for-7.47 reverse split of our common stock, effected immediately prior to the closing of this offering, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change (ii) the conversion of all outstanding shares of preferred stock into shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of certain outstanding warrants immediately prior to this offering, (v) the issuance of 215,890 shares of common stock and warrants for 215,890 shares of common stock in payment of accrued interest on our $2 million of senior secured debt, the exercise of convertible note warrants, and (vi) the repayment of $2 million of the principal of secured debt, our pro forma net tangible book value as of December 31, 2021 was ($2,592,582), or ($0.50) per share based on 5,180,711 shares of our common stock outstanding.

After giving effect to our sale of 2,000,000 shares of common stock in each Unit in this offering, at an assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of December 31, 2021 would have been $7,102,418 or $0.99 per share (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock and/or Warrants). This represents an immediate and substantial dilution of $4.51 per share to new investors purchasing common stock in this offering. The following table illustrates this dilution per share:

Assumed initial public offering price per Unit		$5.50
Historical net tangible book value per shares as of December 31, 2021	$(1.02)
Increase in Pro forma net tangible book value per share as of December 31, 2021	$0.52
Increase in pro forma net tangible book value per share attributable to this offering	$1.49
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.99
Dilution per share to new investors in this offering		$4.51

The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering.

If the underwriters exercise their option in full to purchase additional shares of common stock and/or Warrants in full, the pro forma as adjusted net tangible book value per share after the offering would be $1.15 per share, the increase in the pro forma net tangible book value per share to existing stockholders would be $1.65 per share, and the pro forma as adjusted dilution to new investors purchasing common stock in this offering would be $4.35 per share, in each case assuming an initial public offering of $5.50 per Unit, which is the midpoint of the price range on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the pro-forma as adjusted net tangible book value (deficit) per share after this offering by approximately $0.26 per share and decrease or increase, as appropriate, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering by approximately ($0.26) per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 1,000,000 share increase or decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the pro forma as adjusted net tangible book value (deficit) after this offering by approximately $0.50 and increase or decrease, as appropriate, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering by approximately ($0.50), assuming the assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2021, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and to be paid by the new investors purchasing shares of common stock in this offering at an assumed initial public offering price of $5.50 per unit, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

	Shares purchased*		Total consideration		Average price
	Number	Percent	Amount	Percent	per share
Existing investors	5,180,711	72.1%	$22,315,884	67.0%	$4.31
New investors in this offering	2,000,000	27.9%	$10,980,000	33.0%	$5.49
Total	7,180,711	100.0%	$33,295,884	100.0%	$4.64

___________________

* Presented on a pro forma basis, reflecting a one-for-7.47 reverse split of our common stock effected immediately prior to the closing of this offering

A $1.00 increase in the assumed initial public offering price of $5.50 per Unit would increase total consideration paid by investors in this offering by $2,000,000 and would increase the average price per share paid by investors by $0.28, assuming the number of shares of common stock offered, as set forth on the cover page of this prospectus, remains the same and without deducting the underwriting discounts and commissions and offering expenses payable by us in connection with this offering.

If the underwriters exercise in full their option to purchase additional shares of our common stock in the offering, the following will occur:

•	the number of shares of our common stock held by new investors will increase to 2,300,000, or 32.0% of the total number of shares of our common stock outstanding after this offering; and

•	the pro forma as adjusted net tangible book value would be $1.15 per share and the dilution to new investors in this offering would be $4.35 per share.

The number of shares of our common stock outstanding before and after this offering reflected in the tables and discussion above are based on shares of our common and preferred stock outstanding as of December 31, 2021 after giving effect to (i) a 1-for-7.47 reverse stock split of our common stock, (ii) the conversion of all outstanding shares of preferred stock into 3,280,159 shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of certain outstanding warrants, and (v) the issuance of 215,890 shares of common stock and warrants for 215,890 shares of common stock in payment of accrued interest on our $2 million of senior secured debt, and excludes (vi) 2,256,387 shares of our common stock issuable upon the exercise of outstanding stock options granted under our 2015 Stock Plan, (vii) 2,000,000 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan, (viii) 215,890 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants, (ix) 160,000 shares of common stock issuable upon the exercise of underwriter outstanding common stock purchase warrants, (x) shares issuable upon the exercise of warrants offered in this offering, and (xi) assuming no exercise by the underwriters of their option to purchase 300,000 additional shares and/or 300,000 additional warrants, pursuant to their over-allotment option.

We expect to require additional capital to fund our current and future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—Risks related to this offering and ownership of our common stock—If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included at the end of this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Corporate Information

We currently operate as a Delaware corporation, under the name Aclarion, Inc.

Effect of COVID-19 Pandemic on business operations

The COVID-19 Pandemic is not currently impacting plans for marketing our products or our continuing development efforts, as all such activities have been conducted by us using remote work strategies. The Company cannot accurately predict the longer- term impact of the COVID-19 Pandemic on its business.

Results of operations

Operating activities:

The following table summarizes our results of operations for the Twelve Months ended December 31, 2021, and 2020.

	Year Ended December 31,		2020 to 2021
	2021	2020	$ Change

Revenue	$60,292	$48,652	$11,640
Cost of Revenue	69,175	66,245	2,930
Gross Profit	(8,883)	(17,593)	8,710

Operating expenses:
Sales and marketing	330,814	336,369	(5,555)
Research and development	787,850	1,052,127	(264,277)
General and administrative	1,825,491	1,071,369	754,122
Other operating expenses	–	2,000,000	(2,000,000)
Total operating expenses	2,944,154	4,459,865	(1,515,711)
Loss from operations	(2,953,037)	(4,477,458)	1,524,421
Other (expense) income:
PPP Loan Forgiveness	373,511	–	373,511
Interest expense	(474,911)	(156,059)	(318,852)
Changes in fair value of redeemable preferred stock	(1,900,310)	–	(1,900,310)
Other, net	4,457	(1,728)	6,185
Total other (expense) income	(1,997,253)	(157,787)	(1,839,466)
Loss before income taxes	(4,950,290)	(4,635,245)	(315,045)
Income tax provision	–	–	–
Net loss	$(4,950,290)	(4,635,245)	$(315,045)

Dividends Accrued for Preferred shareholders	$(1,005,598)	$(851,676)	$(153,922)
Net Loss allocable to Common Shareholders	$(5,955,887)	$(5,486,921)	$(468,966)
Net loss per share allocable to common shareholders, basic and diluted:	$(0.88)	$(0.81)	$(0.07)
Weighted average shares of common stock outstanding, basic and diluted: (1)	6,765,470	6,765,470	0

(1) The weighted average shares of common stock outstanding is presented on a pre-reverse split basis. Assuming a 1-for-7.47 reverse stock split of our shares of common stock immediately prior to the effectiveness of this offering, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change, the post reverse split weighted average of common stock outstanding would be 905,973.

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Years ended December 31, 2021 and 2020

Total revenues. Total revenues for the year ended December 31, 2021 were $60,292 which was an increase of $11,640 or 24%, from $48,652 for the year ended December 31, 2020. The increase in revenues resulted from an increase in the number of medical professionals ordering Nociscan reports for their patients, with no increase in prices during the year.

Cost of Revenue. Direct Cost of Revenue is comprised of hosting and software costs, field support, UCF royalty cost, NuVasive commission of 6%, partner fees (Radnet), and credit card fees. Total Cost of Services was $69,175 for the year ended December 31, 2021, compared to $66,245 for the year ended December 31, 2020, an increase of 4.4%. This increase was primarily due to an increase in software hosting expenses.

Sales and Marketing. Sales and marketing expenses were $330,814 for the year ended December 31, 2021 compared to $336,369 for the year ended December 31, 2020, a decrease of $5,555 or 1.7%, This slight decrease was driven by maintaining controls on hiring and a reduction in employee travel related to the COVID-19 Pandemic restrictions.

Research and Development. Research and development expenses were $787,850 for the year ended December 31, 2021, compared to $1,052,127 for the year ended December 31, 2020, a decrease of $264,277 or 25.1%. This decrease was due to less utilization of independent service providers in the areas of clinical and reimbursement, offset in part by an increase in quality and regulatory services.

General and Administrative. General and administrative expenses were $1,825,491 for the year ended December 31, 2021, an increase of $754,122 or 70.4%, from $1,071,369 for the year ended December 31, 2020. This increase resulted primarily from higher legal and professional fees in anticipation of a public offering and hiring new management.

Other Operating Expenses. In February 2020, NuVasive and the Company entered into an amended and restated commission agreement (the “Commission Agreement”). The Company agreed to pay NuVasive a commission of 6% of certain revenues of the Company related to Aclarion’s Nociscan technology through December 31, 2023, and issue to NuVasive the right to the Company’s preferred shares subject to the terms of a $2 million “SAFE” (Simple Agreement for Future Equity). The Company recorded a $2 million charge to operations in that month.

PPP Loan Forgiveness. During the year ended December 31, 2021, the Company was forgiven for two PPP Loans and accrued interest in the amount of $373,511

Interest Expense. Total Interest expense was $474,911 for the year ended December 31, 2021, an increase of $318,852, from the $156,059 for the year ended December 31, 2020. This increase was due primarily to accrued interest at 33% related to the issuance of $2.0 million of Promissory Notes in June 2021. The Company also accrued interest charges at 10% through June 2021 related to convertible notes sold in prior years and through June 2021.

Changes in Fair Value of Redeemable Preferred Stock. In the year ended December 31, 2021, the Company recorded $1,900,310 of changes in the fair value of a B2 and B3 series preferred stock commitment prior to the issuance of those shares on December 3, 2021.

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Other Net Expenses. During the year ended December 31, 2021, Other Net expenses were $4,457 (gain), which included a $5,000 grant from the California Relief Program and cash rewards from credit card programs, offset in part by payment of government fees and realized exchange rate losses. During the year ended December 31, 2020, Other Net expenses were ($1,728), which included bank interest, government fees, and realized exchange rate losses.

Net income (loss).  A net loss of $4,950,290 for the year ended December 31, 2021 compared to a net loss of $4,635,245 for the year ended December 31, 2020. The year 2021 included a $1.9 million fair value adjustment and higher interest expense, while the year 2020 included a $2 million charge related to the amended NuVasive marketing agreement.

Critical accounting policies and use of estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates.

While our significant accounting policies are described in more detail in the notes to our financial statements appearing at the end of this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

The Company derives its revenues from one source, the delivery of Nociscan reports to medical professionals. Revenues are recognized when a contract with a customer exists and the control of the promised services are transferred to our customers. The amount of revenue recognized reflects the consideration we expect to receive in exchange for those services. Substantially all of our revenues are generated from contracts with customers in the United States.

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Equity-based compensation

Certain of our employees and consultants have received grants of common stock options in our company. These awards are accounted for in accordance with guidance prescribed for accounting for equity-based compensation. Based on this guidance and the terms of the awards, the awards are equity classified.

We are a private company with no active public market for our common equity. Therefore, we have periodically determined the overall value of our company and the estimated per share fair value of our common equity at their various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of CPA’s Practice Aid. Once a public trading market for our common stock has been established in connection with the completion of this IPO, it will no longer be necessary for us to estimate the fair value of our common stock in connection with our accounting for equity awards we may grant, as the fair value of our common stock will be its public market trading price.

For financial reporting purposes, we performed common stock valuations with the assistance of a third-party specialist

Liquidity and Going Concern

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2021 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. We believe that the net proceeds from this initial public offering (“IPO”) and our existing cash will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

Liquidity and capital resources

Sources of liquidity

To date, we have financed our operations primarily through private placements of preferred shares and debt financing.

Through December 31, 2021, we raised an aggregate of $24,247,639 of gross proceeds from $19,319,098 of preferred and common stock, respectively, $2,928,541 from the sale of convertible notes, and $2,000,000 from notes payable. As of December 31, 2021, we had cash of $452,530.

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue to invest in sales, marketing and engineering resources to expand the number of medical professionals utilizing our services. Furthermore, upon the closing of this IPO, we expect to incur additional costs associated with operating as a public company. We believe that the net proceeds from this IPO and our existing cash, cash equivalents and available-for-sale securities will be sufficient to fund our current operating plans through at least the next 12 months.

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Cash flows

The following table summarizes our sources and uses of cash for each of the periods presented:

	Year Ended December 31,
	2021	2020

Cash used in operating activities	$(2,349,949)	$(3,793,803)
Cash used in investing activities	(152,005)	(179,026)
Cash provided by financing activities	2,939,500	3,859,648
Net increase (decrease) in cash and cash equivalents	$437,546	$(113,181)

Investing activities

During the year ended December 31, 2021 and 2020, investing activities used $152,005 and $179,026 of cash, respectively. These investing activities consisted almost entirely of patent and license maintenance.

Financing activities

During the year ended December 31, 2021, net cash provided by financing activities was $2,939,500, due principally to the proceeds of $2,000,000 of promissory notes, the sale of $814,500 of convertible notes, and a $125,000 PPP Loan. During the year ended December 31, 2020, net cash provided by financing activities was $3,859,648, including $1,614,457 of proceeds from our sale of convertible notes and the issuance of a $245,191 PPP loan to the Company.

Funding requirements

Developing medical technology products is a time-consuming, expensive and uncertain process that takes years to complete and we may never generate meaningful revenues. Accordingly, we may need to obtain substantial additional funds to achieve our business objectives.

Adequate additional funds may not be available to us on acceptable terms, or at all. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, your ownership interest may be diluted. Any debt or preferred equity financing, if available, may involve agreements that include restrictive covenants that may limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, which could adversely impact our ability to conduct our business, and may require the issuance of warrants, which could potentially dilute existing stockholders’ ownership interests.

If we raise additional funds through licensing agreements and strategic collaborations with third parties, we may have to relinquish valuable rights to our technology, future revenue streams, research programs, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds, we may be required to delay, limit, reduce and/or terminate development of our product candidates or any future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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Contractual obligations and commitments

The following table summarizes our contractual obligations not on our balance sheet as of December 31, 2021 and the effects that such obligations are expected to have on our liquidity and cash flows in future periods:

	Payments due by period
	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	More Than 5 Years
Operating lease commitments (1)	$30,582	$30,582	-0-	-0-	-0-

(1)	Represents minimum payments due for the lease of office space

Off-balance sheet arrangements

We did not have, during the periods presented, and we do not currently have any off-balance sheet arrangements as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

Recently issued accounting pronouncements

We have reviewed all recently issued standards and have determined that, other than as disclosed in Note 2 to our financial statements appearing at the end of this prospectus, such standards will not have a material impact on our financial statements or do not otherwise apply to our operations.

Emerging growth company status

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected to apply of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public entities. Accordingly, our financial statements may not be comparable to other public companies that do not elect the extended transition period.

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BUSINESS

Aclarion, Inc. is a healthcare technology company that employs MR Spectroscopy and AI technology to optimize clinical treatments.

The first application of Aclarion’s technology is focused on improving surgical decision making when surgical intervention is being contemplated for patients with low back pain. The Company’s first commercial product, which we have named “NOCISCAN-LS”, utilizes our proprietary biomarkers and algorithms to provide surgeons with information about which intervertebral discs are determined to be consistent with generating pain, and which are not. We believe that surgeons can use this information to better plan their surgical treatments and improve outcomes in their patients. In a clinical study published in the European Spine Journal in April 2019 it was shown that patients where all discs identified as painful by NOCISCAN-LS were included in the surgical treatment. In that study, 97% of the treated patients met the criteria for significant clinical improvement. This compared to only 54% of surgical patients achieving clinically significant improvement when discs identified as painful by NOCISCAN-LS were omitted from the surgical treatment, or discs identified as not painful by NOCISCAN-LS were included in the treatment. Some authors of this study had a financial relationship with Aclarion, who sponsored the study.

Based on the results of this clinical study, the Company believes that use of NOCISCAN-LS could become the standard protocol for assisting in the treatment plan of patients with low back pain undergoing surgical intervention. Utilizing the results our European Spine Journal Study, we applied to the American Medical Association for CPT codes to begin the process of securing insurance coverage to pay for NOCISCAN-LS. On January 1, 2021, Category III CPT codes became effective. The Company is now executing its plan to commercialize NOCISCAN-LS. See “Reimbursement” below.

The core technology underlying NOCISCAN-LS is the use of MR spectroscopy to identify the chemical makeup of intervertebral discs with a focus on identifying specific proprietary biomarkers known to be correlated to pain and to the structural degradation of discs. We believe this technology, in combination with advanced machine learning and AI platforms, has the potential to not only become included in the standard of care for patients undergoing surgical intervention for low back pain, but to become a core data input for optimally managing entire segments of patients suffering from low back and neck pain.

Industry Overview

Low Back Pain

According to the Global Burden of Disease Study 2017, low back pain (LBP) is among the top three causes for years lived with disability. A 2020 JAMA (Journal of the American Medical Association) article established the cost of low back and neck pain at $134.5B in the U.S, making it the most costly healthcare condition in the United States, surpassing cardiac disease, diabetes and cancer

Low back pain (LBP) can be caused by many different problems and abnormalities along and around the spine, other than DLBP, including conditions such as spondylolisthesis or instability of the vertebral bodies, vertebral body fractures, facet pathologies, central canal and foraminal stenosis, disc herniations, pars fracture, congenital abnormalities and tumors. Many of the causes of low back pain are readily detected by standard MRI imaging of the spine, which reveals clear structural abnormalities, i.e., fractures and tumors. However, in many cases the source of the pain is not clear. As a result, the success rates of surgical care for LBP ranges from 41 to 57%, with 5-16% early complication and reoperation rates also reported.

We believe that poor surgical outcomes for discogenic LBP are largely due to difficulties in reliably and accurately diagnosing the specific spinal discs that are causing pain. The current primary diagnostic standard, lumbar MRI, is useful for showing abnormal structures and tissue dehydration, but, we believe, cannot reliably identify specific discs that are causing pain. To diagnose specific discs that are causing pain, a needle-based Provocation Discogram test (“PD Test”) has been developed. A PD Test has been shown to be highly accurate when performed properly. However, a PD Test is invasive, subjective and unpleasant for the patient, as the patient is required to be awake in order to tell the physician if the pain the physician is purposefully causing in the disc is the same as the pain the patient feels when they are experiencing a back pain episode. In addition, recent evidence has shown that the action of inserting a needle into a normal disc during PD Test, leads to an increased rate of degeneration in these previously normal discs.

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Due to the current lack of uniform acceptance of a diagnostic platform to safely and reliably diagnose the specific discs that cause DLBP, patients with DLBP are faced with the options of surgical intervention with a risk of a poor surgical outcomes, or, non-surgical treatment with powerful pain killing drugs, such as opiates and synthetic opiates. Those patients who choose surgery and have a poor surgical outcome with no surgical alternatives will be faced with the possibility of enduring disabling, intractable pain, and often extended dangerous pain medication use.

Diagnostic Imaging

Diagnostic imaging involves the use of non-invasive procedures to generate representations of internal anatomy and function that can be recorded on film or digitized for display on a video monitor. Diagnostic imaging procedures facilitate the early diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often minimizing the cost and amount of care for patients. Diagnostic imaging procedures include MRI, CT, PET, nuclear medicine, ultrasound, mammography, X-ray and fluoroscopy.

While X-ray remains the most commonly performed diagnostic imaging procedure, one of the fastest growing procedures is the MRI. The number of MRI scans performed annually in the United States continues to grow due to its wider acceptance by physicians and third party payers, an increasing number of applications for their use and a general increase in demand due to the aging population. MRI has long been a widely accepted diagnostic standard of care for spine and low back pain, including discogenic low back pain patients, which is the target medical condition for our diagnostic products.

Diagnostic Imaging Settings

Diagnostic imaging services are typically provided in one of the following settings:

Fixed-site, freestanding outpatient diagnostic facilities

These facilities range from single-modality to multi-modality facilities and are generally not owned by hospitals or clinics. These facilities depend upon physician referrals for their patients and generally (although not always) do not maintain dedicated, contractual relationships with hospitals or clinics. In fact, these facilities may compete with hospitals or clinics that have their own imaging systems to provide services to patients. These facilities bill third-party payers, such as managed care organizations, insurance companies, Medicare or Medicaid, and workers’ compensation providers.

Hospitals

Many hospitals provide both inpatient and outpatient diagnostic imaging services, typically on site or at a dedicated center located on or nearby the hospital campus. These can be owned and operated by the hospital and provide imaging services to inpatients as ordered or outpatients through physician referrals. The hospital normally bills third-party payors such as managed care organizations, insurance companies, Medicare or Medicaid, and workers’ compensation providers. We have entered into joint ventures with certain hospitals both provide and manage their diagnostic imaging services, allowing them to leverage our industry expertise.

Mobile Imaging

While many hospitals own or lease their own equipment, certain hospitals provide diagnostic imaging services by contracting with providers of mobile imaging services. Using specially designed trailers, mobile imaging service providers transport imaging equipment and provide services to hospitals and clinics on a part-time or full-time basis, thus allowing small to mid-size hospitals and clinics that do not have the patient demand to justify fixed on-site access to advanced diagnostic imaging technology. Diagnostic imaging providers contract directly with the hospital or clinic and are typically reimbursed directly by them. We do not provide mobile imaging services. The cloud-based software products and services we do provide, however, are compatible for use for post-processing data that may be acquired by certain MR scanners that are deployed in a mobile imaging setting and model.

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Company History

Aclarion’s technology was originally invented, and initially tested, via successful proof of concept by Aclarion co-Founder and head of our Scientific Advisory Board, Jeffrey Lotz, PhD, at the University of California San Francisco (“UCSF”). Early research, which was published in a major peer-reviewed journal in 2005, was premised upon a growing suspicion and interest that discs may become painful due to chemical changes, in particular elevated acidity related to hypoxia, that are not tested using a standard MRI. With that theory in mind, Dr. Lotz’s initial study looked to identify chemical biomarkers for painful discs using MRS, which applies a pulsed magnetic field to tissues in order to vibrate the different chemicals in that tissue and generate a spectrum that allows for measuring those different chemicals based on their different peaks along that spectrum. NMR equipment was used to conduct MRS chemical analysis of painful discs that were surgically removed for DLBP fusion surgery versus normal, non-painful discs that were surgically removed from spinal deformity (i.e. scoliosis) patients for lumbar spine reconstruction. Those ex vivo 11T MRS spectral measurement results showed that all (n=9) of the painful discs were distinguished from all of the non-painful discs based on the highly repeatable (100%) differences in their ratios between lactic acid, a painful chemical resulting from hypoxia, and proteoglycan, a structural chemical of the disc that holds water for hydration. It was observed that with degenerative painful discs, proteoglycan reduces with the degeneration, and lactic acid elevates with the pain. Hence, the MRS-based test and identifiable structural and degenerative pain biomarkers were able to be identified.

This work became the subject of the first patent granted to the Regents of the University of California and exclusively licensed to Aclarion. Thereafter, a strategic collaboration with SIEMENS, a major MRI equipment manufacturer, was initiated and a clinical study, the Gornet Study, involving 100 patients was published in the European Spine Journal, a major peer-reviewed publication (See “Clinical Evidence” below). Our NOCICALC-LS and NOCOGRAM-LS products were subsequently registered with the FDA, CE marked and launched in the US, EU, and UK markets through a customer pay model since insurance codes were not yet in existence.

License Agreement with the Regents of the University of California

On January 8, 2008 the Company entered into an Exclusive License Agreement which was amended and restated on December 9, 2014, (the “License Agreement”) with the Regents of the University of California, and was further amended on March 31, 2017. The License Agreement encompassed certain intellectual property and patents covering inventions generally characterized as systems, materials, and methods to localize and evaluate pain and degenerative properties of tissue, molecular markers that differentiate painful from non-painful discs; and MR Spectroscopy System and Method for diagnosing painful and non-painful intervertebral discs.

Pursuant to the License Agreement, the Company obtained a worldwide, exclusive license to intellectual property including certain patent rights related to the patents and technology which the Company utilizes. Under the License Agreement, we agreed to pay a royalty fee of 4% (subject to reduction to a minimum of 2% of net sales, in the event the Company pays a royalty on revenues to a third party) of net sales of the licensed products or technology and 10% of gross revenues we may receive from possible sub-licensees, affiliates or joint venture partners. Additionally, we agreed to pay a minimum annual royalty fee of $50,000, accountable against actual earned royalties, plus other costs and expenses related to the prosecution of existing or future patents related to the technology, and certain additional one-time fees that were contingent upon the occurrence of certain defined milestones.

The License Agreement also provides that for so long as we pay patent prosecution costs, the Regents of the University of California will diligently prosecute and maintain the United States and foreign patents comprising the Patent Rights using counsel of its choice, and the UC Regents' counsel will take instructions only from The Regents of the University of California.

In the event the Company completes an IPO or there is a change of control of the Company, we agreed to pay the Regents of the University of California a contingent one-time “Indexed Milestone Payment” of an amount of cash determined by multiplying the amount of shares outstanding at such time the Company raises $1 million in capital, by 3% and then multiplying the 3% number by the IPO price. The Indexed Milestone Payment would be due and payable within 60 days following an IPO. In 2009, the Company raised $1 million in capital at a time when there were 7,104,420 shares outstanding, 3% of which equaled 213,133.

The Regents of the University of California has the right to terminate the License Agreement upon advanced notice in the event of a default by us. The License Agreement will expire upon the expiration or abandonment of the last of the licensed patents. The patents subject to the License Agreement expire between 2025 and 2029.

We rely on this license, as well as other aspects of our own patented technology and intellectual property, in order to be able to use and sell various proprietary technologies that are material to our business, as well as technologies which we intend to use in our future commercial activities. Our rights to use these licensed technologies and the inventions claimed in the licensed patents, are subject to the continuation of, and our compliance with the terms of the license. The loss of this license would materially negatively affect our ability to pursue our business objectives and result in material harm to our business operations.

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Transactions with NuVasive, Inc.

In 2015, NuVasive, Inc. (“NuVasive”) purchased approximately $2.0 million of the Company’s Series B preferred shares. NuVasive and the Company also entered into a marketing agreement pursuant to which NuVasive would be the exclusive, other than the Company, marketing provider for the Company’s technology and NuVasive would receive a commission (the “Commission”) of all sales of the technology made by NuVasive. In conjunction with the marketing agreement, the Company entered into a Right of First Offer (“ROFO”) Agreement pursuant to which the Company agreed that in the event that the Company determined to enter into a sale event (defined to include a sale of 50% or more of the Company’s outstanding voting securities, a sale of substantially all of the Company’s assets, or a sale or exclusive license of substantially all of the Company’s intellectual property) NuVasive would have the right to receive notice (“ROFO Notice”), and NuVasive would have a 60-day period to determine whether it wanted to acquire the Company on terms set forth in the ROFO Notice. The ROFO obligations will expire 42 months after the FDA issues its first regulatory clearance of a Company product or service. The ROFO obligations do not apply to any proposed sale event in which the acquisition price is $40 million or more.

In February 2020, NuVasive agreed to purchase $308,720 of convertible notes, convertible into Series B-1 preferred shares and in connection with such purchase, was issued a warrant to purchase 171,511 shares of common stock at an exercise price of $.18 per share.

In February 2020, NuVasive and the Company also entered into an amended and restated commission agreement (the “Commission Agreement”), pursuant to which the Company agreed to pay NuVasive a commission of 6% of certain revenues of the Company related to Aclarion’s Nociscan technology through December 31, 2023, and issued to NuVasive the right to receive the Company’s preferred shares subject to the terms of a $2 million “SAFE” (Simple Agreement for Future Equity). The SAFE provided that NuVasive would receive $2 million of capital stock if the Company would raise a minimum of $10.0 million of new capital on or before December 31, 2020, which was later extended to June 30, 2021. If the $10.0 million was not raised, the Company would issue to NuVasive 1,584,660 Series B-2 preferred shares. The $10.0 million was not raised and the Company issued 1,584,660 Series B-2 preferred shares to NuVasive in December 2021. In connection with the Commission Agreement, NuVasive agreed that: (i) NuVasive would cease to market the Company’s technology, (ii) NuVasive would reduce their Commission to 6%, and (iii) Commissions to NuVasive would terminate on December 31, 2023.

In December 2021, NuVasive’s convertible notes were converted into Series B-3 preferred shares.

Products and Solutions

Aclarion has developed a software application consisting of two products called NOCISCAN-LS®. NOCISCAN-LS uses the existing MRS capabilities of many commercially available scanners to non-invasively analyze the chemical makeup of intervertebral discs in the spine. The software post-processes the MRS exam data and detects the presence of chemical biomarkers that Aclarion, in conjunction with spine researchers at UCSF, have demonstrated to be associated with degenerative pain and structural integrity of the lumbar discs. After processing the MRS exam data, Aclarion sends the ordering clinician a report that details how to interpret the results of the MRS exam. We believe these results help clinicians make faster and more informed decisions about which lumbar discs are painful, and which are not. We believe the ordering clinician can then use this information to determine the optimal treatment plan for an individual patient.

NOCISCAN-LS is entirely non-invasive and only briefly extends an otherwise standard MRI exam. The MRI scan is the most frequently used type of pulse sequence for operating Nuclear Magnetic Resonance (NMR) scanners. It uses a powerful magnet to apply a pulsed magnetic field to a patient, sensors to detect radio waves that emanate from the resonant vibrations of different chemicals in the body in response to that pulsed magnetic field and a computer to create detailed images of tissue structures in the patient based on those detected chemical signals. Because water and fat are the most prevalent chemicals in the body, standard MRI images are typically based on the different levels of water and fat between different tissues. MRS, however, is another type of pulse sequence that uses NMR scanners in a similar way as an MRI, but instead of using the chemical resonances to create an image, MRS creates a spectrum for a tissue with different peaks that represent many different chemicals, in addition to water and fat, in that tissue. The relative amounts of those chemicals can be calculated by measuring their respective spectral peaks. While MRS has been used previously for diagnosing certain cancers (e.g. brain, breast, prostate) by measuring unique chemical biomarkers for tumors, NOCISCAN-LS uses MRS for measuring the relative levels of degenerative pain and structural integrity biomarkers in discs. The relative levels of degenerative pain and structural integrity biomarkers are derived through the use of proprietary post processing technologies.

The platform used to conduct a NOCISCAN-LS involves: (i) an MRS exam of an intervertebral disc performed according to a proprietary protocol, (ii) a data transfer portal to securely transfer data from the MRS exam to Aclarion’s cloud based post-processer technology, (iii) post-processor technology that identifies biomarker peaks and leverages calculation tables that evaluate a number of ratios of biomarker peaks, where pain biomarkers are in the numerator and structural biomarkers are in the denominator, and (iv) a final diagnostic report called a Nocigram that identifies discs as painful or not.

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(a)    NOCISCAN-LS MRS Exam Protocol: We have developed a custom software protocol and technique for using commercially available MRS pulse sequences in scanning intervertebral discs which extends the time of a standard lumbar MRI exam by an average of about 30 minutes for 5 lumbar discs. The custom protocol is a proprietary series of settings and instructions for MRS to conduct the NOCISCAN-LS exam to obtain optimal and reliable MRS data. This protocol is not a product sold by the Company. The software protocol was created by Aclarion for insertion within a pre-existing software file format and is downloaded onto the MRS by the MRS owner, for use within the MRS’s operating system environment. Currently, our software protocol is compatible with only certain MRS models and operating systems available from SIEMENS, as those SIEMENS models specifically provide for user-defined customizations available for running our custom pulse sequences on SIEMENS MRS equipment.

(b)     Data Transfer: Data is routinely transferred from MR scanners to externally hosted cloud post-processors in many settings and applications, with an existing market of products and protocols for doing so. Aclarion provides MR imaging providers two options for data transfer: (1) a licensed proprietary imaging data transfer platform provided by AMBRA® Healthcare, and (2) NOCIWEB®, a custom developed web-interface developed and offered by Aclarion.

(c)     The NOCISCAN-LS Post-Processor Suite: This comprises the products that Aclarion currently markets and sells. The post-processor technology requires MRS exam data acquired only according to Aclarion’s proprietary MRS exam protocols described in (a) above. The NOCISCAN-LS Post-Processor Suite comprises of two software products that interact with each other:

•	NOCICALC-LS® receives the raw un-processed NOCISCAN-LS MRS exam data and post-processes that raw data into final spectra, and performs various degenerative pain biomarker calculations from those spectra, for each disc examined. NOCICALC-LS is Registered as a Class I Medical Device with the FDA.

•	NOCIGRAM® further processes the NOCICALC-LS results into individual NOCISCORES, on a 0-10 scale, that represent the different relative levels of degenerative pain biomarkers the various discs examined in the patient. High/low NOCISCORE ranges are also correlated to painful (indicated as “NOCI+” result) versus non-painful (indicated as a “NOCI-result). The NOCISCORE scale was developed according to a reference PD TEST that was used as a standard control in a peer reviewed clinical development trial for our technology. The post-processed MRS results are shown in an intuitive NOCIGRAM-LS report with reference to certain MRI images of the related patient’s lumbar spine. The NOCIGRAM-LS report is provided to the physician to aide in the physician’s diagnosis and treatment planning. NOCIGRAM is commercially available in the United States as “Clinical Decision Support Software” under the 21st Century Cures Act, and as such is not considered a medical device nor regulated by the FDA.

Advantages over current technology and procedures

NOCISCAN-LS provides new information to help doctors better diagnose which intervertebral discs may contribute to patients back pain and thereby assist in treatment planning and potentially improve patient outcomes.

More specifically, current standards of care for the diagnostic workup of LBP include lumbar X-Ray and MRI and less prevalently, needle-based provocative discography testing (PD Tests). While lumbar X-Ray and MRI can show various pathologic structural abnormalities and degeneration and can be helpful for diagnosing certain non-discogenic sources of pain, these techniques are unreliable for identifying painful discs in LBP patients. The PD TEST is another test that typically follows MRI for the purpose of identifying painful discs. PD Tests have been shown to be highly accurate when performed properly, however, a PD Test is invasive, subjective and unpleasant for the patient as the patient needs to be awake in order to tell the physician if the pain the physician is purposefully causing in the disc is the same as the pain the patient feels when they are experiencing a back pain episode. In addition, recent evidence has shown that the action of inserting a needle into a normal disc during a discogram procedure leads to an increased rate of degeneration in these previously normal discs. We believe NOCISCAN-LS advantages include: (a) enhancing the ability and value of otherwise standard lumbar MRI exams to, for the first time, reliably identify chemically painful discs causing DLBP; and (b) providing a “Virtual Discogram™” as an entirely non-invasive, objectively quantitative, pain-free, non-significant risk, and more widely adoptable alternative to needle-based PD exams (which share none of those advantages).

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More specifically, NOCISCAN-LS offers many specific advantages to the marketplace, from a diagnostic point of view, including:

1)	Readily and widely adoptable;

2)	Non-invasive;

3)	Non-painful;

4)	Nonsignificant risk to patients;

5)	Objective, quantitative diagnostic information;

6)	Enhances the diagnostic value of MR exams for painful disc diagnosis in DLBP patients;

7)	Correlative to the modern standard and accurate technique of PD diagnostic exams for DLBP diagnosis - but without the invasive, painful, subjective, potentially harmful, and limited adoptability shortcomings of PD;

8)	First and only known ability to non-invasively assess degenerative painful disc chemistry;

9)	More informed ability to reliably diagnose painful vs. non-painful discs;

10)	More informed ability to predict the potential for ASD to develop or advance in discs next to neighboring discs that are initial surgical targets;

11)	More informed ability to reliably diagnose actual ASD in discs following a prior surgery in neighboring discs;

12)	Potential for improved patient outcomes in DLBP patients resulting from more informed diagnostic acuity for painful vs. non-painful discs and related targeted treatment planning; and

13)	The only known non-invasive disc chemistry measurement and monitoring tool to support clinical research, development, and evaluation of new therapies, e.g. injectable biologics/cell therapies, that have therapeutic mechanisms of action related to disc chemistry interactions and changes.

NOCISCAN-LS incorporates many patented technologies and features that we believe provide several technical advantages to the MRS field in general. Prior applications of MRS, e.g. for brain, prostate, or breast cancer diagnosis encountered technical challenges related to acquiring reliably robust spectra for making accurate quantitative chemical measurements. These technical challenges resulted in poor sensitivity and specificity for prior MRS products addressing clinical applications. The novel features and advantages provided in the NOCISCAN-LS platform are designed to address the technical and diagnostic challenges of MRS in the past. Accordingly, we believe Aclarion improvements do not only propose benefits for disc MRS, but potentially for other MRS applications more broadly. Improvements in processing raw MRS data incorporated in Aclarion IP are summarized below:

1)	Introducing novel signal processing approaches for enhanced reliability of the underlying spectra and related chemical biomarker ‘peak’ measurements:

a)	increased signal noise ratio or “SNR” for more reliably identifying and measuring chemical peaks - in particular, by averaging spectra from multiple acquisitions using (i) only strong acquired signals and filtering out weak ones (“frame editing”), and (ii) a “smart” form of frequency shift correction to align multiple acquisitions for “coherent” averaging; and

b)	detecting spectral artifacts that might compromise the reliability of spectral peak measurements and related chemical measurements, and which can occasionally result from technical issues during MRS exams in the scanner (generally observed in <10% of discs), and then either: (i) correct for the artifact (e.g. patient motion artifact correction), or (ii) identify the compromised MRS acquisition as a technical failure and unable to perform reliable spectroscopic measurement (i.e., occasionally supplanting a risk for inaccurate diagnosis instead of a technical failure and indeterminate diagnostic result).

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2)	Basing diagnostic results on relative, normalized comparisons of the differences between chemical biomarkers for multiple different disc tissues in the same patient vs. assigning diagnostic thresholds for chemical measurements that are empirically derived from a separate clinical trial patient population and are not patient specific.

3)	Evaluating only multi-chemical “degenerative pain” biomarkers that use ratios between spectral peaks for chemicals associated with (i) pain and (ii) structural degeneration, thus providing for: (a) a two-fold and bi-directional sensitivity in the combined biomarker from both the ratio’s numerator (pain biomarker) and its denominator (structural degeneration biomarker), and (b) reduction of patient anatomy-dependent variables in the MRS data to thereby enhance the personalization of the data and increase the generalizability of the diagnostic algorithms across diverse populations.

4)	Using multi-peak spectral ranges, representing multiple different painful acids, as a single pain biomarker used in the combined ratios for degenerative pain biomarkers (e.g. “LAAL” painful chemical biomarker range combining adjacent Lactic Acid and ALanine peaks, and “ALPA” combining Alanine, Lactic acid, and Propionic Acid peaks) – thereby removing the need for accurately differentiating each individual peak, and thus reducing the risk for inaccuracy in the spectral measurements and diagnostic interpretations.

Clinical Evidence

We have pursued a clinical study (the “Gornet Study”) to demonstrate the benefits of our technology to surgeons, imaging centers, third party payers, and patients. Without strong clinical data in support of our technology to improve clinical outcomes, the opportunity to secure new reimbursement codes and change existing treatment pathways would be limited.

In a clinical study sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company. and published in the European Spine Journal in April 2019, it was shown that 97% of the treated patients met the criteria for significant clinical improvement, where all discs identified as painful by NOCISCAN-LS were included in the surgical treatment. This compared to 54% of surgical patients achieving clinically significant improvement when discs identified as painful by NOCISCAN-LS were omitted from the surgical treatment, or discs identified as not painful by NOCISCAN-LS were included in the treatment. Some authors of this study had a financial relationship with Aclarion, who sponsored the study.

This clinical study included 139 chronic low back pain patients who collectively underwent a NOCISCAN-LS exam across 623 lumbar discs. Seventy-three patients underwent surgical intervention, consisting of fusion or disc replacement, and reached six months follow up. Clinical improvement post surgically was evaluated using the industry standard Oswestry Disability Index (ODI), and the Visual Analog Scale (VAS). ODI evaluates patient disability on a scale of 1-100 with a higher score indicating less impairment. VAS evaluates subjective pain on a scale of 1-10 with a lower score indicating less pain. Significant clinical improvement in the study was defined as a 15-point improvement in ODI and a 2-point improvement in VAS. NOCISCAN-LS data was not used in surgical decision making.

Post-operatively, patients were separated into various groups for analysis. One group consisted of patients where the surgical intervention included every disc that was identified by NOCISCAN-LS as painful. This group consisted of 36 patients with 26 undergoing a one-level surgical procedure and 10 undergoing a two-level surgical procedure. 97% (35 of 36) of the patients in this category met the criteria for significant clinical improvement. The one failure in this group did meet the VAS requirement and missed the ODI cutoff of 15 by only one point.

In another group consisting of 13 patients, a disc identified as painful by NOCISCAN-LS was not included in the surgical intervention. In this group only 54% (7 of 13) of patients met the criteria for clinically significant improvement.

We believe the results of this study indicates that using NOCISCAN-LS data to help determine the appropriate level for surgical intervention will significantly improve the outcomes for patients undergoing spine surgery for back pain. However, the Gornet Study was a single (relatively small) clinical study at a single clinical center sponsored by us, and authored by, among others, a spine surgeon who has a financial interest in the Company, and there can be no assurance that the results of such study accurately support our conclusions related to the market opportunity of our products.

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Market Opportunity

The current NOCISCAN-LS product addresses the $10B that is spent in the U.S. on spine fusion procedures annually. Our early clinical evidence points to a marked improvement in surgical outcomes when discs identified as painful by our technology are included in the surgical treatment. We believe this market is actionable now and a significant portion of the proceeds of this offering will be directed towards commercializing this market opportunity.

As we continue our commercialization efforts, we plan to track patients through clinical registries in order to build on our early clinical evidence. We expect to use these registries to track NOCISCAN-LS patients regardless of what treatment path they may follow. Through the date of this prospectus, NOCISCAN-LS has only been evaluated in formal clinical studies for patients primarily undergoing surgical interventions for fusion or disc replacement. The Company plans on expanding clinical registries to capture patients undergoing surgical interventions for back pain that include all surgical interventions, not just fusion and disc replacement procedures. If we are able to correlate specific MRS findings to improved surgical outcomes for all spine surgeries, we believe this would expand the size of our market opportunity in the U.S. from what we believe is $10B, to an estimated $40B, inclusive of pre-surgical conservative therapy costs. However, there can be no assurance that we will be successful in marketing our products, regardless of the size of the estimated market.

Our ultimate objective for NOCISCAN-LS is to address the entire low back and neck pain market which at $134.5B annually represents the largest amount of healthcare dollars spent to treat any disease. To address this market, our current algorithms will need to expand to include advanced machine learning techniques that incorporate multiple data inputs besides the chemical composition of discs. These additional inputs will all need to be correlated to clinical outcomes for treatments ranging from physical therapy to regenerative therapies, and surgical interventions. To further this process, we have been selected as a participant in a $150M NIH funded study ( the NIH BACPAC Initiative”) focused on evaluating the most promising data inputs for predicting the optimal treatment path for back pain patients.

In addition to participation in external studies such as the NIH BACPAC initiative, we expect to create our own internal data by adding patients undergoing conservative and regenerative treatment plans to our clinical registries correlating NOCISCAN-LS results to outcomes in order to utilize AI to associate spectroscopy signals with the optimal treatment pathway. If we are successful in demonstrating the clinical effectiveness of these associations, we intend to expand our market opportunity to the management of entire segments of low back and neck pain patients, thereby, we believe, increasing the size of our addressable market. However, there can be no assurance that we will be successful in marketing our products, regardless of the size of the estimated market.

Although we believe that we are addressing a large U.S. and European market, there are practical limitations to the market opportunity that must be overcome by us. We believe the two biggest limitations are the lack of deployment of spectroscopy software across the install base of existing MRI’s worldwide and the fact that only certain MR scanner models are compatible with our technology. For compatible MRI machines, that do not have spectroscopy hardware and software installed, the onetime cost of the hardware and software ranges from $25,000 to $50,000. Currently, our NOCISCAN-LS platform is only compatible with certain MR scanner models provided by SIEMENS, of which there are an estimated 1,500 in the United States, and 4,320 worldwide. We plan to collaborate with other MRI scanner vendors to establish compatibility of their respective scanners and MRS capabilities for use with our products, to include discounted pricing on spectroscopy software for MRI sites interested in providing DLBP patients with the Nociscan-LS offering.

Plan of Operation and Growth Strategies

Our primary near-term growth strategy is to secure payer contracts to cover our Category III CPT codes. We believe that with favorable payer coverage decisions comes the opportunity to more efficiently market to spine surgeons and imaging centers to adopt our technology.

The Company is currently generating the vast majority of its revenue directly from patients paying out of pocket. With the introduction of Category III CPT codes and the proceeds of this offering, the Company is transitioning to full commercial operations.

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In order to effectively commercialize, the plan is to focus on developing individual geographical markets where there is an installed base of compatible MRI’s and garnering the support of spine surgeons within that geographical area. As of the date of this prospectus, there are ten MRS sites that are fully operational (7 in the U.S. and 3 in the EU). There are also five sites (4 in the U.S. and 1 in the EU) that are trained but not operational. Based primarily on the strength of physician engagement, the Company is prioritizing the following markets as our initial top five:

1.	New York City Metropolitan Area

2.	Los Angeles, California

3.	Dallas, Texas

4.	Denver, Colorado

5.	St Louis, Missouri

Within each market, we intend to place a market manager and a team of business development executives focused on building physician support and securing favorable coverage decisions from payers for our technology. Expansion of provider networks to include additional imaging centers and surgeons so there is increasing geographical coverage to grow volume and revenue from positive coverage decisions across each payer will be critical.

We believe the following strategies will contribute to growth in the prescription and use of NOCISCAN-LS.

•	Enhance our multi-tiered sales/marketing/branding campaign targeted at (i) referring physicians, (ii) MR imaging providers, (iii) DLBP patients, (iv) spine implant equipment suppliers, (v) injectable biologics and cell therapy providers, (vi) MR scanner vendors, (vii) third party payors, and (viii) employers, all to grow awareness and demand for NOCISCAN-LS;

•	Increase third party payer reimbursement coverage via reimbursement code utilization, payer negotiations, growing clinical evidence dossier via published registry studies and Randomized Control Trials (“RCT”), and converting temporary Category III CPT codes into permanent CPT Category I codes see “Third Party Reimbursement ” below;

•	Expand MR scanner compatibility to additional scanner models, including within the Siemens product lines and other manufacturers/vendors;

•	Expand into international markets;

•	Evolve the adaptations and positioning of our products to support new emerging technologies, and clinical trials, in particular for injectable biologic and cell therapies;

•	Continue to conduct clinical trials, and publish clinical trial results in peer-reviewed journals in relevant fields to our business (e.g. MR/radiology, spine, and pain);

•	Continue to engage and expand Key Opinion Leader (“KOL”) advisory boards and specialty medical society support for supporting and driving awareness of our products and services to wider audiences of potential customers and other stakeholders; and

•	Pursue additional applications of our technology, including other regions of the spine (e.g. thoracic, cervical), areas of the anatomy outside of the spine, and integrative use of our diagnostic platform with other diagnostic platforms and tests to potentially improve the management and outcomes of populations of low back and neck pain patients.

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Strategic Relationships

Siemens

The NOCISCAN-LS product suite is currently compatible for use only with certain MR scanner models and configurations provided by SIEMENS. We are not subject to any exclusivity agreement or obligations with SIEMENS, nor do we have any fee sharing, royalty, or other exchange of moneys or payments between us and Siemens. The nexus for our focused relationship with Siemens resulted from our determination that Siemens scanner models were optimally positioned to support our product. We have had a collaborative relationship with Siemens since 2011.

On May 2, 2012, following a prior period of informal collaboration, we entered a Memorandum of Understanding (“MOU”) with SIEMENS, under which SIEMENS agreed to support Aclarion’s research and development of what later became the NOCISCAN-LS product suite for compatible use with SIEMENS scanners. The MOU included the development of certain custom features and technical support that SIEMENS would make available to support the development effort by Aclarion. The relationship was non-exclusive. The MOU was replaced by a Strategic Collaboration Agreement for Phased Commercialization of the SIEMENS-compatible NOCISCAN-LS Product of Aclarion, Inc. (the “SIEMENS Agreement”) that we entered into with SIEMENS Healthcare GmbH on December 31, 2017. This agreement comprised a collaboration to identify, onboard and provide technical support for the SIEMENS-compatible NOCISCAN-LS platform with early commercial users in the European Union, including a free trial period for those initial commercial users to activate and use the SIEMENS SVS pulse sequence option package that is required to be purchased by our customers in order to perform disc MRS according to the specifications for compatible use with our products. The SIEMENS Agreement also provided for plans for global joint marketing, potential business model/fee agreement and a potential integration of the NOCISCAN-LS product suite into the SIEMENS Next Generation Frontier App Store model. While these plans have not yet been realized, the agreement still remains in effect through automatic extensions and we are in on-going dialogue and negotiations toward some, or possibly all, of these objectives. The Siemens Agreement is terminable.at any time by either party if such party is of the opinion that the goals of the Collaborative Agreement cannot be achieved for technical, economic and/or clinical reasons. If Siemens were to terminate its relationship with the Company, it would have a material adverse effect on our business. Further, there can be no assurance that there will be any joint marketing or that future financial arrangements between us and SIEMENs will be established, and even if established, that such agreements will be successful or profitable.

RadNet

Two of the Company’s imaging centers that are fully operational to perform NOCISCAN’s are owned by RadNet, Inc., (“RadNet”) a leading provider of outpatient imaging centers in the United States. RadNet currently own 353 outpatient imaging centers across seven states. Larry Tannenbaum is one of our current board members and will be leading the radiology section of our Medical Advisory Board subsequent to this offering. The New York/New Jersey area is one of our top targets for early commercialization post IPO and we expect to leverage RadNet’s extensive relationship with commercial payers to secure introductions that we believe will lead to early coverage decisions from payers in support of our growth plans. Although we have ambitions to grow the RadNet relationship, the current arrangement is limited to the flow of revenue between Aclarion and RadNet for the performance of an MRS exam by RadNet and the subsequent generation of a Nociscan report by Aclarion.

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Reimbursement

Current Procedural Terminology or “CPT” codes are developed by the American Medical Association (“AMA”) to describe a wide range of health care services provided by physicians, hospitals and other health care professionals. These codes are utilized to communicate with: other physicians, hospitals, and insurers for claims processing. There are three categories of CPT Codes: Category I, Category II, and Category III (also often referred to interchangeably as “Levels”):

•	Category I CPT codes are used for reporting devices and drugs (including vaccines) required for the performance of a service or procedure, services or procedures performed by physicians and other health care providers, services or procedures performed intended for clinical use, services or procedures performed according to current medical practice, and services or procedures that meet CPT requirements. These codes are billable for reimbursement.

•	Category II CPT Codes are used for reporting performance measures reducing the necessity for chart review and medical records abstraction.

•	Category III CPT codes are used for reporting emerging technology in a number of capacities including services or procedures recently performed on humans, clinical trials and etc. These codes are temporary codes and must be accepted for placement in Level I by the CPT committee within five years, be renewed for another five more years, or be removed from the book.

Our NOCISCAN-LS product suite was initially commercialized without existing CPT codes or other pathways for seeking reimbursement coverage from third party payers. Accordingly, to date, the commercial uses of our products have been principally paid for directly by patients or their spine surgery care provider. The first third party payer reimbursement occurred in May 2021 via the payment of a Workman’s Compensation claim in Colorado.

Effective January 1, 2021, a previously retired Category I CPT Code 76390 for MR Spectroscopy was reinstated and reactivated by the Centers for Medicare and Medicaid Services (“CMS”). This resulted from our own direct efforts with CMS in hopes of achieving this result. In addition, also effective January 1, 2021, the AMA approved four new Category III CPT Codes for performing MRS exams specifically on intervertebral discs. More specifically, these codes were assigned respectively to: (i) determine and localize discogenic pain via SVS (0609T), (ii) transmit the MRS derived biomarker data for software analysis (0610T), (iii) post-process the biomarker data for algorithmic analysis to determine relative chemical differences between discs (0611T), and (iv) interpret and report those results. Ambulatory Payment Classification (“APC”) pricing assignments were also made by CMS for three of these Level 1 T-codes, while the fourth (0612T) was not priced and left for us, or interpreting doctors, to negotiate payment pricing amounts with Medicare Administrative Contractors (MACs) and third-party payers. The creation, activation, and APC pricing assignment of these four new Level 3 codes was also the result of our Company directly pursuing and negotiating with the AMA toward these interim objectives. We intend to further explore APC assignments such as a New Technology APC to ensure our NOCISCAN-LS product suite is assigned an APC that is appropriate in terms of clinical characteristics and resource costs.

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The table below further explains these four new Level III CPT Codes:

CPT Code	Description
0609T	MRS, determination and localization of discogenic pain (cervical, thoracic, or lumbar); acquisition of single voxel data, per disc, in ≥3 discs
0610T	MRS, determination and localization of discogenic pain (cervical, thoracic, or lumbar); transmit biomarker data for software analysis
0611T	MRS, determination and localization of discogenic pain (cervical, thoracic, or lumbar); postprocessing for algorithmic analysis of biomarker data for determination of relative chemical differences between discs
0612T	MRS, determination and localization of discogenic pain (cervical, thoracic, or lumbar); interpretation and report

Due to a lack of operating capital, we have not yet begun to seek reimbursement coverage or promote or suggest our customers use these codes. However, we plan to use the proceeds of this offering to hire the personnel and expend our financial resources do so. The Category III Codes become more valuable and useful upon being converted into Level I, when widespread reimbursement coverage is expected to be achievable. We plan to support conversion of codes from Category III to Category I by advancing multiple clinical studies and related peer-reviewed clinical publications intended to further support improved patient outcomes (such as success rates following DLBP surgeries), and various economic advantages to be achieved by incorporating the use of our NOCISCAN-LS platform into the DLBP patient’s healthcare journey. However, there can be no assurance that the Category III codes will be converted and replaced with corresponding Level I Codes, and if there is a delay in the conversion of the Codes to Level 1 or there is ultimately no conversion of Codes to Level I, our business will be materially adversely affected. Further, even if the Codes are converted to Level 1, there can be no assurance that we will be successful in increasing the use of our technology by patients and health care professionals.

Intellectual Property - Licenses, Patents and Trademarks

We rely on a combination of licenses, patents, trade secrets, copyrights and trademarks, as well as contractual protections to establish and protect our intellectual property rights. Our success depends in part on our ability to obtain and maintain intellectual property protection for our technology. We seek to protect our technology and any potential future technology related to our NOCISCAN-LS platform through a variety of methods, including seeking and maintaining patents intended to cover current and future technology, their methods of use and processes, and any other inventions that are commercially important to the development of our business. We seek to obtain domestic and foreign patent protection which includes, in addition to filing and prosecuting patent applications in the United States, typically filing counterpart patent applications in additional countries where we believe such foreign filing is likely to be beneficial, including Europe, Australia, Canada, China, Japan, India and South Africa.

On December 9, 2014, the Company entered into an amended and restated exclusive license agreement (the “License Agreement”) with the Regents of the University of California for certain inventions, generally characterized as systems, materials, and methods to localize and evaluate pain and degenerative properties of tissue, molecular markers that differentiate painful from non-painful discs; and MR Spectroscopy System and Method for diagnosing painful and non-painful intervertebral discs (collectively the “Invention”).

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Pursuant to the License Agreement, the Company obtained a royalty-bearing, worldwide, exclusive license to the Invention, including certain patent rights related to the patents and technology the Company uses. Under the agreement, we agreed to pay a royalty of 4% of net sales of the licensed products. Additionally, we agreed to pay a minimum annual royalty fee starting on the third anniversary of the effective date of the agreement, which escalates each anniversary and is currently $50,000. UCSF has the right to terminate the agreement upon advanced notice in the event of a default by us. The agreement will expire upon the expiration or abandonment of the last of the licensed patents. The U.S. patents subject to the agreement expire between 2026 and 2029, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees.

As of December 28, 2021, our intellectual property portfolio has 21 issued patent and 6 pending patent applications in the U.S., and 17 patent grants and 7 pending patent applications outside the United States. The overall patent portfolio includes patents and patent applications that are (i) assigned exclusively to the Company, (ii) assigned exclusively to the Regents of the University of California but exclusively licensed to the Company, and (iii) assigned to both the Company and the Regents of the University of California (also exclusively licensed to the Company). Many of these patents relate to, inventions involved in, the Company’s first product, the NOCISCAN-LS product suite for post-processing disc MRS exam data. Others relate to potential enhancements of the NOCISCAN-LS disc MRS exam (as conducted at the MR scanner) and also other alternative diagnostic approaches (e.g. molecular imaging and gene expression testing). Our portfolio of patents and patent applications, if issued, are expected to expire between January 30, 2026 and June 16, 2037 in the U.S., in each case without considering any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees.

Our intellectual property portfolio includes four patent families (each reflecting multiple families, if based on different original applications), that relate to our NOCISCAN-LS technology and/or to other potential future pipeline products.

The first patent family is directed to inventions for signal processing techniques to include leveraging artificial intelligence technologies for improving the quality, reliability, and accuracy of MRS-based chemical biomarker measurements and related diagnostic interpretations. Many of these patented inventions are included in our NOCICALC-LS product under the NOCISCAN-LS Suite and cover uses specifically for disc MRS, and for MRS in any other tissues. This first family includes 8 issued patents and 1 pending patent application assigned to the Company in the US, and 3 issued patents and 1 pending patent application outside the U.S. (Europe and Australia). All of these are assigned to the Company. The U.S. granted patents and pending patent applications, if issued, are expected to expire between October 14, 2029 and March 15, 2033, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees.

The second patent family relates to inventions for novel diagnostic systems and methods for providing diagnostically useful information based on MRS-based chemical biomarkers. Many of these patented inventions are incorporated in our NOCIGRAM-LS product and related diagnostic report under the NOCISCAN-LS Suite and relate to uses specifically for discogenic pain, conditions related to discs more generally, and more broadly any degenerative pain-related diagnosis in any tissue. This family includes patents relating to diagnosing degenerative painful discs (and other tissues) using the primary degenerative pain biomarkers evaluated by our NOCIGRAM-LS product. The second patent family includes 6 issued patents and 3 pending patent applications in the US, and 9 patent grants and 6 pending patent applications outside the U.S. (Europe, Australia, Canada, China, Japan, India, South Africa). These are either assigned to the Regents of the University of California or assigned to both the Regents of the University of California and the Company, in all cases with the UC’s rights exclusively licensed to the Company. The U.S. granted patents and pending patent applications, if issued, are expected to expire between January 30, 2026 and June 16, 2037, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees.

Our third patent family relates to inventions that enhance the efficiency and reliability of certain aspects related to conducting MRS exams at the MR scanner. This includes enhancing the efficiency and quality of NOCISCAN-LS disc MRS exams and other applications of MRS in general. These patented inventions are not currently incorporated into our commercial products but are in the research and development phase for potential pipeline products. This third patent family includes 3 issued US patents that are expected to expire on November 23, 2031, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees. These patents are all assigned to the Company. This patent family also includes a pending U.S. patent application that relates to the use of Artificial Intelligence for enhancing MRS exams, which is in the research and development phase for potential pipeline products.

Our fourth patent family relates to inventions for other novel diagnostic systems and methods that represent potential future pipeline products, or otherwise provide potential exclusionary rights against related potential competitive threats. This includes patents related to discogenic pain diagnosis using molecular imaging and/or gene expression testing. The fourth patent family includes 4 issued patents and 1 pending patent application in the US, and 5 patent grants outside the U.S. (Europe, Canada, China). These patents are assigned to the Regents of the University of California and exclusively licensed to the Company (and in certain aspects, co-exclusively licensed under which the Company has exclusive rights to diagnostic aspects and another third-party licensee has limited exclusive rights to only certain treatment aspects). The U.S. granted patents and pending patent applications, if issued, are expected to expire between September 21, 2026 and May 29, 2029, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees.

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We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may own or license in the future. We cannot be sure that any of our existing patents or any patents we may own or license in the future will be useful in protecting our technology. Please see “Risk Factors — Risks Related to Our Intellectual Property” for additional information on the risks associated with our intellectual property strategy and portfolio.

We continually assess and refine our intellectual property strategies to fortify our position. We file additional patent applications when our intellectual property strategy warrants such filings. We intend to pursue additional intellectual property protection to the extent that we believe it would be beneficial and cost-effective. Our ability to stop third-parties from making, using, selling, offering to sell, importing or otherwise commercializing any of our patented inventions, either directly or indirectly, will depend in part on our success in obtaining, defending and enforcing patent claims that relate to our technology, inventions, and improvements. With respect to our intellectual property, we cannot provide any assurance that any of our current or future patent applications will result in the issuance of patents in any particular jurisdiction, or that any of our current or future issued patents will effectively protect any of our tests or technology from infringement or prevent others from commercializing infringing tests or technology. Even if our pending patent applications are granted as issued patents, those patents may be challenged, circumvented or invalidated by third parties. Consequently, we may not obtain or maintain adequate patent protection for any of our tests or technology.

In addition to our reliance on patent protection for our inventions and technology, we also rely on trade secrets, know-how, confidentiality agreements and continuing technological innovation to develop and maintain our competitive position. For example, some elements of our analytics techniques and processes, computational-biological algorithms and related processes and software are based on unpatented trade secrets and know-how that are not publicly disclosed. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees, advisors and consultants, these agreements may be breached, and we may not have adequate remedies for any breach. In addition, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. As a result, we may not be able to meaningfully protect our trade secrets. For further discussion of the risks relating to intellectual property, see the section titled “Risk factors — Risks Related to our Intellectual Property.”

Trademarks

The Company holds the following trademarks for its previous corporate brand name as well as for its key products and brands (“®” designates registered trademark, “™” designates unregistered trademark under common law protection):

NOCIMED®Corporate brand name

NOCISCAN® - Primary data acquisition exam (procedure) and software-based post-processing suite (product)

NOCIGRAM® - Post-processed report, one of two products in the NOCISCAN-LS product suite

NOCISCORE® - Feature of NOCIGRAM Report

NOCICALC™ - MRS spectral processor and biomarker calculator, one of two products in the NOCISCAN suite

NOCI+™ - Feature of NOCIGRAM Report

NOCI-™ - Feature of NOCIGRAM Report

NOCImild™ - Feature of NOCIGRAM Report

NOCIWEB™ - Web-hosted user interface

SI-SCORE™ - Feature of NOCIGRAM Report

VIRTUAL DISCOGRAM™ - Additional name associated with NOCIGRAM

With respect to involved meanings, the recurrent prefix term “NOCI” among these marks is derived from Latin origins for “pain” (e.g. nerves that report pain are called “nociceptors”)

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Research and Development

Research and Development (“R&D”) activities at Aclarion primarily explore the use of AI, our post-processing technologies and clinical registry data to expand the use of our technology.

The company is researching the application of AI and machine learning platforms to analyze both the raw spectroscopy data and the post-processed signal to evaluate whether AI platforms can more efficiently and more effectively associate MRS data with clinical outcomes. We expect this type of AI research and development to be an ongoing process applied not only to the various treatment paths associated with back pain, i.e., conservative therapies, regenerative and cell therapies and surgical intervention, but to potentially expand into other clinical explorations involving the diagnosis of brain, breast and prostate tumors.

Clinical research at Aclarion includes the building of clinical registries that provide the data inputs required to train the AI models to improve the efficiency and effectiveness of our technology for surgical decisioning as well as extend the use of our technology for potentially optimizing the treatment of neck and low back pain through other interventions.

Clinical registries track the MRS results for each disc being evaluated and correlates the MRS signature of the disc to patient specific data such as MRI imaging, Oswestry Disability Index (ODI) and Visual Analog Scores (VAS). These methods are proven tools to assess low back pain, clinical treatments performed and to identify conservative therapies such as physical therapy and chiropractic intervention, regenerative and cell therapies or surgical interventions. By tracking specific treatments applied to each patient over time and correlating the effectiveness of those treatments to the MRS data of each disc, we expect to create a large repository of clinical data that can be used to train advanced machine learning algorithms that correlate MRS signatures from specific discs to improved outcomes from conservative and regenerative therapies.

Government Regulation

United States FDA.

In the United States, the FDA has broad regulatory powers with respect to pre-clinical and clinical testing of new medical devices and the designing, manufacturing, labeling, storage, record keeping, marketing, advertising, promotion, distribution, post-approval monitoring and reporting and import and export of medical devices. Unless an exemption applies, federal law and FDA regulations require that all new or significantly modified medical devices introduced into the market be preceded either by a pre-market notification clearance order under section 510(k) of the Federal Food, Drug and Cosmetic Act (FDCA), or an approved Denovo or pre-market approval (PMA) application. Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurances with respect to safety and effectiveness. Class I devices are those for which safety and effectiveness can be reasonably assured by adherence to a set of regulations, referred to as General Controls, which require compliance with the applicable portions of the FDA’s Quality System Regulation (QSR) facility registration and product listing, reporting of adverse events and malfunctions and appropriate, truthful and non-misleading labeling, advertising and promotional materials. Some Class I devices, also called Class I reserved devices, also require premarket clearance by the FDA through the 510(k) premarket notification process described below. Most Class I products are exempt from the premarket notification requirements, and subject only to registration requirements (which the FDA does not typically review, thus determined and submitted solely by the applicant product owner).

Class II devices are those that are subject to the General Controls, as well as Special Controls as deemed necessary by the FDA, which can include performance standards, guidelines and post-market surveillance. Most Class II devices are subject to premarket review and clearance by the FDA. Premarket review and clearance by the FDA for Class II devices is accomplished through the 510(k) premarket notification process. Under the 510(k) process, the manufacturer must submit to the FDA a premarket notification, demonstrating that the product for which clearance has been sought is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA had not yet called for the submission of pre-market approval applications. To be substantially equivalent, the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

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After a 510(k) notice is submitted, the FDA determines whether to accept it for substantive review. If it lacks necessary information for substantive review, the FDA will refuse to accept the 510(k) notification. If it is accepted for filing, the FDA begins a substantive review. By statute, the FDA is required to complete its review of, and clear or deny, a 510(k) notification within 90 days of receiving the 510(k) notification. As a practical matter, clearance often takes longer, and clearance is never assured. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, could require a De Novo or PMA application. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination regarding whether a new premarket submission is required for the modification of an existing device, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or approval of a De Novo or PMA application is obtained. If the FDA requires us to seek 510(k) clearance or approval of a De Novo or PMA application for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. In addition, in these circumstances, we may be subject to significant regulatory fines or penalties for failure to submit the requisite PMA application(s). In addition, the FDA is currently evaluating the 510(k) process and may make substantial changes to industry requirements.

Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by the General Controls and Special Controls described above. Therefore, these devices are subject to the PMA application process, which is generally more costly and time consuming than the 510(k) process.

In the event a device might be considered Class III due to lack of an equivalent predicate device, but which does not pose a significant risk to patients, it may be ‘down-classified’ to a relatively newer De Novo pathway for pre-market notification review and approval, which typically involves burdens and review cycle times between what are typical for 510(k) and PMA pathways. In addition to the above classifications and related FDA regulatory pathways in the United States, certain technologies that were previously considered medical devices have recently been reclassified and not considered a medical device, and thus not regulated by the FDA. On December 13, 2016 the 21st Century Cures Act (“Cures Act”) was signed into law (Public Law 114-255, 130 STAT. 1033), and was designed to help accelerate medical product development and bring new innovations and advances to patients who need them faster and more efficiently. Section 3060 of the Cures Act was created as an amendment to section 520 of the Federal Food, Drug, and Cosmetic Act (FD&C Act), which addressed how medical devices are defined. This outlined software functions that would be exempt from FDA regulation, such as those used for administrative purposes, encouraging a healthy lifestyle, electronic health records, clinical laboratory test results and related information, and clinical decision tools.

In the United States, the NOCISCAN-LS product suite is only partially regulated as a medical device by the FDA. The NOCICALC-LS product is considered a Class I “exempt” medical device and is registered as such with the FDA under product Classification “Calculator/Data Processing Module, for Clinical Use,” Product Code “JQP,” Regulation Number 862.2100, and Registration Number 3015426626.

The process to determine whether a product can be considered a Class I “exempt” medical device consists of self-determining whether the product is adequately described by one of the existing categories classified by the FDA. In conjunction with our regulatory consultants, we determined that the product Classification “Calculator/Data Processing Module, for Clinical Use,” adequately described our NOCICALC-LS product.

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In contrast, we believe the NOCIGRAM-LS product is considered Clinical Decision Support software (CDS) under the 21st Century Cures Act and not a medical device. As such, we believe NOCIGRAM-LS is not regulated by the FDA. Our conclusion that NOCISCAN-LS would be considered Clinical Decision Support software (“CDS”), which under the 21st Century Cures Act’ is not a device and therefore exempted from medical device regulation,” is based upon the following analysis:

Under the Cures Act provision, a software product is not considered a device if it meets the following four elements:

•	"[Not] intended to acquire, process, or analyze a medical image or a signal from an in vitro diagnostic device or a pattern or signal from a signal acquisition system;"

•	"[I]ntended ... for the purpose of... displaying, analyzing, or printing medical information about a patient or other medical information (such as peer-reviewed clinical studies and clinical practice guidelines);"

•	"[I]ntended ... for the purpose of... supporting or providing recommendations to a health care professional about prevention, diagnosis, or treatment of a disease or condition;" and

•	"[I]ntended ... for the purpose of. .. enabling such health care professional to independently review the basis for such recommendations that such software presents so that it is not the intent that such health care professional rely primarily on any of such recommendations to make a clinical diagnosis or treatment decision regarding an individual patient."[4]

Since December 13, 2016, the FDA has issued draft guidance which provides further insight into the interpretation of the above four elements. The draft guidance, entitled "Clinical and Patient Decision Support Software" (Dec. 2017) ( ''Draft Guidance"), reviews section 520(o)(l)(E) of the FDC Act and provides additional clarity on each element.

With respect to the last element listed above, the Draft Guidance elaborates on what is meant by allowing health professionals to "independently" review the basis for recommendations such that the CDS software is not intended to be "primarily" relied upon in a diagnosis or treatment decision. To that end, according to the Draft Guidance, the user must be told: "(I) The purpose or intended use of the software function; (2) The intended user (e.g., ultrasound technicians, vascular surgeons); (3) The inputs used to generate the recommendation (e.g., patient age and gender); and (4) The rationale or support for the recommendation.

As described above, FDA will not regulate software that meets the four requirements in the Cures Act as a medical device. Although there are some ambiguities as to the meaning of the relevant statutory terms, we believe NOCIGRAM-LS meets all four of these requirements.

First, the NOCIGRAM-LS is not intended to acquire, process, or analyze a medical image or a signal from an in vitro diagnostic device or a pattern or signal from a signal acquisition system. Rather, it receives information from the NOCICALC-LS, which separately performs such operations and produces a table of calculated disc chemistry ratio values for each disc examined. It is this table that the NOCIGRAM-LS references in performing its analysis.

Second, NOCIGRAM-LS is intended for the purpose of displaying, analyzing, or printing medical information about a patient or other medical information. The NOCISCORE Table and graphical plots provide medical information about the patient and analyze the data into classifications.

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Third, NOCIGRAM-LS is intended for the purpose of supporting or providing recommendations to a health care professional about prevention, diagnosis, or treatment of a disease or condition. The information generated by the product is intended to support recommendations on how to manage patients presenting with low back pain that may be discogenic in nature. It does this by providing additional disc chemistry-based information to be considered by the physician in combination with other available patient information.

The fourth element of the statute is also met by NOCIGRAM-LS, although the requirements for this element are more involved than the other three elements. This element requires a means for the health care professional to independently review the basis for any recommendation to prevent primary reliance on the software. In its recent Draft Guidance, FDA provides four elements that can be used to determine whether the CDS software allows for independent review: whether it explains (1) the purpose or intended use; (2) the intended user; (3) the inputs used to generate the recommendation; and (4) the rationale for the recommendation.

The NOCIGRAM-LS explains the purpose of the intended use. It instructs the user that it is intended to provide analyses of chemical ratio information obtained from the NOCICALC-LS product, which was separately derived from data via an MRS device, for the purpose of supporting recommendations about diagnosing and/or treating patients with certain back conditions. This information is explained in the product labeling. The product labeling also explicitly states that the intended user is a professional medical healthcare provider trained and skilled in diagnosing and recommending treatment options for low back pain and related lumbar spine disorders. Thus, both the first and second elements set forth in the Draft Guidance are satisfied.

As to the third element, the inputs used to generate any calculations for the health care professional consist of the chemical ratio information obtained from the NOCICALC-LS device, and also the adjustment and analysis factors (e.g. weighting and thresholding/ranges) for analyzing that disc chemistry data. The labeling for NOCIGRAM-LS will describe the NOCICALC-LS outputs as the source disc chemistry data, and will also reference the published clinical trial results (i.e. correlations to discogram results) and related adjustment and analysis factors. This satisfies the third element.

The fourth element requires that the health care professional is able to independently review the rationale for the CDS software recommendation. FDA's Draft Guidance indicates that the sources supporting a recommendation should, among other things, be publicly available. Tracking the statute, FDA suggests that clinical practice guidelines and published literature would fit this description. The Company intends to publish the various factors (i.e. weighting and thresholds) applied to adjusting and analyzing the various input chemical ratios, and the correlative analysis to the PD reference test (as well as certain related treatment outcomes), in medical literature in marketing NOCIGRAM-LS. The user is informed of the medical literature in the instructions for use of NOCIGRAM-LS.

Moreover, the physician-user will have three means to independently verify the results of the NOCIGRAM-LS. First, the user can manually input the adjustment factors and thresholding of the ratios as custom inputs for the NOCICALC-LS product to derive the same custom output results from NOCICALC-LS as those results provided by NOCIGRAM-LS. Second, the user can independently (apart from NOCICALC-LS) perform these same factor-adjusted and threshold classifier calculations based on the values obtained from NOCICALC-LS using the methods described in publicly available literature. Third, the user can further verify the NOCI+/- results of the NOCIGRAM-LS, which are correlated to discogram as a reference test based on clinical trial data, by conducting a discogram on the same discs in the patient. This will either confirm or disprove the correlation of NOCI+/ - to discogram results in those particular discs in that specific patient. These three verification options sufficiently address the issue of a proprietary database or algorithm that is essentially a "black box" to users, creating primary reliance on the CDS software rather than aiding informed decision making.

However, although we believe the above analysis is reasonable, whenever a company self classifies, there is a risk that FDA could disagree with the classification. Accordingly, in that context, it is possible that FDA could potentially disagree that the NOCIGRAM-LS falls under the CDS software exemption to the definition of a device and there can be no assurance that the FDA will agree with our conclusion and in the event the FDA does not agree, our business would be severely negatively impacted.

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FDA clearance or approval, when granted, may entail limitations on the indicated uses for which a product may be marketed, and such product approvals, once granted, may be withdrawn if problems occur after initial marketing. Manufacturers of FDA-regulated products are subject to pervasive and continuing post-approval governmental regulation, including, but not limited to: (i) the registration and listing regulation, which requires manufacturers to register all manufacturing facilities and list all medical devices placed into commercial distribution, (ii) the QSR, which requires manufacturers, including third party manufacturers, to follow stringent design, validation, testing, production, control, supplier/contractor selection, complaint handling, documentation and other quality assurance procedures during the manufacturing process, (iii) labeling regulations and unique device identification requirements, (iv) advertising and promotion requirements, (v) restrictions on sale, distribution or use of a device, (vi) PMA annual reporting requirements, (vii) the FDA’s general prohibition against promoting products for unapproved or “off-label” uses, (viii) the Medical Device Reporting (MDR) regulation, which requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to reoccur, (ix) medical device correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health; recall requirements, including a mandatory recall if there is a reasonable probability that the device would cause serious adverse health consequences or death; an order of repair, replacement or refund, (x) device tracking requirements, and (xi) post-approval study and post-market surveillance requirements. The FDA has also established a Unique Device Identification (“UDI”) system that was phased in over a period of years. The UDI system requires manufacturers to mark certain medical devices distributed in the United States with unique device identifiers.

The FDA recently finalized its guidance for managing post-market cybersecurity for connected medical devices. This guidance places additional expectations on our technology to build in cybersecurity controls when we design and develop our devices to assure safe performance in the face of cyber threats. It is also incumbent on us to monitor third party software for new vulnerabilities and verify and validate any software updates or patches meant to address vulnerabilities.

Our facilities, records and manufacturing processes are subject to periodic unscheduled inspections by the FDA. Failure to comply with the applicable United States medical device regulatory requirements could result in, among other things, warning letters, untitled letters, fines, injunctions, consent decrees, civil penalties, unanticipated expenditures, repairs, replacements, refunds, recalls or seizures of products, operating restrictions, total or partial suspension of production, the FDA’s refusal to issue certificates to foreign governments needed to export products for sale in other countries, the FDA’s refusal to grant future premarket clearances or approvals, withdrawals or suspensions of current product clearances or approvals and criminal prosecution.

Coverage and Reimbursement.

Government and private sector initiatives to limit the growth of healthcare costs, including price regulation and competitive pricing, coverage and payment policies, comparative effectiveness therapies, technology assessments and managed care arrangements, are continuing in many countries where we do business, including the United States, Europe and Asia. As a result of these changes, the marketplace has placed increased emphasis on the delivery of more cost-effective medical therapies. In addition, because there is generally no separate reimbursement from third-party payers to our customers for many of our products, the additional costs associated with the use of our products can impact the profit margin of our customers. Accordingly, these various initiatives have created increased price sensitivity over healthcare products generally and may impact demand for our products and technologies.

Healthcare cost containment efforts have also prompted domestic hospitals and other customers of medical devices to consolidate into larger purchasing groups to enhance purchasing power, and this trend is expected to continue. The medical device industry has also experienced some consolidation, partly in order to offer a broader range of products to large purchasers. As a result, transactions with customers are larger, more complex and tend to involve more long-term contracts than in the past. These larger customers, due to their enhanced purchasing power, may attempt to increase the pressure on product pricing.

Significant healthcare reforms have had an impact on medical device manufacturer and hospital revenues. The Patient Protection and Affordable Care Act as amended by the Health Care and Education and Reconciliation Act of 2010, collectively referred to as the Affordable Care Act, is a sweeping measure designed to expand access to affordable health insurance, control healthcare spending and improve healthcare quality. Many states have also adopted or are considering changes in healthcare policies, in part due to state budgetary pressures. Ongoing uncertainty regarding implementation of certain aspects of the Affordable Care Act makes it difficult to predict the impact the Affordable Care Act or state law proposals may have on our business.

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Other Healthcare Laws.

In addition to FDA restrictions on marketing and promotion of drugs and devices, other federal and state laws restrict our business practices. These laws include, without limitation, data privacy and security laws, anti-kickback and false claims laws, and transparency laws regarding payments or other items of value provided to healthcare providers.

As a participant in the healthcare industry, we are subject to extensive regulations protecting the privacy and security of patient health information that we receive, including the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH), which was enacted as part of the American Recovery and Reinvestment Act of 2009. Among other things, these regulations impose extensive requirements for maintaining the privacy and security of individually identifiable health information, known as “protected health information.” The HIPAA privacy regulations do not preempt state laws and regulations relating to personal information that may also apply to us. Our failure to comply with these regulations could expose us to civil and criminal sanctions.

The HIPAA provisions also created federal criminal statutes that prohibit among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payers, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A person or entity does not need to have actual knowledge of the statutes or specific intent to violate them in order to have committed a violation. Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payer, in addition to items and services reimbursed under Medicaid and other state programs.

The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, to induce or in return for the purchasing, leasing, ordering, or arranging for or recommending the purchase, lease or order of items or services for which payment may be made, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Further, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

The federal False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment or approval to the federal government, or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. Government. Medical device manufacturers have been held liable under these laws if they are deemed to cause the submission of false or fraudulent claims by, for example, providing customers with inaccurate billing or coding information.

These laws impact the kinds of financial arrangements we may have with potential users of our technology. They particularly impact how we structure our marketing, including discount practices, customer support, education and training programs, physician consulting, research grants and other service arrangements. If our operations are found to be in violation of any of the health regulatory laws described above or any other laws that apply to us, we may be subject to penalties, including potentially significant criminal and civil and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government healthcare programs, contractual damages, reputational harm, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

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Additionally, there has been a trend towards increased federal and state regulation of payments and other transfers of value provided to healthcare professionals or entities. The federal Physician Payment Sunshine Act requires that certain device manufacturers track and report to the government information regarding payments and other transfers of value to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their family members. A manufacturer’s failure to submit timely, accurately and completely the required information for all payments, transfers of value or ownership or investment interests may result in civil monetary penalties of up to an aggregate of $150,000 per year, and up to an aggregate of $1 million per year for “knowing failures.” Certain states also mandate implementation of compliance programs, impose restrictions on device manufacturer marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to healthcare professionals and entities.

We are subject to similar laws in foreign countries where we conduct business. For example, within the EU, the control of unlawful marketing activities is a matter of national law in each of the member states. The member states of the EU closely monitor perceived unlawful marketing activity by companies. We could face civil, criminal, and administrative sanctions if any member state determines that we have breached our obligations under its national laws. Industry associations also closely monitor the activities of member companies. If these organizations or authorities name us as having breached our obligations under their regulations, rules or standards, our reputation would suffer and our business and financial condition could be adversely affected.

Other Foreign Healthcare Regulations

We are also subject to regulation in the foreign countries in which we manufacture and market our products. For example, the commercialization of certain products, including certain medical devices, in the EU is regulated under a system that presently requires all such products sold in the EU to bear the CE mark—an international symbol of adherence to quality assurance standards.

The International Medical Device Regulators Forum has implemented a global approach to auditing manufacturers of medical devices. This audit system, called the Medical Device Single Audit Program (“MDSAP”), provides for an annual audit of a medical device manufacturer by a certified body on behalf of various regulatory authorities. Current authorities participating in MDSAP include the Therapeutic Goods Administration of Australia, Brazil’s Agencia Nacional de Vigilancia Sanitaria, Health Canada, Japan’s Ministry of Health, Labour and Welfare, and the Japanese Pharmaceuticals and Medical Devices Agency and the FDA. It is expected that more regulatory authorities will participate in MDSAP in the future.

We, and other medical device manufacturers, are currently adjusting to major changes in the EU’s decades-old regulatory framework which governs market access to the EU. The Medical Devices Regulation (“MDR”) went into effect on May 26, 2021 and replaces the EU’s prior Medical Device Directive (93/42/EEC).

Our NOCISCAN-LS product suite is subject to these EU regulations, and is CE Marked via self-certification as a Class I medical device. However, this was secured prior to enactment of the MDR. Under the MDR, we expect to be considered a Class II medical device and subject to stricter requirements for pre-market review and certification for CE Marking by a Notified Body, including with respect to clinical data that must be submitted in support of our claimed indications and labeling. However, manufacturers of certain classes of currently approved medical devices will have a transition time to meet certain aspects of the new requirements under the MDR. A grace period until May 2024 is provided for Class I medical devices that were self-certified for CE Marking prior to the MDR conversion to become CE Mark certified as a Class II medical device by a Notified Body. We are still, however, required to continue monitoring and ensuring our on-going compliance with certain other provisions under the new MDR requirements with respect to post-market surveillance of our products, as of May 2021.

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The MDR differs in several important ways from the EU’s prior MDD directives for medical devices and active implantable medical devices. The most significant changes in the regulation include:

•	The definition of medical devices covered under the MDR will be significantly expanded to include devices that may not have a medical intended purpose, such as colored contact lenses. Also included in the scope of the regulation are devices designed for the purpose of “prediction and prognosis” of a disease or other health condition;

•	Device manufacturers will be required to identify at least one person within their organization who is ultimately responsible for all aspects of compliance with the requirements of the new MDR. The organization must document the specific qualifications of this individual relative to the required tasks;

•	The MDR requires rigorous post-market oversight of medical devices;

•	The MDR will allow the EU Commission or expert panels to publish “Common Specifications”, such as requirements for technical documentation, risk management, or clinical evaluation, which devices shall be required to meet;

•	Devices will be reclassified according to risk, contact, duration, and invasiveness;

•	Systematic clinical evaluation will be required for Class IIa and Class IIb medical devices; and

•	All currently approved devices must be recertified in accordance with the new MDR requirements.

Following Brexit, certain medical devices, including our products, are also required to meet the local regulatory requirements within the U.K., separate and apart from EU regulations that previously also covered commercial practices in the U.K. While our CE Mark still applies for the U.K., other U.K. requirements for regulatory monitoring and compliance must also be met. Our quality and regulatory compliance systems and practices are currently in the process of being updated for ensuring compliance with the applicable U.K. regulations.

General Data Protection Regulation

The implementation on May 25, 2018 of the General Data Protection Regulation (“GDPR”), a regulation in the EU on data protection and privacy for all individuals in the EU and the European Economic Area (“EEA”), applies to all enterprises, regardless of location, that are doing business in the EU or that collect and analyze data tied to EU and EEA residents. GDPR creates a range of new compliance obligations, including stringent technical and security controls surrounding the storage, use, and disclosure of personal information, and significantly increases financial penalties for noncompliance (including possible fines of up to 4% of global annual turnover for the preceding financial year or €20 million (whichever is higher) for the most serious infringements).

In July 2020, the European Commission invalidated the EU.-U.S. Privacy Shield framework, of which we were registrants. This has resulted in some uncertainty related to continuing obligations and future data transfer compliance obligations.

California Consumer Privacy Act

The California Consumer Privacy Act, “CCPA”, became effective on January 1, 2020 along with a number of complex privacy regulations affecting the processing of personal information of California residents. If we fail to comply with the CCPA, we may be subject to significant financial penalties or adverse regulatory actions. In addition to the CCPA, the California legislature is exploring additional regulations to expand the scope and depth of the state’s data protection controls.

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Competition

In the diagnostic and connected care markets, competition is also based on a variety of factors including product performance, functionality, value and breadth of sales and service organization. We believe that currently, there is a scarcity of new diagnostic platforms on the market, or otherwise proposed and approaching the market, that are competitive with our products for our primary intended discogenic low back pain indication. Accordingly, our primary competition resides with the current diagnostic standards over which our products are intended to improve – in particular, X-ray, lumbar MRI, and provocation discography (PD). While we believe our products are positioned for synergistic use with lumbar MRI, and to enhance the diagnostic value of lumbar MR exams, the existing reliance on MRI as a standard of care for our indication, and other potential enhancements to those platforms and techniques, nonetheless also represent competition. To the extent these other platforms represent our primary competitors, they are mainly provided by large, well-capitalized companies with significant market share and resources. Our competitors have more established sales and marketing programs than we do and have greater name recognition. These competitors also have long operating histories and may have more established relationships with our potential customers. In addition to competing for market share, competitors may develop or acquire patents or other rights that may limit our ability to compete.

Competition could result in price reductions, reduced margins and loss of our potential market share. We believe that our NOCISCAN-LS product suite is superior to currently known competition in this market as follows:

•	We believe we are superior to standard lumbar MRI because:

o	Standard lumbar MRI only indicates structural defects, degeneration, and hydration, which have not been well correlated to identifying painful discs in DLBP patients, whereas our products have been highly correlated to pain as indicated by positive Provocation Discogram results in a clinical trial published in a major peer-reviewed spine journal;

o	Standard lumbar MRI does not identify nor allow for measuring levels of acidic chemicals, such as lactic acid, that have been identified as a source of causing discs to become painful, and which we both identify and measure objectively and quantitatively; and

o	Patient outcomes from surgeries following standard lumbar MRI diagnosis, but without the benefit of or following our diagnosis, have resulted in a much lower <60% success rate versus much higher >90% success rates shown for patient outcomes following surgeries that treat painful discs identified via our diagnostic products, as also demonstrated in the same published clinical trial referenced above.

•	We believe we are superior to standard Provocation Discogram (PD) because:

o	PD is highly invasive, whereas our test is entirely non-invasive;

o	PD is painful by deliberate design, whereas our test is entirely pain-free;

o	PD has certain risks of harm, including certain reports of >1% risk of infection and increased risks of accelerating degeneration and/or herniation rates in discs after receiving needle injections form PD, whereas our test is non-significant risk and no more risky that standard lumbar MRI or other applications of MRS;

o	PD is subjective, based both on patient reporting of subjective pain and physician subjectivity in interpreting results, whereas our test is entirely objective; and

o	PD is often performed, for optimal reliability and accuracy, with a CT scan to evaluate the distribution of injected dye in and around the disc, which requires a second diagnostic imaging exam and additional related costs, and which also exposes the patient to radiation, whereas our test is only a single exam, is more cost effective, and is entirely radiation free.

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Employees

As of January 1, 2022, we had 6 total employees, 3 of whom were engaged in full-time research and development activities and 3 of whom were engaged in general administration. We believe that we maintain good relations with our employees.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any material legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in the aggregate, could have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial stockholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Executive officers and directors

Set forth below are the names, ages and positions of our executive officers and directors.

Name	Age	Position(s) held	Served as a Director and/or Officer Since

Jeff Thramann, M.D.	57	Executive Director and Executive Chairman and Director	2020(1)
Brent Ness	55	Chief Executive Officer, President and Director	2021(2)
John Lorbiecki	59	Chief Financial Officer	2021(3)
Ryan Bond	47	Chief Strategy Officer	2021
Jeffrey Lotz, PhD.	64	Director	(4)
Robert K. Eastlack M.D	49	Director	(4)
Lawrence Tannenbaum	64	Director	(4)
David Neal	50	Director	2016
William Wesemann	65	Director	2016

New Directors

Amanda Sequira	44	Director	(5)
Steve Deitsch	49	Director	(5)
Scott Breidbart	66	Director	(5)

_________________________

(1) Dr. Thramann has been a director since 2020. He was appointed Executive Director as of March 2021, and will become Executive Chairman as of the date of this prospectus.

(2) Mr. Ness was appointed CEO and a director on September 15, 2021.

(3) Mr. Lorbiecki was appointed Chief Financial Officer on October 1, 2021.

(4) Jeffrey Lotz, Robert Eastlack, and Larry Tannenbaum will resign as directors as at the date of this prospectus.

(5) Amanda Sequira, Steve Deitsch, and Scott Breidbart have been appointed as directors commencing as of the date of this Prospectus.

Jeff Thramann, M.D., Executive Chairman and Director: Jeff Thramann has been a director since September, 2020. He is also an executive Director since March of 2021, which is an executive officer of the Company. He will transition to Executive Chairman as of the date of this prospectus. He oversees strategic initiatives, capitalization and governance at the company. This includes day-to-day involvement in working with senior management to establish the strategic vision of the company, assist in KOL development, work with the Chief Executive Officer and Chief Financial Officer on financial plans, clinical reimbursement and product strategies, and assisting the Chief Executive Officer in recruitment and hiring of senior executives and the pursuit of business development activities. His responsibilities also include leading investor relations efforts, building the board of directors and leading board meetings. Dr. Thramann is currently the founder and Executive Chairman of Auddia Inc. (NASDAQ: AUUD), a technology company that is reinventing how consumers interact with audio through an AI platform that enables unique consumer experiences across radio and podcast listening. Dr. Thramann founded Auddia Inc. in January 2012. He has served in a similar capacity at Auddia since February, 2021 as he does at Aclarion. In 2002, Dr. Thramann was the founder (and became the chairman) of Lanx, LLC (“Lanx”). Lanx was an innovative medical device company focused on the spinal implant market that created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in November, 2013. Concurrent with Lanx, in July, 2006 Dr. Thramann was the founder and chairman of ProNerve, LLC (“ProNerve”). ProNerve was a healthcare services company that provided monitoring of nerve function during high-risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012. Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (NASDAQ: AIQ) in April, 2011. From July, 2001 through April, 2008, Dr. Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 100 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in June, 2001. He is a graduate of Cornell University Medical College in New York City and earned his Bachelor of Science degree in electrical engineering management at the U. S. Military Academy in West Point, NY.

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We believe Dr. Thramann’s experience in the healthcare industry as well as his extensive understanding of our business, operations and strategy qualifies him to serve on our board of directors.

Brent Ness, Chief Executive Officer. Mr. Ness became our Chief Executive Officer on September 15, 2021. From December 2019 through April 2021, he was a consultant and then became President and Chief Commercial Officer of Cleerly, Inc., (“Cleerly”). Cleerly is a developer of an AI enabled non-invasive digital care pathway aimed at improving clinicians understanding of their patients’ risk of sudden coronary death. At Cleerly, Mr. Ness co-led efforts to create a partnership with Canon, Inc. who co-markets Cleerly solutions as part of their offerings. From March 2016 to December 2019, Mr. Ness was the Chief Operating Officer of Mighty Oak Medical (“Mighty Oak”) whose principal products progressed from pre-FDA clearance through an international full market launch of their platform called FIREFLY.  FIREFLY is a 3D Printed patient specific solution that is intended to provide spine surgeons with a highly accurate alternative to navigation and robotic applications in the spinal navigation space. FIREFLY involves the use of CT scans as the core data upon which sophisticated pre-surgical plans are created along with guides and bone models. From MONT 2014 through MONTH 2016, Mr. Ness was the Chief Commercial Officer of HeartFlow, Inc., (“Heartflow”). HeartFlow is a medical technology company created and developed a non-invasive cardiac test enabling physicians to make more informed decisions for their patients with suspected coronary heart disease. Mr. Ness led the business from pre-FDA clearance through a global expansion of early adopter sites. Along with the senior leadership team at HeartFlow, he deployed a strong clinical evidence-based approach in the early launch of the SaaS platform to engage Key Opinion Leader Physicians and the third party payer community. This resulted in the issuance of Category III CPT Codes and multiple private payer coverage decisions. From 2008 through 2013, he was President of ProNerve, LLC, (“ProNerve"). ProNerve is a provider of intraoperative neuromonitoring services which involves the use of a variety of electro-physiological monitoring procedures during spine and brain surgery, to allow early warning and avoidance of injury to nervous system structures. As President of ProNerve, Mr. Ness presided over a roll up of the highly fragmented Interoperative Nerve Monitoring Industry. From 2004 to 2008, Mr. Ness served as Vice President- Global Sales and Marketing for Medtronic Navigation, a division of Medtronic, Inc. Earlier in his career he was employed by GE Healthcare as Director of Corporate Accounts and for Philips North America as Vice President of Sales Operations, which companies are suppliers of diagnostic imaging equipment.

Mr. Ness currently serves as an advisor to Mighty Oak Medical, K2 Capital and Cleerly. Mr. Ness has a Bachelor’s Degree in Marketing from the University of North Dakota and an MBA from the University of Colorado.

We believe Mr. Ness’ extensive experience and background in the medical device and healthcare industries qualifies him to serve on our board of directors.

John Lorbiecki, Chief Financial Officer: Mr. Lorbiecki became our Chief Financial Officer on October 1, 2021. He has over 25 years of financial management and operational experience which includes serving as the divisional CFO for two business units within Medtronic, Inc. From January 2019 through October 1, 2021, Mr. Lorbiecki was a principal of Strategic Finance Solutions LLC, a financial consulting company. From April 2021 to October 2021, he also advised Fusion Robotics LLC through their merger with Integrity Implants Inc., now doing business as Accelus Inc. From January 2020 through April 2021, Mr. Lorbiecki held the lead finance role at Honeybee Robotics, an aerospace company that designs and builds advanced robotic systems. He led the financial dimensions of the strategic planning process, managed monthly project reviews to measure progress and ensure economic targets were met, and oversaw monthly accounting activities. From March 2017 through July 2018, he served as Chief Operating Officer at Colorado Therapeutics LLC, a medical startup focused on innovative biologic soft tissue repair products where he was instrumental in completing the relocation of the company headquarters and increasing manufacturing capacity. From 1991 through 2017 he was with Medtronic, among the largest medical device companies in the world. He led sales operations, including pricing and contracting, for the Cardiac Surgery Division, and moved through other business unit and corporate financial leadership roles. Mr. Lorbiecki has a Bachelor’s Degree in Economics from the University of St. Thomas where he graduated magna cum laude and an MBA from the University of Chicago Booth School of Business.

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Ryan Bond, Chief Strategy Officer: Commencing in September 2021, Mr. Bond has been our Chief Strategy Officer. From December 2018 to August 2021, he has been our Vice President, Business Development, where he led business development, sales and marketing including a limited commercial launch of Aclarion’s cloud-based SaaS with early adopters in the US, EU, and UK, Mr. Bond coordinated multiple research trials sponsored by our customers, where Aclarion’s proprietary, adjunctive diagnostic technology is employed. Mr. Bond was instrumental in working with reimbursement consultants to gain Category III CPT Codes for Aclarion with assigned APC rates and advocating to CMS for the removal of a long-standing non-coverage policy for magnetic resonance spectroscopy (MRS, CPT Code 76390). From November 2014 to September 2018 Mr. Bond was Director, Healthcare Solutions at NuVasive, a company in the global spine market. While at NuVasive, he led several strategic initiatives involving strategic partnerships, channel development, pricing, contracting, and sales training. From 2005 to 2014, Mr. Bond was with Accelero Health Partners (“Accelero”), a consulting firm focused on musculoskeletal service line development using a combination of strategic organizational development programs and a proprietary cloud-based business intelligence tool that discretely measured a cadre of clinical, functional, operational, and volume-based metrics, while simultaneously illustrating the interrelated cause-effect of each. In 2006, Accelero was acquired by Zimmer Holdings. Mr. Bond serves on an Advisory Board to the College of Business at Ohio University, where he earned a Bachelor of Science Degree in Engineering from the Russ College of Engineering and Technology.

Continuing Directors

In addition to executive officers Jeffrey Thramann and Brent Ness, the following directors will continue as directors subsequent to the date of this prospectus:

David Neal, Director: Mr. Neal has been a director since September 2016. He is the founder and a current member of SC Capital 1 LLC which was formed in 2016. SC Capital 1 LLC is a securitized LLC formed to invest in breakthrough medical technologies and therapies. Also, from April 2015 to the present, he has been a partner of Frontier Wealth Enterprises, LLC a financial services firm providing advice-based financial services to high-net worth families. From 2000 to 2015, he held various positions with UBS, including Portfolio Manager and manager of a Regional Office in Wichita Kansas. He was on the Hutchinson Regional Medical Center board of directors for 9 years and currently is a member of the board of the Hutchinson Community Foundation. He holds a Bachelor of Sport Science degree from the University of Kansas and a Master of Management Science degree from the John Cook School of Business at Saint Louis University.

We believe Mr. Neal’s executive management experience qualifies him to serve on our board of directors.

William (Bill) Wesemann, Director: Mr. Wesemann has been a director since 2016. Mr. Wesemann has been an independent businessman and investor since June 2002. Prior to 2002 his experience included serving in chief executive, sales leadership, and advisory roles at technology companies. From 2004 to the date of this prospectus, he has been a director of LivePerson (Nasdaq: LPSN), a global technology company that develops conversational commerce and AI software. He is also, a director of Stationhead, Inc. (commencing in 2019), a consumer social audio platform; and a director of Mylio, Inc (commencing in 2013) a photo management company. Mr. Wesemann received a B.A. from Glassboro State College (Rowan University).

We believe Mr. Wesemann’s executive management experience qualifies him to serve on our board of directors.

New Directors

Upon the effectiveness of this offering the following persons will be appointed as directors.

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Amanda Sequira, Director: Ms. Sequira is currently the Senior Vice President of Clinical, Quality and Regulatory at ViewRay, Inc. (Nasdaq: “VRAY”), a healthcare company that integrates real time MRI imaging of tumors with the delivery of high dose radiation for improved treatment accuracy. She joined ViewRay in October of 2018 and brings 20 years of experience in the medical device space. From December, 2017 to September, 2018, she was the Head of Regulatory with the Image Guided Therapy Devices and Systems divisions of Philips. From July, 2010 to December, 2017 Ms. Sequira was the Senior Director (2010-2013) and Vice President (2013-2017) of Clinical and Regulatory with The Spectranetics Corp., (now part of Philips), and from 2003 to 2010 she was Manager, and then Director of Regulatory of AGA Medical Corp (now part of Abbott). Prior to these roles, she worked as a Regulatory Specialist with Vascular Solutions and as a Chemist with GE – Osmonics. In these positions, she worked on a diverse range of products, including cardiovascular treatment, implantable heart defect device, combination drug/device and large capital equipment (both imaging and treatment) devices.  At Spectranetics, she led teams that completed multiple global randomized clinical studies. She holds a Master’s of Science in Regulatory from Northeastern University and a Bachelor’s of Science in Chemistry from the University of Minnesota.

We believe Ms. Sequira’s extensive experience and background in the medical imaging and healthcare industries qualifies her to serve on our board of directors.

Steve Deitsch, Independent Director and Audit Committee Chair: Steve Deitsch is currently the CFO of Paradigm 28, a medical device company focused on surgical implants for the foot and ankle. Steve has extensive strategic, operational, and financial leadership experience at both publicly traded and privately held companies. From April 2017 to August 2019, Mr. Deitsch served as Senior Vice President and Chief Financial Officer of BioScrip, Inc., which is now part of Option Care Health, Inc. (NASDAQ: BIOS). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., a leading cyber-security firm owned by The Carlyle Group. Steve served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc. (now part of Zimmer Biomet, Inc.), including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe. Steve is a director of Green Sun Medical, a privately held medical device company, a position he has held since October 2017, and a director and audit committee chair of Auddia Inc. (NASDAQ: AUUD), since February of 2021.

We believe Mr. Deitsch’s experience as a chief financial officer, and his experience in corporate governance and capital markets qualifies him to serve on our board of directors.

Scott Breidbart, M.D., Director: Dr. Scott Breidbart has been the Chief Medical Officer of Affinity Health Plans since January 2018. Affinity Health Plan is an independent, not-for-profit organization founded in 1986 to offer affordable, high quality health care coverage to underserved New Yorkers. From October 2016 to January 2018, he was Chief Medical Officer of Solera Health and from October 2015 to September 2016, he was the Chief Clinical Officer of Emblem Health. From November 2008 to October 2015, Mr. Breidbart served as the Chief Medical Officer of Empire BlueCross BlueShield, and from May 1998 to August 2008 he had various roles in medical management for HealthNet. Dr. Breidbart practiced pediatric endocrinology for ten years on the faculty of New York Medical College. He is Board Certified in Pediatrics and Pediatric Endocrinology and is licensed to practice medicine in NY. He holds a BA in Mathematics from Yale, an MD from Columbia, and an MBA from Pace University.

We believe Dr. Breitbard’s experience in the healthcare insurance industry and his experience as a practicing physician qualifies him to serve on our board of directors.

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Retiring Directors

The following directors will be retiring as of the effectiveness date of this offering.

Professor Jeffrey Lotz, Phd. Director. Dr. Lotz is the David S. Bradford M.D. Endowed Chair in Orthopedic Surgery and Vice Chair of Orthopedic Research at UCSF. He has led the Orthopedic Tissue Engineering Laboratory at UCSF since 1992, and is principal investigator of one of the three Mechanistic Research Centers funded through the NIH Back Pain Consortium (BACPAC) Research Program (under NIH HEAL). BACPAC is a translational, patient-centered effort to address the need for effective and personalized therapies for chronic low back pain. Dr. Lotz is also director of three other research centers, including the NIH/NIDCR-funded Center for Dental, Oral and Craniofacial Tissue and Organ Regeneration (C-DOCTOR); the NIH-funded Core Center for Musculoskeletal Biology in Medicine (CCMBM); and the NSF-funded Industry/University Cooperative Research Center (CDMI). Dr. Lotz has expertise in spine biomechanics, intervertebral disc biology, and tissue engineering. His laboratory work focuses on identifying mechanisms of disc degeneration, developing novel diagnostics and therapies for low back pain, and the biomechanics of spinal instrumentation, with over 200 peer-reviewed publications on these topics. Dr. Lotz earned a doctorate degree in Medical Engineering from the Harvard/MIT Division of Health Sciences and Technology, a Master of Science Degree in Mechanical Engineering Design from Stanford University, and Bachelor of Science in Mechanical Engineering from UC Berkeley.

Dr. Robert K. Eastlack, Director. Dr. Eastlack is currently Head of the Division of Spine Surgery at Scripps Clinic, a Director of Clinical Research, and Co-Director for the Spine Fellowship Training Program at Scripps Clinic and the San Diego Spine Foundation in San Diego, CA. He is President of the San Diego Orthopedic Society, and a member of the International Spine Study Group, focused on adult deformity and minimally invasive research in spine surgery. He is an active fellow in the Scoliosis Research Society and is a Director of the San Diego Spine Foundation. Dr. Eastlack has published over 100 articles and over 175 studies/abstracts, in addition to contributing chapters to 11 books. He received his fellowship training in spine surgery from Mayo Clinic, after completing an orthopedic surgery residency and research fellowship at UC San Diego. Prior to that, he obtained his medical degree from Baylor College of Medicine, and graduated from Stanford University after studying Human Biology with a focus in neurophysiology. Dr. Eastlack has been involved with Aclarion as an investor and advisor for over a decade, and has served on the Board of Directors since 2016. He has contributed to the foundational clinical science, along with utilizing the technology for his patients. Dr. Eastlack will transition to leading the surgical section of the Company’s Medical Advisory Board commencing upon the date of this prospectus.

Lawrence Tanenbaum, MD FACR Director. Dr. Tanenbaum is currently Vice President, Chief Technology Officer and Director of Advanced Imaging at RadNet Inc. (since 2015), having come from Icahn School of Medicine at Mount Sinai in New York where he attended in Neuroradiology and served as an Associate Professor of Radiology, Director of MRI, CT and Outpatient / Advanced Imaging Development since 2008. Prior to that he spent over 20 years in the private practice of Radiology at the JFK Medical Center / New Jersey Neuroscience Institute as Director of MRI, CT and Neuroradiology.

Dr. Tanenbaum is a senior member of the American Society of Neuroradiology, and long-term member of the Radiological Society of North America. He is a past President of the Eastern Society of Neuroradiology, and the national Clinical Magnetic Resonance Imaging Society and former Editor in Chief of their Journal Vision. He is a member of the Roster of Distinguished Scientific Advisors of the RSNA as well as several panels and committees of the American College of Radiology including the Expert Panel on Neuroimaging and the CPI / Neuroradiology Expert Review Panel. Dr. Tanenbaum is a member of the editorial boards of several journals and educational organizations and is the Associate Editor for Artificial Intelligence of Applied Radiology.

Dr. Tanenbaum is a long-term collaborator with the medical imaging industry and chairs several advisory boards (OEM, pharma, and AI). He has authored over 100 scholarly and peer reviewed articles which have been cited over 1000 times, continues to chair educational and academic meetings and has delivered close to 2000 invited lectures around the world.

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Advisory Boards

We have established a Scientific Advisory Board and a Medical Advisory Board comprised of a world-class team of experts, which includes leading physicians and researchers. We regularly seek advice and input from these experienced leaders on matters related to our research and development programs.

Our Scientific Advisory Board is headed by Jeff Lotz.

Jeffrey Lotz, PhD:

Our Medical Advisory board consists of a Surgical Section headed by Robert K. Eastlack, M.D., and a Radiology Section headed by Lawrence Tannenbaum, M.D.

Composition of the Board of Directors

At the conclusion of this offering, our board will consist of 7 members, each of whom serves as a director pursuant to the board composition provisions of our Amended and Restated Certificate of Incorporation.

Director independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that all members of the board of directors, except Jeffrey Thramann, Brent Ness and David Neal, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director.

Upon the closing of this offering, we expect that the composition of our committees will comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Our bylaws provide that the authorized number of directors may be changed only by resolution approved by a majority of our board of directors.

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Role of our board of directors in risk oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee evaluates risks associated with our compensation practices and policies.

Committees of our board of directors

Audit committee

Our audit committee consists of Bill Wesemann, Scott Breidbart and Steve Deitsch, with Steve Deitsch serving as its chairman. Nasdaq Rules require that all of the members of the Audit Committee meet the independence standards set forth above. Our board of directors has determined that Bill Wesemann, Scott Breidbart and Steve Deitsch meet the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of the Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with the Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s employment and other experience. Our board of directors has determined that Steve Deitsch qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of our audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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•	reviewing with our independent auditors and management any significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the audit committee report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory requirements, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation committee

Our compensation committee consists of Amanda Sequira, Scott Breidbart, and Bill Wesemann, with Mr. Wesemann serving as chairman. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and each of Amanda Sequira, Scott Breidbart, and Bill Wesemann is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of our compensation committee include, among other things:

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding our overall compensation strategy and policies;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding the compensation and other terms of employment of our chief executive officer or our other executive officers;

•	reviewing, modifying and approving or making recommendations to the full board of directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	reviewing and approving or making recommendations to the full board of directors regarding the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

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•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our independent board members;

•	establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors to the compensation committee as required by the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to our equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policies and strategy in achieving expected benefits to us;

•	reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” as may be applicable in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

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Nominating and corporate governance committee

Our nominating and corporate governance committee consists of Bill Wesemann, Scott Breidbart, and Amanda Sequira, with Amanda Sequira serving as its chairman. Our board of directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of our nominating and corporate governance committee include, among other things:

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	identifying, evaluating, nominating and recommending candidates for membership on our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	overseeing, at least annually, the self-evaluation process of the board of directors and its committees;

•	overseeing our code of business conduct and ethics and approving any waivers thereof;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation committee interlocks and insider participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of business conduct and ethics

Prior to the completion of this offering, we will adopt a Code of Business Conduct and Ethics, or the “Code of Conduct”, applicable to directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct will be available on the Investor Relations portion of our website at www.aclarion.com. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

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COMPENSATION OF OUR DIRECTORS

There were no cash fees paid to non-employee directors in 2021. Directors who are also executive officers do not receive compensation for their services as a director.

In September 2021, the Company’s board approved a $100,000 cash payment to David Neal for his service as the board chairman. Such payment will be made following the completion of this offering.

During 2021, the Company made stock option grants to non-employee directors as described in the table below.

2021 Director Compensation Table

	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation	Total ($)

Jeffrey Lotz			12,856		12,586
Robert K. Eastlack			14,768		14,768
Lawrence Tannenbaum			10,403		10,403
David Neal	100,000 (2)		43,649		143,649
William Wesemann			6,547		6,547

(1) Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our financial statements included elsewhere in this prospectus.

(2) Reflects a cash payment to Mr. Neal for his service as board chair approved in September 2021. Such payment will be made following the completion of this offering.

Non-Employee Director Compensation Policy

Prior to this offering, we did not have a fixed policy to provide any cash or equity compensation to our non-employee directors for their service on our board of directors or committees of our board of directors.

In September 2021, our board of directors approved compensation for our non-employee directors, to be effective after the completion of this offering. Beginning after this offering, our non-employee directors will receive annual cash compensation of $25,000 for service on the board and additional cash compensation for the chairperson and committee members as set forth below. All cash payments will be made quarterly in arrears, and pro-rated for any partial quarters of service.

•	Audit Committee Chair: $20,000

•	Compensation Committee Chair: $10,000

•	Nominating and Corporate Governance Committee Chair: $10,000

In addition, each of our new non-employee directors will be granted an option to purchase [_____] shares of our common stock upon the director’s initial appointment to our Board upon the effectiveness of this offering. Such stock options will have an exercise price equal to the Company’s closing stock price on the date of grant. The grant will vest in 36 equal installments on each monthly anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date.

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COMPENSATION OF OUR EXECUTIVE OFFICERS

Named Executive Officers

Our Named Executive Officers, are:

•	Jeff Thramann (1)
•	Brent Ness (2)
•	James C. Peacock III (3)
•	Ryan Bond
•	John Lorbiecki (4)

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(1)	Dr. Thramann was appointed Executive Director as of March, 2021, and will become Executive Chairman as of the date of this prospectus.

(2)	Mr. Ness was appointed Chief Executive Officer and President on October 1, 2021.

(3)	Mr. Peacock was Chief Executive Officer from October 6, 2020 through September 15, 2021

(4)	Mr. Lorbiecki was appointed Chief Financial Officer on October 1, 2021.

Compensation of our Executive Officers for 2021 and 2020

Summary Compensation Table Year Ended December 31, 2021 and 2020

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jeff Thramann, Executive Director (3)	2021	250,000		672,603		922,603

Brent Ness, Chief Executive Officer (4)	2021	100,000		186,216		286,216

James Peacock, Former Chief Executive Officer (5)	2021	172,500		69,838		242,338
	2020	12,500				12,500

Ryan Bond, Chief Strategy Officer	2021	185,417	17,188	3,983		206,587
	2020	164,990	8,594			173,584

John Lorbiecki, Chief Financial Officer (6)	2021	56,250		36,513		92,763

(1)	The Company implemented a cash bonus plan related to the temporary reduction of all employees’ base salaries by 50% effective as of October 16, 2020. The cash bonus earned in 2021 was equal to 150% of the amount of temporary salary reduction incurred by the employee during the same period.
(2)	Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our financial statements included elsewhere in this prospectus.
(3)	Dr. Thramann joined the Company as of March 1, 2021.
(4)	Mr. Ness joined the Company as of September 15, 2021.
(5)	Mr. Peacock served as the Chief Executive Officer from October 6, 2020 to September 15, 2021.
(6)	Mr. Lorbiecki joined the Company as of October 1, 2021.

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Employment Agreements

Dr. Jeff Thramann

On June 15, 2021, we entered into a consulting agreement with Dr. Jeff Thramann which was retroactively made effective to March 1, 2021.  The parties agreed to convert Dr. Thramann's consultant status to employee status effective October 1, 2021. The employment agreement provided that Dr. Thramann would:

•	Receive a salary of $25,000 per month, to be accrued and paid from the proceeds of this offering and continue as the salary post IPO;

•	Be appointed as Executive Director (an executive officer position with the Company), as an “at will” employee, until the date of this prospectus, at which time he will transition from Executive Director to Executive Chairman, an executive officer of the Company; and

•	Be issued options (the “Thramann Options”) to purchase 9,000,000 shares (1,205,202 shares post-reverse split) of common stock (the “Thramann Option Shares”) of the Company subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $0.26 ($1.94 post-split) per share. The options have a 10-year term. The vesting of the Thramann Options shall be on the date of this prospectus, with the number of Thramann Options vesting equal to 16.67% of the fully diluted number of shares outstanding immediately prior to this offering, inclusive of the Thramann Option Shares. In the event that the amount of Thramann Options is less than 9,000,000, then the number of Thramann Options not vested shall be cancelled.

Brent Ness

On September 15, 2021, we entered into an Employment Agreement with Brent Ness. The employment agreement provides that Mr. Ness would:

•	Be appointed Chief Executive Officer of the Company;

•	Receive an annual base salary of $300,000, plus an additional $100,000 if the Company completes an initial public offering and its securities are listed for trading on Nasdaq or the NYSE;

•	Commencing in 2022, Mr. Ness will also receive, upon certain conditions, an annual incentive bonus up to 50% of Mr. Ness’ base salary, with the amount (the “Bonus Amount”) determined by our Board, which Bonus Amount will be payable within 90 days of the fiscal year end of the Company. The employment agreement is terminable ‘at will’ by the Company or Mr. Ness; and

•	Be issued options to purchase 2,550,000 shares of common stock (341,474 shares post-reverse stock split) of the Company, subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $0.26 ($1.94 post-split) per share. The stock options have a 10-year term. The stock options will vest in 48 equal installments on each monthly anniversary of the date of grant, such that the grant will become fully vested and exercisable on the four-year anniversary of the date of grant.

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John Lorbiecki

On September 22, 2021, we entered into an Employment Agreement with John Lorbiecki. The employment agreement provides that Mr. Lorbiecki would:

•	Be appointed Chief Financial Officer of the Company as an “at will” employee;

•	Receive an annual base salary of $225,000;

•	Commencing in 2022, Mr. Lorbiecki will also receive, upon certain conditions, an annual incentive bonus up to 50% of Mr. Lorbiecki’s base salary, with the amount (the “Bonus Amount”) determined by our Board, which Bonus Amount will be payable within 90 days of the fiscal year end of the Company; and

•	Be issued options to purchase 500,000 shares of common stock (66,956 shares post-reverse stock split) of the Company subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $0.26 ($1.94 post-split) per share. The stock options have a 10-year term. The stock options will vest in 48 equal installments on each monthly anniversary of the date of grant, such that the grant will become fully vested and exercisable on the four-year anniversary of the date of grant.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2021.

	Equity Incentive Plan (1)

Name	Number of Shares Exercisable	Number of Shares Unexercisable	Option Exercise Price	Option Expiration Date
Jeff Thramann	–	1,205,202	$1.94	9/27/2031
James Peacock	50,455	–	$1.19	4/4/2027
	40,173		$1.94	4/16/2031
	66,956	–	$1.94	9/4/2031
Brent Ness	21,342	320,132	$1.94	9/1/2031
John Lorbiecki	2,790	64,166	$1.94	10/1/2031

_______________________

(1)	Number of shares and exercise price have been adjusted to give effect to a 1:7.47 reverse stock split to become effective in connection with this offering:

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Equity Incentive Plans

Nocimed, Inc. 2015 Stock Plan

We maintain the Nocimed, Inc. 2015 Stock Plan, or the “Existing Plan”, under which we may grant 2,440,365 shares (assuming a 1:7.47 reverse stock split) or options of the Company to our employees, consultants and other service providers. We have suspended the Existing Plan in connection with this IPO. No further awards will be granted under the Existing Plan, but awards granted prior to the suspension date will continue in accordance with their terms and the terms of the Existing Plan. We will cease granting awards under the Existing Plan upon the implementation of the 2022 Plan, described below.

2022 Aclarion Equity Incentive Plan

In anticipation of this IPO, our board of directors has adopted the 2022 Aclarion Equity Incentive Plan, or “2022 Plan”, contingent upon the consummation of this IPO. Our shareholders have approved the 2022 Plan contingent upon the effectiveness of this IPO. We believe that a new Equity Incentive Plan is appropriate in connection with an initial public offering of our common stock not only to continue to enable us to grant awards to management to reward and incentivize their performance and retention, but also to have a long-term equity plan that is appropriate for us as a public company.

The material terms of the 2022 Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2022 Plan, a copy of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Administration of the plan

Our board of directors has appointed the compensation committee of our board of directors as the committee under the 2022 Plan with the authority to administer the 2022 Plan. We refer to our board of directors or compensation committee, as applicable, as the “Administrator”. The Administrator is authorized to grant awards to eligible employees, consultants and non-employee directors.

Number of authorized shares and award limits

The aggregate number of our shares of common stock that may be issued or used for reference purposes under the 2022 Plan may not exceed 2,000,000 shares (subject to adjustment as described below). Our shares of common stock that are subject to awards will be counted against the overall limit as one share for every share granted or covered by an award. If any award is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2022 Plan, except that any shares that are not issued as the result of a net exercise or settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock that we repurchase on the open market with the proceeds of an option exercise price also will not be available for the grant of awards. Awards that may be settled solely in cash will not be deemed to use any shares.

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The maximum number of our shares of common stock that may be subject to any award of stock options, any restricted stock or other stock-based award denominated in shares that may be granted under the 2022 Plan during any fiscal year to each employee or consultant is 500,000 shares per type of award; provided that the maximum number of our shares of common stock for all types of awards during any fiscal year is 500,000 shares per each employee, consultant or director. The maximum number of our shares of common stock that may be granted pursuant to awards under the 2022 Plan during any fiscal year to any non-employee director is 500,000 shares. In addition, the maximum grant date value of any other stock-based awards denominated in cash and the maximum payment under any performance-based cash award granted under the 2022 Plan payable with respect to any fiscal year to an employee or consultant is $200,000.

The foregoing individual participant limits are cumulative; that is, to the extent that shares of common stock that may be granted to an individual in a fiscal year are not granted, the number of shares of common stock that may be granted to such individual is increased in the subsequent fiscal years during the term of the 2022 Plan until used. In addition, the foregoing limits (other than the limit on the maximum number of our shares of common stock for all types of awards during any fiscal year) will not apply (i) to options, restricted stock or other stock-based awards that constitute “restricted property” under Section 83 of the Code to the extent granted during the reliance period (as described below), or (ii) to performance-based cash awards or other types of other stock-based awards to the extent paid or otherwise settled during the reliance period.

For companies that become public in connection with an initial public offering, the deduction limit under Section 162(m) does not apply during a “reliance period” under the Treasury Regulations under Section 162(m) until the earliest of: (i) the expiration of the 2022 Plan, (ii) the date the 2022 Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); (iii) the date all shares of common stock available for issuance under the 2022 Plan have been allocated; or (iv) the date of the first annual meeting of our stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, such period is referred to herein as the reliance period.

The Administrator will, in accordance with the terms of the 2022 Plan, make appropriate adjustments to the above aggregate and individual limits (other than cash limitations), to the number and/or kind of shares or other property (including cash) underlying awards and to the purchase price of shares underlying awards, in each case, to reflect any change in our capital structure or business by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, any recapitalization, merger, consolidation, spin off, split off, reorganization or any partial or complete liquidation, any sale or transfer of all or part of our assets or business, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718. In addition, the Administrator may take similar action with respect to other extraordinary events.

Eligibility and participation

All of our current and prospective employees and consultants, as well as our non-employee directors, are eligible to be granted non-qualified stock options, restricted stock, performance-based cash awards and other stock-based awards under the 2022 Plan. Only our and our subsidiaries’ employees, if any, are eligible to be granted incentive stock options, (“ISOs”), under the 2022 Plan. Eligibility for awards under the 2022 Plan is determined by the Administrator in its discretion. In addition, each member of our board of directors who is not an employee of the company or any of our affiliates is expected to be eligible to receive awards under the 2022 Plan.

Types of awards

Stock options. The 2022 Plan authorizes the Administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares to employees, consultants, prospective employees, prospective consultants and non-employee directors. The Administrator will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the shares of common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% stockholders), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms as are determined by the Administrator at the time of grant. The maximum term of options under the 2022 Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price, either in cash or by check, bank draft or money order; solely to the extent permitted by law and authorized by the Administrator, through the delivery of irrevocable instructions to a broker, reasonably acceptable to us, to promptly deliver to us an amount equal to the aggregate exercise price; or on such other terms and conditions as may be acceptable to the Administrator (including, without limitation, the relinquishment of options or by payment in full or in part in the form of shares of common stock).

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Restricted stock. The 2022 Plan authorizes the Administrator to grant restricted stock. Recipients of restricted stock enter into an agreement with us subjecting the restricted stock to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m), as discussed below), as determined by the Administrator at the time of grant. Except as otherwise determined by the Administrator, a holder of restricted stock has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying restricted stock, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for the underlying shares, the right to tender such shares. However, the Administrator may in its discretion provide at the time of grant that the right to receive dividends on restricted stock will not be subject to the vesting or lapsing of the restrictions on the restricted stock.

Other stock-based awards. The 2022 Plan authorizes the Administrator to grant awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of common stock, including, but not limited to, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; stock appreciation rights; stock equivalent units; restricted stock units; performance awards entitling participants to receive a number of shares of common stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or awards valued by reference to book value of our shares of common stock. In general, other stock-based awards that are denominated in shares of common stock will include the right to receive dividends, if any, subject to and conditioned upon vesting and restrictions lapsing on the underlying award, but the Administrator may in its discretion provide at the time of grant that the right to receive dividends on a stock-denominated award will not be subject to the vesting or lapsing of the restrictions on the performance award.

Performance-based cash awards

The 2022 Plan authorizes the Administrator to grant cash awards that are payable or otherwise based on the attainment of pre-established performance goals during a performance period. As noted above, following the Reliance Period, performance-based cash awards granted under the 2022 Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will vest based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the Administrator.

Such performance goals may be based upon the attainment of specified levels of company, affiliate, subsidiary, division, other operational unit, business segment or administrative department performance relative to the performance of other companies. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m). Unless the Administrator determines otherwise, to the extent permitted by Section 162(m), the Administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles or changes in applicable law or regulations.

Effect of certain transactions; Change in control

In the event of a change in control, as defined in the 2022 Plan, except as otherwise provided by the Administrator, unvested awards will not vest. Instead, the Administrator may, in its sole discretion provide that outstanding awards will be: assumed and continued; purchased based on the price per share paid in the change in control transaction (less, in the case of options and stock appreciation rights (“SARs”), the exercise price), as adjusted by the Administrator for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price; and/or in the case of stock options or other stock-based appreciation awards where the change in control price is less than the applicable exercise price, cancelled. However, the Administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time including in connection with a change in control.

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Non-transferability of awards

Except as the Administrator may permit, at the time of grant or thereafter, awards granted under the 2022 Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2022 Plan and the applicable award agreement.

Term

Awards under the 2022 Plan may not be made after January 1, 2032, but awards granted prior to such date may extend beyond that date. We may seek stockholder re-approval of the performance goals in the 2022 Plan. If such stockholder approval is obtained, on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the 2022 Plan, awards under the 2022 Plan may be based on such performance goals in order to qualify for the “performance-based compensation” exception under Section 162(m).

Amendment and termination

Subject to the rules referred to in the balance of this paragraph, our board of directors or the Administrator (to the extent permitted by law) may at any time amend, in whole or in part, any or all of the provisions of the 2022 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment, suspension or termination may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2022 Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2022 Plan; extend the maximum term of any option; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require stockholder approval in order for the 2022 Plan to continue to comply with Section 162(m) or Section 422 of the Code.

Federal income tax implications of the incentive plans

The federal income tax consequences arising with respect to awards granted under the Existing Plan and 2022 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the ISO are held longer than the later of one year from the date of exercise and two years from the date of grant; (iii) for awards granted after the reliance period, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of our Named Executive Officers (other than our Chief Financial Officer), if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plans, and is not intended as tax guidance to participants in the Incentive Plans, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Non-employee director compensation

Following the consummation of this offering, we intend to implement a director compensation program pursuant to which our non-employee directors will receive the following compensation for their service on our board of directors:

•	No annual retainer, but a reimbursement of actual travel and lodging expenses; and

•	An annual grant of stock options and other compensation to be determined by the board of directors.

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CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Compensation of our executive officers and directors,” below we describe transactions since January 1, 2019 to which we have been or will be a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or 5% Security Holders, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Commencing January 2020 and through the date of this prospectus, we paid a total of $125,324 to the Regents of the University of California pursuant to our License Agreement with them. Professor Jeffrey Lotz, PhD. who is a Director of the Company, is the Vice Chair of Orthopedic Research at UCSF. Dr. Lotz will be retiring as a director as of the date of this prospectus, but will continue as a member of our Scientific Advisory Board. We will continue to make payments to the Regents of the University of California for the duration of our License Agreement with UCSF (See “Business- License Agreement with the Regents of the University of California” above).

We have entered into a number of investment and commercial transactions with Nuvasive. See “Business – Transactions with Nuvasive.”

Since January 2019, SC Capital 1 LLC and Clark Gunderson, M.D. have invested in (i) our Series B-1 preferred stock financing and (ii) our 6% convertible preferred note financing. Such investments were made on the same terms offered to other investors. David Neal, one of our directors, is the founder and a current member of SC Capital 1, LLC.

Policy for approval of related-person transactions

Prior to this offering, we have not had a formal policy regarding approval of transactions with related persons. In connection with this offering, our board of managers has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding common stock (a “5% stockholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our outside general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;

•	the approximate dollar amount involved in the related-person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-person transaction; and

•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 28, 2022 by (i) each 5% stockholder, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Aclarion, Inc. at 951 Mariners Island Blvd, Suite 300 San Mateo, California 94404.

The following table does not include Ms. Sequira, Mr. Deitch and Dr. Breidbart, each of whom (i) will join the board in connection with this offering, and (ii) does not beneficially own any securities of the Company as of February 28, 2022.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after February 28, 2022.

In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 28, 2022 or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of February 28, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise noted, each holder’s percentage ownership percentage before this offering is based on 7,453,438 shares of common stock outstanding as of February 28, 2022, after giving effect to (i) a one-for-7.47 reverse split of our common stock, (ii) the conversion of all outstanding shares of preferred stock into 3,280,159 shares of common stock, (iii) the issuance of an aggregate 702,531 shares of common stock in payment of the accrued dividends on certain outstanding shares of our preferred stock, (iv) the issuance of 76,156 shares of common stock upon the exercise of outstanding warrants that will be exercised immediately prior to this offering, and (v) the issuance of 215,890 shares of common stock in payment of accrued interest on our $2 million of senior secured debt.

Unless otherwise noted each holder’s percentage ownership after this offering is based on shares of common stock to be outstanding immediately after the consummation of this offering, and excludes (i) 2,256,387 shares of our common stock issuable upon the exercise of outstanding stock options granted under our Existing Plan, (ii) 2,000,000 shares reserved for issuance in connection with future equity grants that could be made under the 2022 Plan, (iii) 215,890 shares of common stock issuable upon the exercise of the Warrants offered in payment of accrued interest on our $2 million of senior secured debt, (iv) 160,000 shares of common stock issuable upon the exercise of the Representative’s Warrant, (v) 2,000,000 shares of common stock issuable upon the exercise of the Warrants offered as part of this offering, and also (vi) assumes no exercise by the underwriters of their option to purchase 300,000 additional units, pursuant to their over-allotment option.

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Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (9)	Percentage of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned after the Offering
5% Stockholders:
SC Capital 1 LLC (1)	1,058,088	19.5%	14.3%
NuVasive Inc. (2)	1,043,933	19.3%	14.1%
James Peacock (3)	514,103	9.5%	6.9%
Clark Gunderson (4)	432,469	8.0%	5.8%

Executive Officers and Directors:
Jeff Thramann (5)	1,205,202	18.2%	14.0%
Brent Ness	49,798	0.9%	0.7%
John Lorbiecki	8,369	0.2%	0.1%
Ryan Bond	24,523	0.5%	0.3%
David Neal (6)	70,303	1.3%	0.9%
William Wesemann	51,792	1.0%	0.7%
Jeffrey Lotz, PhD (7)	185,289	3.4%	2.5%
Robert K. Eastlack (7) (8)	207,152	3.8%	2.8%
Lawrence Tanenbaum (7)	19,603	0.4%	0.3%

All directors and executive officers as a group (9 persons)	1,822,032	27.4%	21.1%

__________________________

(1)	Michael W. Dirks serves as the manager for SC Capital 1, LLC and may be deemed to have voting and investment power over the shares held by SC Capital 1, LLC. Mr. Dirks disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. The principal business address for SC Capital 1, LLC is One Compound Drive, Hutchinson, KS 67502.
(2)	The principal business address for NuVasive, Inc. is 7475 Lusk Boulevard, San Diego, California 92121.
(3)	The principal business address for Mr. Peacock is c/o Aclarion, Inc. at 951 Mariners Island Blvd, Suite 300 San Mateo, California 94404.
(4)	The principal business address for Dr. Gunderson is c/o Aclarion, Inc. at 951 Mariners Island Blvd, Suite 300 San Mateo, California 94404.
(5)	Represents 1,205,202 outstanding unvested stock options held by Dr. Thramann. Dr. Thramann’s beneficial ownership calculations assumes that all such options will become vested in connection with this offering. Under the terms of our agreements with Dr. Thramann, some portion of the 1,205,202 options may not become vested depending on the final terms and timing of this offering. Any options that do not vest in connection with this offering shall be cancelled. See “Compensation of Our Executive Officers – Employment Agreements.”
(6)	Reflects securities held personally by Mr. Neal. Mr. Neal was a founder and is a current member of SC Capital 1 LLC which was formed in 2016. Mr. Neal does not have voting and investment power over the shares held by SC Capital 1, LLC.
(7)	Jeffrey Lotz, Robert Eastlack, and Lawrence Tanenbaum will resign as directors as of the date of this prospectus.
(8)	Includes 37,292 shares owned by the Eastlack Family Living Trust, 16,255 vested stock options held by Robert Eastlack, 9,541 shares owned by the Eastlack Family Trust, and 144,064 shares /options owned by Baker and Eastlack Fund I LP.
(9)

Assumes a 1-for-7.47 reverse stock split of our shares of common stock immediately prior to the effectiveness of this offering, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our Amended and Restated Certificate of Incorporation (which we refer to as our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and which will become effective immediately prior to the closing of this offering, and to the applicable provisions of the Delaware General Corporation Law. The description of our common stock and preferred stock reflects the completion of this offering. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

General

Our charter authorizes 200,000,000 shares of common stock, $0.00001 par value per share, and 20,000,000 shares of preferred stock, $0.00001 per value per share.

Immediately prior to this offering, we will have 5,180,711 shares of our common stock outstanding and approximately 180 stockholders of record. No shares of our preferred stock will be designated, issued or outstanding.

Warrants

As of December 31, 2021 the Company granted 76,156 warrants to certain investors who participated over an agreed investment minimum amount in the purchase of our convertible notes, which have an average exercise price of $.90 per share. 60,003 of these warrants will expire in 2030 and 16,153 expire in 2031. None of these warrants may be exercised for a period of six months from the date of this prospectus.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

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Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

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Convertible Notes

In June 2021, we issued $2.0 million of senior secured promissory notes.  These notes bear interest at 33% and will mature upon the consummation of this offering.  Upon the consummation of this offering, the $2 million principal will be repaid in cash, and the accrued interest will be converted into Units at a conversion price equal to 30% of the initial public offering price of the Units.

Registration Rights

Certain investors in our Company have specified demand and piggyback registration rights pursuant to a registration rights agreement. All registration rights which might be applicable to this offering have been waived by the investors.

Anti-takeover effects of provisions of our charter, our bylaws and Delaware law

Some provisions of Delaware law, our charter and our bylaws, contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us through the use of the following: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Charter and bylaws provisions

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws and charter will provide that special meetings of our stockholders may be called only by a majority of our Board, the Executive Chairman of our Board or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Supermajority Voting: The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

•	Removal of Directors Only for Cause: Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•

Exclusive Forum Provision in Certificate of Incorporation. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our certificate of incorporation also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive Federal Forum provisions for Securities Act Claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, consisting of one share of common stock and one Warrant. The shares of common stock and Warrants are immediately separable from the Units. Each Warrant is exercisable for one share of common stock. The shares of common stock issuable from time to time upon exercise of the Warrants are also being offered pursuant to this prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Warrants

Each purchaser of Units in this offering will receive, for each Unit purchased, a Warrant representing the right to purchase one share of common stock at an exercise price of $[_____]. The Warrants will be exercisable on the date that the warrants are issued and will terminate on the 5th anniversary date the warrants are first exercisable. The exercise price and number of shares for which each Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Provisions Applicable to Warrants

There is no established public trading market for our Warrants, and there can be no assurances that a market will develop. In the event our common stock price does not exceed the per share exercise price of the Warrants during the period when the warrants are exercisable, the Warrants will not have any value.

Holders of the Warrants may exercise their Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Warrants shares is not effective, a holder of Warrants may only exercise its Warrants for a net number of Warrant shares pursuant to the cashless exercise procedures specified in the Warrants. Warrants may be exercised in whole or in part, and any portion of a Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

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If, at any time a Warrant is outstanding, we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Warrants will thereafter receive upon exercise of the Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation or merger or other transaction.

The Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Warrants require the written consent of the holder of such Warrants and us. The Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Warrants, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Representative's Warrant

In addition, we have agreed to issue the Representative’s Warrant to the Representative, which enables the Representative to purchase up to an aggregate of 8.0% of the aggregate number of shares of common stock sold in this offering, at an exercise price equal to 125% of the price per unit sold in this offering. The Representative’s Warrant will contain a cashless exercise feature. Each Representative’s Warrant is exercisable for one share of common stock. All exercises may commence on a date which is six months from the date of effectiveness of the registration statement of which this prospectus is a part and shall expire on a date which is no more than five years from such effective date, in compliance with FINRA Rule 5110(g)(8)(A). The Representative’s Warrant is subject to the lockup restrictions of FINRA Rule 5110(e)(1), and shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction for a period of 180 days from the date of the commencement of sales of the offering, except as allowed by FINRA Rule 5110 (e)(2). The Representative’s Warrant contains limitations on exercise that prevent the holder from acquiring shares upon exercise that would result in the number of shares beneficially owned by the Representative and its affiliates, including the shares issuable upon exercise, exceeding 9.99% of the total number of shares of our common stock then issued and outstanding. The Representative’s Warrant will contain provisions for piggyback registration rights for a period of five (5) years from the commencement of sales of this offering at the Company’s expense.

The Representative’s Warrant is not exercisable by its holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 9.99% of our common stock.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Our charter and bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Listing

Our common stock and Warrants have been approved for listing on the Nasdaq Capital Market, under the symbols “ACON” and “ACONW” respectively.

Transfer agent and registrar

The transfer agent and registrar for the shares of our common stock will be V Stock Transfer Company.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of this offering due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate. Although we have applied to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “ACON” and “ACONW”, respectively, we cannot assure you that there will be an active public market for our common stock or Warrants.

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of December 31, 2021, and assuming no exercise of the underwriters’ option to purchase additional shares of common stock and/or Warrants, we will have outstanding 7,180,711 shares of common stock. This includes the 2,000,000 shares that we are selling in this offering, but does not include (i) 2,000,000 shares of common stock issuable upon the exercise of the Warrants offered hereby, (ii) 160,000 shares of common stock issuable upon the exercise of the Representative’s Warrant, (iii) 2,256,387 shares of common stock issuable upon the exercise of outstanding stock options granted under our equity incentive plans, and (iv) 375,890 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants. Following this offering, shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the offering as described in the “Shares eligible for future sale” and “Underwriting” sections of this prospectus.

All of the shares of common stock to be sold in this offering, and any shares of common stock sold upon exercise of the underwriters’ option to purchase additional shares of common stock, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. Of the remaining 5,180,711 shares of common stock held by existing stockholders immediately prior to the consummation of this offering, 1,471,186 will be freely tradable without restriction immediately after the consummation of this offering and 3,709,525 will be “restricted securities” as such term is defined in Rule 144. The restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualified for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. As a result of the contractual 180-day lock-up period described below and the provisions of Rule 144 and 701 of the Securities Act, the currently outstanding shares of common stock will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus	3,471,186	Shares sold in this offering and shares saleable under Rule 144 that are not subject to a 180-day lock-up period.

90 Days after Date of Prospectus	-0-	Shares saleable under Rules 144 and 701 that are not subject to a 180-day lock-up period.

180 Days after Date of Prospectus	3,709,525	Lock-up shares released and saleable under Rules 144 and 701

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Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 100,000 shares of common stock immediately after this offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

•	the average weekly trading volume of our common stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

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Equity incentive plans

Our board and stockholders have previously adopted the Nocimed 2015 Stock Plan. In connection with this IPO, our board and stockholders have adopted the 2022 Plan. For a description of our equity plans, see “Compensation of our executive officers and directors—Equity incentive plans.”

Lock-up agreements

In connection with this offering, we, our officers and directors, and certain of our existing security holders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Maxim Group, LLC dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions, Maxim Group, LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time. If the restrictions under the lock-up agreements are waived, shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock. See “Underwriting.”

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as the sole representative of the underwriters (“Maxim” or the “Representative”), with respect to the Units being offered. Maxim is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Units
Maxim Group LLC

Total

The underwriters are committed to purchase all the Units offered by this prospectus if they purchase any Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the Units covered by the underwriters’ over-allotment option described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 300,000 shares of common stock at a price per share assuming a price of $_____ and/or up to an additional 300,000 Warrants to purchase up to 300,000 shares of common stock at a price per Warrant of $0.01, less, in each case, underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or Warrants.

Representative’s Warrant

We have agreed to issue the Representative’s Warrant to the Representative, which enables the Representative to purchase up to an aggregate of 8% of the aggregate number of Units sold in this offering, at an exercise price equal to 125% of the price per Unit sold in this offering. The Representative’s Warrants are exercisable commencing six (6) months after the effective date of the registration statement related to this offering, and will expire five years after the commencement of sales of this offering. The Representative’s Warrants are not redeemable by us. We have agreed to a one-time demand registration of the shares of common stock underlying the Representative’s Warrants for a period of five years from the commencement of sales of this offering. The Representative’s Warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five-year period from the commencement of sales of this offering. The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, or engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of 180 days from the commencement of sales of this offering, except to any FINRA member participating in the offering, their officers or partners, registered persons or affiliates. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and the shares of common stock underlying such Representative’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

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Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

		Per Unit (1)		Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$		$		$
Underwriting discount (8%)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	The fees shown do not include the warrant to purchase the shares issuable to the underwriters at closing.

The underwriters propose to offer the Units offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $_____ per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering and returned to us to the extent the deposit exceeds actual expenses.

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $140,000 (including the deposit). We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $2.0 million.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representative, for a period of 180 days from the date of effectiveness of this offering. In addition, each such person agrees that, without the prior written consent of the Representative on behalf of the underwriters, such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

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The restrictions in the immediately preceding paragraph do not apply to our directors or officers or certain stockholders in certain circumstances, including the (i) transfers of our common stock acquired in open market transactions after the completion of this offering; (ii) transfers of our common stock as bona fide gifts, by will, to an immediate family member or to certain trusts provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iii) distributions of our common stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, or to an entity controlled or managed by an affiliate provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iv) distributions of our common stock to the stockholders, partners or members of such holders provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (v) the exercise of options, settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan described in this prospectus, or the exercise of Warrants outstanding described in this prospectus; (vi) transfers of our common stock to us for the net exercise of options, settlement of restricted stock units or warrants granted pursuant to our equity incentive plans or to cover tax withholding for grants pursuant to our equity incentive plans; (vii) the establishment by such holders of trading plans under Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of common stock during the restricted period; (viii) transfers of our common stock pursuant to a domestic order, divorce settlement or other court order; (ix) transfers of our common stock to us pursuant to any right to repurchase or any right of first refusal we may have over such shares; (x) conversion of our outstanding securities into common stock in connection with the closing of this offering; and (xi) transfers of our common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors.

Certain of these exceptions are subject to a requirement that the transferee enter into a lock-up agreement with the underwriters containing similar restrictions.

The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with this offering, (ii) the issuance by of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to this offering, (iii) the issuance by of any security under any equity compensation plan, (iv) the issuance of shares of common stock in the connection with mergers, acquisitions or joint ventures, and (v) the issuance of up to $50,000 worth of shares of common stock to consultants in our ordinary course of business and not for capital raising transactions.

Right of First Refusal

We have granted Maxim a right of first refusal, for a period of twenty four (24) months from the commencement of sales of this offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twenty four (24) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Maxim for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Nasdaq Capital Market

Our common stock and Warrants have been approved for listing on the Nasdaq Capital Market, under the symbols “ACON” and “ACONW”, respectively. There is no established public trading market for the common stock and Warrants. No assurance can be given that a trading market will develop for the common stock or Warrants.

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Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

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Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Determination of Offering Price

Prior to this offering, there was no public market for our common stock or warrants. The initial public offering price will be determined by negotiation between us and Maxim. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

•	the information set forth in this prospectus and otherwise available to Maxim;
•	our history and prospects and the history and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities market at the time of this offering;
•	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and
•	other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our common stock or that the common stock will trade in the public market at or above the initial public offering price.

Certain Relationships

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

131

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

132

Israel. The Units offered by this prospectus have not been approved or disapproved by the Israel Securities Authority, or the ISA, nor have such Units been registered for sale in Israel. The Units may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Units being offered.

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the Units may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent is vStock Transfer LLC, at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

133

LEGAL MATTERS

Bingham & Associates Law Group, APC of Encinitas, CA will pass upon the validity of the shares of common stock offered hereby for us. The underwriters are represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements as of December 31, 2020 and 2021 included in this prospectus have been so included in reliance on the reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern).

The financial statements for the year ended December 31, 2021 and December 31, 2020 were audited by Daszkal Bolton LLP (“Daszkal”), 490 Sawgrass Corporate Pkwy, Fort Lauderdale, FL 33325, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.nocimed.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Aclarion, Inc. (fka Nocimed, Inc.)

San Mateo, California

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aclarion, Inc. (fka Nocimed, Inc.) (the “Company”) at December 31, 2021 and 2020, and the related statements of operations, changes in deficiency in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 3 to the financial statements, the financial statements for the year ended December 31, 2020 have been restated to correct a misstatement.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a deficiency in shareholders’ equity that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Intangible Assets Impairment Assessments

As described in Notes 7 to the financial statements, the Company has intangible assets, mainly comprised of patents and license costs of approximately $1.1 million at December 31, 2021. No directly observable market inputs are available to measure the fair value to determine if the asset is recoverable. Therefore, an estimate is derived indirectly and is based on net present value techniques utilizing post-tax cash flows and discount rates. The estimates that management used in calculating the net present values depend on assumptions specific to the nature of the markets in which its product operates with regard to the amount and timing of projected future cash flows; long-term demand forecasts; actions of competitors, future tax and discount rates.

The principal considerations for our determination that performing procedures relating to the intangible assets impairment assessment is a critical audit matter are the significant judgment by management when developing the net present value of the intangible assets. This in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the amount and timing of projected future cash flows and the discount rate.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included testing management’s process for developing the fair value estimate; evaluating the appropriateness of the net present value techniques; testing the completeness and accuracy of underlying data used in the model; and evaluating the significant assumptions used by management, including the amount and timing of projected future cash flows and the discount rate. Evaluating management’s assumptions related to the amount and timing of projected future cash flows and the discount rate involved evaluating whether the assumptions used by management were reasonable considering the current and past performance of the intangible assets, the consistency with external market and industry data, and whether these assumptions were consistent with evidence obtained in other areas of the audit.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

We have served as the Company’s auditor since 2021

Fort Lauderdale, Florida

March 3, 2022

F-2

Aclarion, Inc. (fka Nocimed, Inc.)

Balance Sheets

December 31, 2021 and 2020

	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$452,530	$14,984
Accounts receivable, net	6,280	22,502
Prepaids & Other current assets	273,394	59,643
Total current assets	732,204	97,129

Non-current assets:
Property and equipment (net)	12,636	25,617
Intangible Assets (net)	1,144,625	1,169,011
Total non-current assets	1,157,261	1,194,628

Total assets	$1,889,465	$1,291,757

LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,761,886	$1,147,223
Notes Payable	–	–
Convertible notes payable	–	2,130,010
PPP Loans	–	246,826
Promissory Note Payable	2,000,000	–
Preferred Dividends Payable	3,856,898	2,851,300
Future Preferred Equity Commitment	–	2,000,000
Total current liabilities	7,618,784	8,375,359

Commitments and contingencies (See Note 9)
Redeemable Preferred stock (Mezzanine shares):
Series B-2 Preferred stock - $0.00001 par value, 1,600,000 authorized and 1,584,660 shares issued and outstanding	16	–
Series B-3 Preferred stock - $0.00001 par value, 4,300.000 authorized and 4,228,149 shares issued and outstanding	42	–
Additional paid-in capital - series B2 and B3 Preferred Stock	7,102,229	–
Total Mezzanine Equity	7,102,287	–

Deficiency in Shareholders' Equity:
Series A Preferred stock - $0.00001 par value, 6,247,695 authorized and 6,247,695 shares issued and outstanding	62	62
Series B Preferred stock - $0.00001 par value, 5,180,814 authorized and 5,160,096 shares issued and outstanding	52	51
Series B-1 Preferred stock - $0.00001 par value, 10,758,338 authorized and 7,274,404 shares issued and outstanding	73	73
Common stock - $0.00001 par value, 35,000,000 authorized and 6,765,470 shares issued and outstanding	68	68
Additional paid-in capital	19,054,175	18,846,293
Accumulated deficit	(31,886,036)	(25,930,149)
Total deficiency in shareholders’ equity	(12,831,606)	(7,083,602)

Total liabilities, mezzanine shares, and deficiency in shareholders’ equity	$1,889,465	$1,291,757

See Accompanying Notes to Financial Statements.

F-3

Aclarion, Inc. (fka Nocimed, Inc.)

Statements of Operations

For the Years Ended December 31, 2021 and 2020

	Year Ended December 31,
	2021	2020

Revenue	$60,292	$48,652
Cost of Revenue	69,175	66,245
Gross Profit	(8,883)	(17,593)

Operating expenses:
Sales and marketing	330,814	336,369
Research and development	787,850	1,052,127
General and administrative	1,825,491	1,071,369
Other operating expenses	–	2,000,000
Total operating expenses	2,944,154	4,459,865
Loss from operations	(2,953,037)	(4,477,458)
Other (expense) income:
PPP loan forgiveness	373,511	–
Interest expense	(474,911)	(156,059)
Changes in fair value of redeemable preferred stock	(1,900,310)	–
Other, net	4,457	(1,728)
Total other (expense) income	(1,997,253)	(157,787)
Loss before income taxes	(4,950,290)	(4,635,245)
Income tax provision	–	–
Net loss	$(4,950,290)	(4,635,245)

Dividends accrued for preferred shareholders	$(1,005,597)	$(851,676)
Net loss allocable to common shareholders	$(5,955,887)	$(5,486,921)
Net loss per share allocable to common shareholders, basic and diluted:	$(0.88)	$(0.81)
Weighted average shares of common stock outstanding, basic and diluted:	6,765,470	6,765,470

See Accompanying Notes to Financial Statements.

F-4

Aclarion, Inc. (fka Nocimed, Inc.)

Statement of Changes in Deficiency in Shareholders' Equity

For the Years Ended December 31, 2021, and 2020

	Series A-1		Series A-2				Series A-4		Series B		Series B1
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value

Balance, December 31, 2019	1,777,630	$18	1,444,037	$14	935,296	$9	2,090,732	$21	5,160,096	$51	7,274,404	$73
Issuance of warrants	–	–	–	–	–	–	–	–	–	–	–	–
Preferred Stock Dividend Payable	–	–	–	–	–	–	–	–	–	–	–	–
Share-based compensation	–	–	–	–	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–	–	–	–	–
Balance, December 31, 2020	1,777,630	$18	1,444,037	$14	935,296	$9	2,090,732	$21	5,160,096	$51	7,274,404	$73

Balance, December 31, 2020	1,777,630	$18	1,444,037	$14	935,296	$9	2,090,732	$21	5,160,096	$51	7,274,404	$73
Issuance of warrants	–	–	–	–	–	–	–	–	–	–	–	–
Preferred Stock Dividend Payable	–	–	–	–	–	–	–	–	–	–	–	–
Changes in fair value of redeemable preferred stock	–	–	–	–	–	–	–	–	–	–	–	–
Issuance of preferred shares	–	–	–	–	–	–	–	–	–	–	–	–
Share-based compensation	–	–	–	–	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–	–	–	–	–
Balance, December 31, 2021	1,777,630	$18	1,444,037	$14	935,296	$9	2,090,732	$21	5,160,096	$51	7,274,404	$73

	Series B2		Series B3							Additional
	Preferred Stock		Preferred Stock					Common Stock		Paid-In	Accumulated
	Shares	Value	Shares		Value			Shares	Value	Capital	Deficit	Total

Balance, December 31, 2019	–	$–		_	$		_	6,765,470	$68	$18,741,037	$(20,443,228)	$(1,701,937)
Issuance of warrants	–	–	–			–		–	–	79,123	–	79,123
Preferred Stock Dividend Payable	–	–	–			–		–	–	–	(851,676)	(851,676)
Share-based compensation	–	–	–			–		–	–	26,133	–	26,133
Net loss	–	–	–			–		–	–	–	(4,635,245)	(4,635,245)
Balance, December 31, 2020	–	$–	–			$–		6,765,470	$68	$18,846,293	$(25,930,149)	(7,083,602)

Balance, December 31, 2020	–	$–	–			$–		6,765,470	$68	$18,846,293	$(25,930,149)	$(7,083,602)
Issuance of warrants	–	–	–			–		–	–	30,393	–	30,393
Preferred Stock Dividend Payable	–	–	–			–		–	–	–	(1,005,597)	(1,005,597)
Issuance of preferred shares	1,584,660	16	4,228,149			42		–	–	7,102,229	–	7,102,287
Share-based compensation	–	–	–			–		–	–	177,489	–	177,489
Net loss	–	–	–			–		–	–	–	(4,950,290)	(4,950,290)
Balance, December 31, 2021	1,584,660	$16	4,228,149			$42		6,765,470	$68	$26,156,404	$(31,886,036)	(5,729,319)

See Accompanying Notes to Financial Statements.

F-5

Aclarion, Inc. (fka Nocimed, Inc.)

Statement of Cash Flows

For the Years Ended December 31, 2021 and 2020

	Year Ended December 31,
	2021	2020

Cash flows from operating activities
Net loss	$(4,950,290)	$(4,635,245)

Adjustments to reconcile net loss to net cash used in operation activities

Depreciation and amortization	189,373	196,282
Share based compensation	177,489	26,132
Warrants issues as non- cash finance charge	30,393	79,125
Gain on forgiveness of PPP loans	(373,511)	–
Changes in fair value of redeemable preferred stock	1,900,310	–
Future Equity Commitment/SAFE	–	2,000,000

Change in assets and liabilities
Accounts receivable	16,222	(7,807)
Prepaids and other current assets	(213,750)	16,005
Accounts payable	199,604	342,226
Accrued interest on promissory and convertible notes	114,404	138,203
Accrued and other liabilities	559,807	51,276

Net cash used in operations	(2,349,949)	(1,793,803)

Cash flow from investing activities
Increase in intangible assets	(152,005)	(174,285)
Purchase of property and equipment	–	(4,741)
Net cash used in investing activities	(152,005)	(179,026)

Cash flows from financing activities
Proceeds from issuance of PPP Loan	125,000	245,191
Proceeds from issuance of convertible notes	814,500	1,614,457
Proceeds from issuance of promissory notes	2,000,000	–
Net cash provided by financing activities	2,939,500	1,859,648
Net increase (decrease) in cash	437,546	(113,181)
Cash beginning of period	14,984	128,165
Cash end of period	$452,530	$14,984

Non- cash activities
SAFE issued	$–	$2,000,000
Promissory notes exchanged for convertible notes	$–	$515,553
Conversion of indebtedness to preferred equity commitment	$5,201,977	$–
Dividends accrued on preferred shares	$1,005,597	$951,676
Changes in fair value of redeemable preferred stock	$1,900,310	$–

See Accompanying Notes to Financial Statements.

F-6

Aclarion, Inc. (fka Nocimed, Inc.)

Notes to Financial Statements

Note 1. The Company and its Significant Accounting Policies

The Company

Nocimed, Inc. (the “Company” or “Nocimed”) was formed in February 2015. The Company is incorporated in Delaware and has its principal place of business in San Mateo, California. In December 2021, the Company changed its name to Aclarion, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Risks and Uncertainties

The Company is subject to risks and uncertainties as a result of the coronavirus disease (“COVID-19”) pandemic. The extent of the impact of the COVID-19 pandemic on the Company's business is highly uncertain and difficult to predict, as the effects of and response to the pandemic are rapidly evolving and new information is regularly coming to light. The Company's customers are diverting resources to treat COVID-19 patients and deferring non-urgent and elective procedures, both of which are likely to impact customers' ability to meet their other financial obligations, including to the Company. Some customers, which include hospitals, major academic medical centers, and other related entities, have incurred significant losses during the COVID-19 pandemic due to reduced patient volume. Furthermore, the Company is also anticipating a global economic slowdown due to disruptions caused by the COVID-19 pandemic, which may result in an incremental adverse impact on revenue, net income and cash flow and may require significant additional expenditures to mitigate such impacts. Policymakers around the globe have responded with fiscal policy actions to support the healthcare industry and economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation, amortization, and valuation of capital stock and warrants and options to purchase shares of the Company's preferred and common stock. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Valuation of Derivative Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging: Contracts on an Entity’s Own Equity, addresses whether an equity-linked contract qualifies as equity in the entity’s financial statements. Agreements where an entity has insufficient authorized and unissued shares to settle the contract generally are accounted for as a liability and marked to fair value through earnings each reporting period. The Company evaluates its financial instruments, to determine if such instruments are liabilities or contain features that qualify as embedded derivatives. For financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

F-7

Fair Value Measurements

The carrying values of the Company’s financial instruments including cash equivalents, restricted cash, accounts receivable and accounts payable, and notes payable are approximately equal to their respective fair values due to the relatively short-term nature of these instruments.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the Balance Sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents for all periods presented. The Company maintains cash deposits at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. At December 31, 2021 approximately $201 thousand of the Company’s cash balances were in excess of insured limits. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company maintains no international bank accounts. As of December 31, 2021, $20,000 of the Company’s cash was restricted as collateral related to the credit card program offered by our bank.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are mainly deposited with several major financial institutions. At times, deposits in these institutions exceed the amount of insurance provided on such deposits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant risk on these balances.

The Company had one customer that represented 49% and 64% of total net revenue for the years ended December 31, 2021, and 2020, respectively. The Company had one customer that accounted for 50% and 95% of accounts receivable net for the year ended December 31, 2021, and 2020, respectively.

The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. Accounts receivable are deemed past due in accordance with the contractual terms of the agreement. Accounts are charged against the allowance for doubtful accounts once collection efforts are unsuccessful. Historically, such losses have been within management’s expectations.

Revenue Recognition

Revenues are recognized when a contract with a customer exists, and at that point in time when we have delivered a Nociscan report to our customer. Revenue is recognized in the amount that reflects the negotiated consideration expected to be received in exchange for those reports. Following the delivery of the report, the company has no ongoing obligations or services to provide to the customer. Customers pay no other upfront, licensing, or other fees. To date, our reports are not reimbursable under any third-party payment arrangements, The Company invoices its customers based on the billing schedules in its sales arrangements. Payment terms range generally from 30 to 90 days, from the date of invoice.

Geographic Locations & Segments

Approximately 11% and 4% of the Company’s revenues were generated from contracts with customers outside the United States in the periods ended December 31, 2021, and 2020, respectively. All invoices are billed in the currency of the customers and are recorded in US Dollars at the then spot rate, which automatically is converted to dollars upon receipt and deposited in the Company’s bank. Differences between the amounts received and the amounts initially recorded are reflected in Other Income (Expense).

F-8

Segment Disclosure

The Company has a single operating and reporting segment, which is the delivery of Nociscan reports to our customers. The Company’s Chief Executive Officer reviews financial information for purposes of making operating decisions and assessing financial performance.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets. Furniture and fixtures are depreciated over seven years. Computer and office equipment and computer software are depreciated over five years. Repairs and maintenance costs, which are not considered improvements and do not extend the useful life of the property and equipment, are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible assets, property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable using pre-tax undiscounted cash flows. Impairment, if any, is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value.

Sales and Marketing Expenses

The Company expenses the costs of sales and marketing its products and services as incurred. The primary drivers of cost have been employee payroll, consultants, and travel expenses. Sales and marketing expenses were $330,814 and $336,369 for the years ended December 31, 2021, and 2020 respectively. These expenses are included in sales and marketing expense in the statements of operations.

Research and Development Costs

Costs related to research, design and development of products are charged to research and development expense as incurred. These costs include direct compensation, benefits, and other headcount related costs for research and development personnel; costs for materials used in research and development activities; costs for outside services and allocated portions of facilities and other corporate costs. The Company has entered into research and clinical study arrangements with selected hospitals, cancer treatment centers, academic institutions and research institutions worldwide. These agreements support the Company’s internal research and development capabilities.

F-9

Liquidity, Capital Resources and Going Concern

For the year ended December 31, 2021, the Company sustained a net loss of approximately $5.0 million and consumed approximately $2.3 million in cash flow from operations. Also, the Company had an accumulated deficit of approximately $31.9 million at December 31, 2021. Historically, the Company has satisfied its capital needs with the net proceeds from its sales of equity securities and the issuance of debt instruments. The Company expects to continue to generate net losses for the foreseeable future as it makes significant investments in developing and generating revenues from its services.

The accompanying financial statements are presented assuming that the Company will continue as a going concern. The Company is operating with the expectation that it will be able to secure necessary financing until it becomes profitable. The Company will continue to seek additional financing to cover expenses for the next 12 months. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Share-Based Compensation

The Company issues stock-based compensation awards to employees and directors in the form of stock options. The Company measures and recognizes compensation expense for all stock-based awards based on the awards’ fair value. Share-based compensation for stock options awards are measured on the date of grant using a Black-Scholes option pricing model.

Awards vest either on a graded schedule or at the grant date. The Company determines the fair value of each award as a single award and recognizes the expense on a straight-line basis over the service period of the award, which is generally the vesting period. The exercise price of stock options granted is equal to the fair market value of the Company’s common stock on the date of grant. Stock options expire ten years from the date of grant.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay the adoption of new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies.

Net Loss Per Share of Common Stock

Basic and diluted net loss per share is computed by dividing net loss attributable to stockholders by the weighted average number shares of common stock outstanding during the year. Potentially dilutive outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for loss periods presented because including them would have been antidilutive.

F-10

A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share attributable to stockholders follows:

	Year Ended December 31,
	2021	2020
Numerator:
Net loss used to compute basic and diluted loss per common share	$(4,950,290)	$(4,635,245)
Denominator:
Weighted average shares used to compute basic and dilutive loss per share	6,765,470	6,765,470

The potentially dilutive shares of the Company’s common stock resulting from the assumed exercise of outstanding stock options, warrants, and the conversion of preferred shares are excluded from the computation of diluted net loss per share when their effect would have been anti-dilutive. Net loss per share excluded 41,913,569 and 21,736,947 shares for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company is required to estimate its income taxes in each of the tax jurisdictions in which it operates prior to the completion and filing of tax returns for such periods. This process involves estimating actual current tax expense together with assessing temporary differences in the treatment of items for tax purposes versus financial accounting purposes that may create net deferred tax assets and liabilities. The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax bases of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses, research and development credit carryforwards and other deferred tax assets. The Company has not recorded an deferred tax asset because of the uncertainty that the Company will be able to utilize any future benefits (see Liquidity, Capital Resources and Going Concern in Note 1). Generally, the Company is not subject to income tax examinations for periods prior to 2018.

Note 2. Recent Accounting Pronouncements

Accounting Pronouncement Recently Adopted

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), which simplifies the accounting for convertible instruments. The guidance removes certain accounting models that separate the embedded conversion features from the host contract for convertible instruments. The guidance also modifies how certain convertible instruments, that may be settled in cash or shares, impact the calculation of diluted earnings per share. ASU 2020-06 allows for a modified or full retrospective method of transition. This update is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the potential impact that adoption of this new standard will have on its financial statements.

In February 2016, the FASB issued its new lease accounting guidance in ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Due to the COVID-19 pandemic, relief has been offered by the FASB and the effective date has been extended to fiscal years beginning after December 15, 2021. The Company is currently evaluating the potential impact that adoption of this new standard will have on its financial statements.

F-11

Note 3. Restatement of Previously Issued Financial Statements

Subsequent to the initial issuance of the Company's 2020 financial statements on October 22, 2021, management discovered that the costs associated with the issuance of the $2,000,000 SAFE issued as part of the amended marketing agreement with NuVasive, Inc. had been erroneously capitalized and amortized as deferred marketing in its financial statements. As a consequence, assets have been overstated and accumulated deficit, operating expenses and net loss have been understated. The errors have been corrected by restating each of the affected financial statement line items for the period. The following table summarizes the impacts on the Company's financial statements.

Balance sheet	Impact of correction of error
December 31, 2020	As previously reported	Adjustments	As restated

Deferred marketing, current	$521,739	$(521,739)	$–
Deferred marketing, non-current	1,043,480	(1,043,480)	–
Others	1,291,757	–	1,291,757
Total assets	2,856,976	(1,565,219)	1,291,757

Total current liabilities	8,375,359	–	8,375,359

Accumulated deficit	(24,364,930)	(1,565,219)	(25,930,149)
Others	18,846,547	–	18,846,547
Total deficiency in shareholders’ equity	$(5,518,383)	$–	$(7,083,602)

Statement of operations	Impact of correction of error
For the year ended December 31, 2020	As previously reported	Adjustments	As restated

Sales and marketing	$771,150	$(434,781)	$336,369
Other operating expenses	–	2,000,000	2,000,000
Others	2,141,089	–	2,141,089
Loss from operations	2,912,239	1,565,219	4,477,458
Net loss	(3,070,028)	(1,565,219)	(4,635,245)
Net loss allocable to common shareholders	(3,921,702)	(1,565,219)	(5,486,921)
Net loss per share	$(0.58)	$(0.23)	$(0.81)

Statement of cash flows	Impact of correction of error
For the year ended December 30, 2020	As previously reported	Adjustments	As restated

Cash flows from operating activites
Net loss	(3,070,028)	(1,565,217)	(4,635,245)
Adjustments to reconcile net loss to net cash used in operating activites
Issuance of SAFE	–	2,000,000	2,000,000
Amortization of marketing agreement	434,783	(434,783)	–
Others	839,807	1,635	841,442
Net cash used in operating activities	(1,795,438)	1,635	(1,793,803)

Cash flows from investing activities	(179,026)	–	(179,026)

Cash flows from financing activities	1,861,283	(1,635)	1,859,648

Net decrease in cash	(113,181)		(113,181)

F-12

Note 4. Revenue

Contract Balances

The timing of revenue recognition, billings, and cash collections may result in trade, unbilled receivables, and deferred revenues on the balance sheets. At times, revenue recognition may occur before the billing, resulting in an unbilled receivable, which would represent a contract asset. The contract asset would be a component of accounts receivable and other assets for the current and non-current portions, respectively. In the event the Company receives advances or deposits from customers before revenue is recognized, this would result in a contract liability.

Note 5. Supplemental Financial Information

Balance Sheets

Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31,
	2021	2020

Accounts receivable (1)	$6,280	$22,502
Unbilled fees and services	–	–
	6,280	22,502
Less: Allowance for doubtful accounts	–	–
Accounts receivable, net	$6,280	$22,502

(1) Accounts receivable denominated in foreign currencies represent less than 20% of accounts receivable in all periods.

Property and Equipment, net

Property and equipment consisted of the following:

	December 31,
	2021	2020

Furniture and fixtures	$7,700	$7,700
Computer and office equipment	45,187	45,187
Software	42,150	42,150
Other Equipment	18,190	18,190
	113,227	113,227
Less: Accumulated depreciation	(100,591)	(87,610)
Property and equipment, net	$12,636	$25,617

Depreciation and amortization expense related to property and equipment were $12,981 and $26,777 for the years ended December 31, 2021 and 2020, respectively.

F-13

Accounts payable and accruals

	December 31,
	2021	2020

Accounts payable	$1,059,546	$859,526
Credit cards payable	5,758	6,174
Accrued salaries and expenses	340,363	138,460
Accrued Interest	356,219	143,063
	$1,761,886	$1,147,223

Statements of Operations

Other expense, net consisted of the following:

	Year Ended December 31,
Income/(Expense)	2021	2020

Bank Interest	$(1,569)	$15
California Relief Program	5,000	–
Taxes	(800)	(800)
Exchange Gain (Loss)	(1,309)	(943)
Other	3,135	–
	$4,457	$(1,728)

Note 6. Leases

For the year ended December 31, 2021 and 2020, rent, common-area maintenance, and parking expense was $64,932 and $82,336, respectively. The Company entered into a subleasing agreement in 2021 and realized $48,400 of sublease income. Both the lease and sublease are netted within the General & Administrative line item in the Statements of Operations. Our current office lease expires on June 30, 2022. Remaining net future rental lease commitments are $30,582 for the year ending December 31, 2022.

F-14

Note 7. Intangible Assets

The Company’s intangible assets are as follows:

	December 31,
	2021	2020

Patents and Licenses	$1,938,858	$1,836,854
UC Royalty	150,000	100,000
Other	5,017	5,017
	2,093,875	1,941,871
Less: Accumulated Amortization	(949,250)	(772,860)
Property and equipment, net	$1,144,625	$1,169,011

Patents and licenses costs are accounted for as intangible assets and amortized over the life of the patent or license agreement (generally fifteen years) and charged to Research and Development. UC royalties are paid annually and amortized over twelve months to Cost of Revenue.

Amortization expense related to purchased intangible assets was $176,390 and $168,649 for the years ended December 31, 2021 and 2020, respectively.

Note 8. Short Term Notes and Convertible Debt

Short-Term Notes

During the year ended December 31, 2019, Investors purchased $515,553 of the Company’s short-term notes. These notes included interest at 10% per year and were scheduled to mature on April 30, 2020. In February 2020, the holders of these notes agreed to exchange their notes for an equal principal amount, plus accrued interest, for the Company’s Convertible Notes.

F-15

Convertible Notes:

During the year ended December 31, 2021 and 2020, accredited investors purchased $814,500 and $1,598,488 of our convertible notes, respectively. In addition, the holders of the Company’s Short-Term Notes exchanged their notes for this issuance of convertible notes. The convertible notes accrued interest at 10.0% per year and were originally scheduled to mature on December 31, 2020, which the holders agreed to extend until September 30, 2021. While the convertible notes contained a provision to automatically convert into shares of common stock at a discount to the price in the next Qualified Financing, the Qualified Financing did not occur prior to the June 30, 2021 maturity date of the convertible notes. In accordance with the terms of the convertible notes, the principal plus accrued, but unpaid, interest on the convertible notes (aggregating to $3,201,977) was required to be automatically converted into 4,228,149 Series B-3 Preferred Shares. The Company did not have the Series B-3 preferred shares authorized for issuance, and the Company established a liability to issue these shares. This liability was adjusted to fair value until the B-3 preferred shares were authorized and issued December 3, 2021 (See Note 10).

NuVasive, Inc. Convertible Note and SAFE Agreement:

In February 2020, NuVasive and the Company renegotiated and amended their prior marketing agreement. In consideration of changing the marketing agreement, NuVasive and the Company entered into a $2.0 million SAFE (Simple Agreement for Future Equity “SAFE”) agreement. The SAFE provided that NuVasive would receive $2 million of capital stock if the Company would raise a minimum of $10.0 million of new capital on or before December 31, 2020, which was later extended to June 30, 2021. If the $10.0 million was not raised, the Company would issue to NuVasive 1,584,660 Series B-2 preferred shares. The $10.0 million was not raised and the Company issued 1,584,660 Series B-2 preferred shares to NuVasive in December 2021.

The Company recorded the SAFE when issued at its fair value, which has been measured at $2 million, as NuVasive was to receive a variable number of shares with an aggregate value of $2 million.

The Company recorded the liability to issue the 1,584,660 Series B-2 preferred shares at its fair value of $2 million (a per-share value of $1.2621), based on third-party valuations at June 30, 2021, and marked the liability to fair value on September 30, 2021, and at the time the B-2 preferred shares were issued December 3, 2021.

In March 2020, the Company negotiated an additional investment agreement with NuVasive whereby NuVasive purchased $308,720 of Convertible Notes under the same terms as the existing holders of the Company's Convertible Notes.

In June 2021, NuVasive’s  convertible note principal plus accrued, but unpaid, interest was converted (in accordance with the terms of all of the convertible notes) into Series B-3 Preferred shares (see Convertible Notes above). The B-3 preferred shares were issued December 3, 2021.

Cares Act Paycheck Protection Program Loan-PPP Loan

In April 2020 and February 2021, the Company entered into two promissory notes evidencing an unsecured loan (the “Loan”) in the amounts of $245,191 and $125,000, respectively, made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act administered by the U.S. Small Business Administration.

The PPP promissory notes were to mature in March 2022 (2020 note) and January 2026 (2021 note) and bear interest at a rate of 1% per annum, payable monthly commencing in June 2019 and November 2020. The Loan could be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan could only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The Loans contained customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender, or breaching the terms of the Loan documents. The occurrence of an event of default would result in an increase in the interest rate to 18% per annum and provide the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Pursuant to the terms of the CARES Act and the PPP, the Company applied in February 2021 to the lender for forgiveness of the amount due on the Loan.  In May 2021, the Company was notified that 100% of the first loan of $245,191 and related interest of $2,622 had been forgiven, and in August 2021 the Company was notified that 100% of the second loan of $125,000 and related interest of $698 had been forgiven. The amounts eligible for forgiveness was based on the amount of Loan proceeds used by the Company for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP.

F-16

Promissory Notes Payable

In June 2021, the Company issued, $2.0 million of Promissory Notes that mature at the earlier of the consummation of a Qualified Financing or May 31, 2022. The Notes incorporated the following major attributes: secured by a lien and security interest on substantially all of the Company’s assets; interest accrues at 33%; holder option to convert the accrued interest  into the Company securities being offered in a Qualified Financing at 30% (i.e. 70% discount) of the price being paid by other investors in the Qualified Financing; and automatic conversion in the case of a Qualifying IPO of the accrued interest into the Company securities being offered in the Qualifying IPO at 30% (70% discount) of the price being paid by other investors in the Qualifying IPO. If the Notes remain outstanding after May 31, 2022, the Company has the option to extend the Notes upon the payment of an extension fee, which consists of 150,000 warrants with a five-year term, to purchase shares of the Company’s common stock at a price of $0.01 per share. The conversion right and related debt discount has not been recorded, as the amount of the discount is not yet measurable until the occurrence of a Qualified Financing or a Qualifying IPO.

Note 9. Commitments and Contingencies

Indemnities and Commitments

The Company enters into standard indemnification agreements with its landlords and their respective directors, officers’ agents, and employees in the ordinary course of business. Pursuant to these agreements, the Company will indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the landlords, in connection with any loss, accident, injury, or damage by any third-party with respect to the leased facilities. The term of these indemnification agreements is from the commencement of the lease agreements until termination of the lease agreements. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, historically the Company has not incurred claims or costs to defend lawsuits or settle claims related to these indemnification agreements. The Company has General Liability insurance and has not recorded any liability associated with its indemnification agreements as it is not aware of any pending or threatened actions that represent probable losses as of December 30, 2021.

Royalty Agreement

The Company has an exclusive license agreement with the Regents of theUniversity of California to make, use, sell and otherwise distribute products under certain of the Regents of the University of California’s’s patents anywhere in the world. The Company is obligated to pay a minimum annual royalty of $50,000, and an earned royalty of 4% of net sales. The minimum annual royalty will be applied against the earned royalty due for the calendar year in which the minimum payment was made. The license agreements expire upon expiration of the patents, and may be terminated earlier if the Company so elects. The U.S. licensed patents that are currently issued expire between 2026 and 2029, without considering any possible patent term adjustment or extensions and assuming payment of all appropriate maintenance, renewal, annuity, or other governmental fees. The Company recorded royalty costs of $50,000 for the years ended December 31, 2021 and 2020, respectively, which were recorded in Cost of Revenue.

Additionally, the Company is obligated to make a cash Milestone Payment to the Regents of the University of California in the event of either a Change of Control or an Initial Public Offering (IPO). This cash payment is calculated as follows; approximately 213,000 Company shares of common stock (subject to ratably adjustment for any stock split occurring prior to the IPO) times the IPO price. As neither a Change of Control nor an IPO had occurred as of December 31, 2021, the future payment obligation cannot be measured.

F-17

Litigation

To date, the Company has not been involved in legal proceedings arising in the ordinary course of its business. If any legal proceeding occurs, the Company would record a provision for a loss when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated, although litigation is inherently unpredictable and is subject to significant uncertainties, some of which are beyond the Company’s control. Should any of these estimates and assumptions change or prove to have been incorrect, the Company could incur significant charges related to legal matters that could have a material impact on its results of operations, financial position and cash flows.

Stock Option Grant to our Executive Chairman

In September 2021, the Board of Directions approved a stock option grant of 9,000,000 shares to Dr. Jeffrey Thramann, our Executive Chairman. These options are conditional, such that they vest only upon the occurrence of certain specified events, including an IPO, a next round financing, the merger of the Company with a SPAC, or the sale of the Company. The amount of stock options that will vest upon such specified events depends upon the terms and timing of the applicable event. In the case of an IPO, the number of shares that will vest is equal to 16.7% of the Company’s pre-IPO fully diluted shares (inclusion of the portion of Dr. Thramann’s option grant that will become vested). Any remaining portion of the option grant will be cancelled. The agreement with Dr. Thramann also contains provisions in the event of his voluntary resignation from the company, as well as other provisions if he is terminated by the company.

Note 10. Shareholders’ Equity

The ownership of the Company is represented by shares. The Company has authorized two classes of shares. These classes include shares of common stock and preferred stock (collectively, the "Shares"). There is one authorized series of shares of common stock and eight existing authorized series of Preferred stock: Series A-1, A-2, A-3, A-4, B, B-1, B-2, and B-3.

Preference Amounts	Issue Date	Total Face Value of Investment	Issue Purchase Price/Share

Series A-1 Preferred Stock	12/31/2014	$1,247,541	$0.70
Series A-1 has a 1x liquidation preference junior to B/B1 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

Series A-2 Preferred Stock	12/31/2014	$1,114,797	$0.77
Series A-2 has a 1x liquidation preference junior to B/B1 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

Series A-3 Preferred Stock	12/31/2014	$795,002	$0.85
Series A-3 has a 1x liquidation preference junior to B/B1 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

Series A-4 Preferred Stock	12/31/2014	$1,965,288	$0.94
Series A-4 has a 1x liquidation preference junior to B/B1 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

Series B Preferred Stock	12/5/2015	$5,013,579	$1.00
Series B has a 1x senior liquidation preference junior to B/B1 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

The dividend rate is 6.0% Dividends are cumulative. Accrued and unpaid dividends are payable in shares of common stock in certain events (including an IPO) at the then current fair market value of the common stock.

F-18

Preference Amounts	Issue Date	Total Face Value of Investment	Issue Purchase Price/Share

Series B-1 Preferred Stock	7/27/2017	$1,500,000	$1.26
	8/2/2018	$5,217,698	$1.26
	3/1/2019	$$2,463,328	$1.26

Series B-1 has a 1x senior liquidation preference junior to B2/B3 plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

The dividend rate is 6.0%. Dividends are cumulative. Accrued and unpaid dividends are payable in shares of common stock in certain events (including an IPO) at the then current fair market value of the common stock.

Series B-2 Preferred Stock	12/3/2021	$1,774,819	$1.12

Series B-2 has a 1x senior liquidation preference plus participation on an as-converted to common basis, which participation is capped at 3x, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

The dividend rate is 6.0%. Dividends are cumulative. Accrued and unpaid dividends are payable in shares of common stock in certain events (including an IPO) at the then current fair market value of the common stock. Redemption is available by a majority vote of holders commencing after fifth anniversary from issuance, payable in three annual installments.

Series B-3 Preferred Stock	12/3/2021	$5,327,468	$1.26

Series B-3 has a 2x senior liquidation preference, conversion into common stock at a ratio of 1:1, limited anti-dilution protection, and voting rights on an as-converted to common basis.

The dividend rate is 6.0%. Dividends are cumulative. Accrued and unpaid dividends are payable in shares of common stock in certain events (including an IPO) at the then current fair market value of the common stock. Redemption is available by a majority vote of holders commencing after fifth anniversary from issuance, payable in three annual installments.

During the years ended December 31, 2021 and 2020, respectively, the Company granted 129,125 and 439,583 warrants to certain investors who participated over an agreed investment minimum amount in the purchase of our convertible notes. The value of the warrants was recorded as a debt discount and expensed based on the fair value. The Company recorded interest expense in the amount of $30,393 and $79,123 for the periods ended December 31, 2021 and 2020, respectively.

F-19

Note 11. Stock Option Plan

The purpose of the Nocimed, Inc. 2015 Stock Plan (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant of an Option. Restricted Stock may also be granted under the Plan. The options vest in accordance with the grant terms and are exercisable for a period of up to 10 years from grant date.

At December 31, 2021, the Company had approximately 1.4 million shares of common stock reserved for issuance under the Plan.

The fair value of the options granted for the years ended December 2021 and 2020 were estimated at the date of grant using the Black-Scholes option pricing formula with the following assumptions:

Risk-free interest rate	1.99%
Dividend yield	0.00%
Expected term	6-8 years
Expected volatility	25.00%

Determining Fair Value of Stock Options

The fair value of each grant of stock options was determined by the Company using the methods and assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

Valuation and Amortization Method—The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model. This fair value is then amortized over the requisite service periods of the awards.

Expected Term—The Company estimates the expected term of stock option by taking the average of the vesting term and the contractual term of the option, as illustrated by the simplified method.

Expected Volatility—The expected volatility is derived from the Company’s expectations of future market volatility over the expected term of the options.

Risk-Free Interest Rate—The risk-free interest rate is based on the U.S. Treasury yield curve on the date of grant.

Dividend Yield—The dividend yield assumption is based on the Company’s history and expectation of no dividend payouts.

F-20

A summary of option activity under the Company’s incentive plan during the fiscal years 2021 and 2020 is presented below:

	Options Outstanding		Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value of Unexercised Options
Balance at December 31, 2019	2,896,843		$0.17	5

Options granted	–
Options exercised	–
Options forfeited/expired	(281,674)
Balance at December 31, 2020	2,615,169		$0.17	8

Options granted	14,234,688	(1)	$0.26
Options exercised	–		–
Balance at December 31, 2021	16,849,857		$0.21	6

Exercisable at December 31, 2020	2,248,319		$0.17		$179,866
Exercisable at December 31, 2021	4,426,211		$0.21		$199,105

(1)	Includes a stock option grant of 9,000,000 shares to Dr. Jeffrey Thramann, our Executive Chairman. These options are conditional, such that they vest only upon the occurrence of certain specified events, including an IPO, a next round financing, the merger of the Company with a SPAC, or the sale of the Company. The amount of stock options that will vest upon such specified events depends upon the terms and timing of the applicable event. In the case of an IPO, the number of shares that will vest is equal to 16.7% of the Company’s pre-IPO fully diluted shares (inclusion of the portion of Dr. Thramann’s option grant that will become vested). Any remaining portion of the option grant will be cancelled. (See Note 8)

The aggregate intrinsic value in the table above of the unexercised options reflects the total pre-tax intrinsic value (the difference between the fair value of the Company’s common stock on December 31, 2021 of $0.26 and the exercise price of the options that would have been received by option holders if all options exercisable had been exercised. The total intrinsic value of options exercised in the years ended December 31, 2021, and 2020, was approximately $0. The unrecognized option expense was $929,493 and $25,077 as of December 31, 2021 and 2020, respectively.

During the years ended December 31, 2021 and 2020, the Company recognized $177,488 and $26,132, respectively, of share-based compensation expense for all stock options granted.

Note 12. Subsequent Events

In January 2022, the Company’s stockholders approved, (i) the 2022 Aclarion Equity Incentive Plan, (ii) the reverse stock split, (iii) our amended and restated certificate of incorporation, and (iv) our amended and restated bylaws. These actions were previously approved by the Company’s board of directors and will become effective immediately prior to the completion of the initial public offering.

The financial statements do not give retro-active effect to a 1-for-7.47 reverse stock split of our shares of common stock immediately prior to the effectiveness of this offering, which split ratio is based upon the offering price of the Units offered hereby of $5.50, the mid-range between $4.50 and $6.50 per Unit, and which price and ratio is subject to change.

F-21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee	$4,845
Financial Industry Regulatory Authority filing fee	2,733
Exchange listing fee	75,000
Legal fees and expenses	200,000
Accountants’ fees and expenses	100,000
Printing expenses	10,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous	27,422
Total	$425,000

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

II-1

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, Aclarion, Inc. issued the following securities that were not registered under the Securities Act (since January 1, 2019):

During 2018 and early 2019, the Company began a financing consisting of Preferred B-1 shares, which accrues 6% interest and converts at the effective date of this registration statement into shares of common stock. A total of $5,217,698 was raised in 2018 and $2,463,328 was raised in 2019.

In February 2020, the Company issued to Nuvasive a $2 million “SAFE” (Simple Agreement for Future Equity). In December 2021, the SAFE was converted into shares of Series B-2 Preferred Stock.

In February 2020 and continuing through June 2021, the Company initiated a financing in the form of 6% Convertible Promissory Notes due June 30, 2021. This financing raised $2,130,010 during 2020 and $814,000 during the first six months of 2021. In December 2021, all notes were converted into shares of Series B-3 Preferred Stock.

In connection with the above-referenced note financing, the Company also issued certain common stock warrants. The Company expects such warrants to be exercised immediately prior to this offering, resulting in the issuance of 76,156 shares (post-reverse stock split) of common stock.

In February 2021, and April 2020, the Company entered into two promissory notes (the “PPP Notes”) evidencing an unsecured loan (the “Loan”) in the amounts of $125,000 and $245,191 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the CARES Act and is administered by the U.S. Small Business Administration.

The PPP Notes were to mature in February 2026 and April 2027 and bear interest at a rate of 1% per annum, payable monthly commencing in June 2019 and November 2020. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations.

The PPP Notes contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 18% per annum and provides the lender with customary remedies, including the right to require immediate payment of all amounts owed under the promissory note.

Pursuant to the terms of the CARES Act and the PPP, the Company applied in February 2021 to the lender for forgiveness for the amount due on the first Loan.  In May 2021, the Company was notified that 100% of the first loan of $245,191 had been forgiven, and in August 2021 the Company was notified that 100% of the second loan of $125,000 had been forgiven. The amounts eligible for forgiveness was based on the amount of Loan proceeds used by the Company for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP.

In June 2021, the Company issued, $2.0 million of Promissory Notes that mature at the earlier of the consummation of a Qualified Financing or May 31, 2022. The notes incorporated the following major attributes; interest on the Notes accrues at 33%, and the accrued interest would automatically convert into the securities offered in a Qualified Financing, at a per security price equal to the offering price of the Qualified Financing multiplied by 0.30 (70% discount). If the notes remain outstanding after May 31, 2022, the Company has the option to extend the notes upon the payment of an extension fee, which consists of 150,000 warrants, with a five-year term, to purchase shares of common stock at $0.01 per share. The conversion right and related debt discount has not been recorded, as the amount of the discount is not measurable until the occurrence of a Qualified Financing.

From January 1, 2019 through the date of this registration statement, we granted to our consultants, employees, officers and directors options to purchase an aggregate of 16,073,154 shares (pre-reverse stock split) of Common Stock at per share exercise prices ranging from $0.18 to $0.26 (pre-reverse stock split) under our 2015 Stock Plan. Included in those totals were grants made during 2021 of options to purchase an aggregate of 14,234,688 shares (pre-reverse stock split) of Common Stock at a per share exercise price of $0.26 (pre-reverse stock split).

From January 1, 2019 through the date of this registration statement, we issued an aggregate of 10,000 shares of Common Stock pursuant to the exercise of options by our consultants, employees, officers and directors.

These sales and issuances were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D or Rule 701 promulgated thereunder, and did not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated under the Securities Act. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

II-2

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit number	Description

1.1	Form of Underwriting Agreement (3)
2.1	Reserved
3.1	Certificate of Formation dated January 18, 2008 (1)
3.2	Certificate of Conversion and Incorporation dated February 18, 2015 (1)
3.3	Amended and Restated Certificate of Incorporation dated July 27, 2017 (2)
3.4	Certificate of Amended and Restated Certificate of Incorporation dated April 2, 2018 (2)
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 20, 2018 (1)
3.6	Certificate of Amended and Restated Certificate of Incorporation dated February 27, 2019 (2)
3.7	Amended and Restated Certificate of Incorporation filed on December 3, 2021 (1)
3.8	Form of Certificate of Amendment to Certificate of Incorporation to be filed immediately prior to the Effective Date of this Offering (1)
3.9	Form of Amended and Restated Bylaws to be filed immediately prior to the Effective Date of this Offering (1)
4.1	Form of Warrant (2)
4.2	Form of Common Stock Certificate
4.3	Representative Common Stock Purchase Warrant (2)
5.1	Opinion of Bingham and Associates Law Group APC*
10.1	Employment Agreement of Jeff Thramann (3)
10.2	Employment Agreement of Brent Ness (3)
10.3	Employment Agreement of John Lorbiecki (3)
10.4	Form of 2022 Equity Incentive Plan to be filed immediately prior to the Effective Date of this Offering (1)
10.5	Senior Secured Bridge Note (2)
10.6	License Agreement with UCSF the Regents of the University of California (1)
10.7	Amendment to UC License Agreement (2)
10.8	NuVasive Amended & Restated Commission Agreement dated February 28, 2020 (3)
10.9	Amended & Restated Investor Rights Agreement dated July 27, 2017 (3)
10.10	First Amendment to Amended & Restated Investor Rights Agreement dated February 20, 2020 (3)
10.11	NuVasive SAFE (Simple Agreement for Future Equity) Agreement dated February 28, 2020 (3)
10.12	Right of First Offer Agreement (3)
10.13	First Amendment to Right of First Offer Agreement (3)
10.14	Second Amendment to Right of First Offer Agreement (3)

II-3

10.15	Intentionally Omitted
10.16	Convertible Note and Warrant Purchase Agreement (3)
10.17	Siemens Strategic Collaboration Agreement (1)
10.18	Form of Bridge Note (4)
10.19	Form of Warrant Agent Agreement (2)
10.20	2022 Equity Incentive Plan—Form of Option Grant Notice & Stock Option Agreement to become effective immediately prior to the Effective Date of this Offering (1)
10.21	2022 Equity Incentive Plan—Form of Restrictive Stock Unit Grant Notice and RSU Agreement to become effective immediately prior to the Effective Date of this Offering (1)
10.22	Form of Warrant (2)
16.1	Letter from Daszcal Bolton consenting to being named as experts
23.1	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm *
23.2	Consent of Bingham and Associates Law Group APC (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page)
99.1	Consent of Amanda Sequira (2)
99.2	Consent of Stephen Deitsch (2)
99.3	Consent of Scott Briedbart (2)
107	Filing Fee Table *

_____________________

*	Filed herewith
(1)	Incorporated by reference, filed with Form S-1 filed on January 6, 2022
(2)	Incorporated by reference, filed with Form S-1/A, Amendment No. 1, filed on March 4, 2022
(3)	Incorporated by reference, filed with Form S-1/A, Amendment No. 2 filed on March 23, 2022
(4)	Incorporated by reference, filed with Form S-1/A, Amendment No. 3 filed on April 1, 2022

(b) Financial Statement Schedules. None.

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Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, in the State of Colorado, on this 20th day of April, 2022.

ACLARION, INC.

By:	/s/ Brent Ness
Brent Ness, CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Thramann and Brent Ness his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	April 20, 2022
Brent Ness	(Principal Executive Officer)
President and Director

/s/ John Lorbiecki	Chief Financial Officer	April 20, 2022
John Lorbiecki	(Principal Financial and Accounting Officer)

/s/ Jeffery Thramann	Chairman of the Board of Directors	April 20, 2022
Jeffrey Thramann

/s/David Neal	Director	April 20, 2022
David Neal

/s/Robert K. Eastlack	Director	April 20, 2022
Robert K. Eastlack

/s/Jeffrey Lotz	Director	April 20, 2022
Jeffrey Lotz

/s/Lawrence Tanebaum	Director	April 20, 2022
Lawrence Tanenbaum

/s/William Wesemann	Director	April 20, 2022
William Wesemann

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